UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

USG CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

USG Corporation 550 West Adams Street Chicago, Illinois 60661 Founded in 1902

March 31, 2016

Dear Fellow Stockholder:

It is a pleasure to invite you to the 2016 USG Corporation annual meeting of stockholders. The meeting will be held at 9:00 a.m., Chicago time, on Wednesday, May 11, 2016 at our corporate headquarters located at 550 West Adams Street, Chicago, Illinois 60661-3676. The attached Notice of Annual Meeting of Stockholders and Proxy Statement discuss the items scheduled for a vote by stockholders at the meeting.

Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders over the Internet. As a result, most of our stockholders will receive in the mail a notice regarding availability of the proxy materials for the annual meeting on the Internet instead of paper copies of those materials. The notice regarding availability of proxy materials contains instructions on how to access the proxy materials over the Internet. The notice also contains instructions on how stockholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites stockholders’ receipt of proxy materials, lowers the cost of our annual meeting and helps to conserve natural resources.

It is important that your shares be represented at the annual meeting, whether or not you plan to attend the meeting. Please vote your shares over the Internet or by telephone. If you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy or voting instruction form you received. Brokers may not vote your shares on the election of directors, the approval of the USG Corporation 2016 Long-Term Incentive Plan, the approval of the amendments to our Restated Certificate of Incorporation or the ratification, by advisory vote, of an amendment to our Rights Agreement, in the absence of specific voting instructions from you.

Please vote your shares as soon as possible. This is your annual meeting, and your participation is important.

Sincerely,

James S. Metcalf

Chairman of the Board, President

and Chief Executive Officer

550 West Adams Street

Chicago, Illinois 60661-3676

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

The 2016 USG Corporation annual meeting of stockholders will be held at our corporate headquarters located at 550 West Adams Street, Chicago, Illinois 60661-3676 on Wednesday, May 11, 2016 at 9:00 a.m., Chicago time, for the following purposes:

1.	to elect three directors for a three-year term;

2.	to approve the USG Corporation 2016 Long-Term Incentive Plan;

3.	to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2016;

4.

to approve an amendment to our Restated Certificate of Incorporation, or the Committee Amendment, to remove the requirement that we maintain a Finance Committee, in order to make our governance structure more efficient;

5.

to approve an amendment to our Restated Certificate of Incorporation, or the Extended Protective Amendment, to continue to restrict certain transfers of our common stock until May 31, 2019, in order to protect the tax benefits of our net operating loss carryforwards;

6.

to ratify, by advisory vote, an amendment to our Rights Agreement, or the Rights Agreement Amendment, to continue to restrict certain transfers of our common stock until May 31, 2019, in order to protect the tax benefits of our net operating loss carryforwards; and

7.	to transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Pursuant to our By-laws, any matter to be presented for consideration at the meeting must have satisfied the procedural and legal requirements referred to in the accompanying proxy statement.

Only stockholders of record at the close of business on March 14, 2016 will be entitled to vote at the annual meeting.

An admission ticket (or other proof of stock ownership) and a form of photo identification will be required for admission to the annual meeting. If your shares are registered in your name and you received your proxy materials by mail, please mark the space on your proxy form if you plan to attend the annual meeting. An admission ticket is attached to your proxy form. If your shares are registered in your name and you received or accessed your proxy materials electronically over the Internet, click the appropriate box on the electronic proxy form or follow the telephone instructions when prompted and an admission ticket will be held for you at the registration desk at the annual meeting. If you hold shares through a broker, bank or other nominee, you will be required to present a statement from that institution reflecting your ownership of shares of our stock as of the record date, the notice regarding the availability of proxy materials you received or the non-voting portion of the voting instruction form you received.

By order of the Board of Directors,

MICHELLE M. WARNER

Senior Vice President, General Counsel

and Corporate Secretary

March 31, 2016

YOUR VOTE IS IMPORTANT

Brokers may not vote your shares on the election of directors, approval of the USG Corporation 2016 Long-Term Incentive Plan, approval of the Committee Amendment or the Extended Protective Amendment or the ratification, by advisory vote, of the Rights Agreement Amendment in the absence of specific voting instructions from you. Please vote your shares promptly by using the Internet or the telephone. If you received a paper copy of a proxy or voting instruction form for the annual meeting by mail, you may submit that form by completing, signing, dating and returning it in the pre-addressed envelope provided.

SUMMARY OF 2016 PROXY STATEMENT

Annual Meeting Information

Time and Date	9:00 a.m., Chicago time, on Wednesday, May 11, 2016

Location	USG Corporation Headquarters 550 West Adams Street Chicago, Illinois 60661-3676

Record Date	March 14, 2016

Voting	Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each matter presented at the annual meeting.

Attendance

An admission ticket (or other proof of stock ownership) and a form of photo identification will be required for admission to the annual meeting. If you hold shares through a broker, bank or other nominee, you will be required to present a statement from that institution reflecting your ownership of shares of our stock as of the record date, the notice regarding the availability of proxy materials you received or the non-voting portion of the voting instruction form you received.

Agenda and Voting Recommendations

Proposal	Board Recommendation	Page
Election of Three Directors	FOR each nominee	17
Approval of the USG Corporation 2016 Long-Term Incentive Plan	FOR	79
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2016	FOR	99
Approval of the Committee Amendment of our Restated Certificate of Incorporation	FOR	101
Approval of the Extended Protective Amendment of our Restated Certificate of Incorporation	FOR	105
Ratification, by advisory vote, of the Rights Agreement Amendment	FOR	111

USG Corporation   2016 Proxy Statement    1

Business Highlights

Our strategy, called the Plan to Win, has three pillars: Strengthening Our Core Businesses, Diversifying Our Earnings, and Differentiating Our Products and Services Through Innovation. In 2015, we continued to make progress on all three strategic priorities of our Plan to Win. The annual highlights include:

Strengthening Our Core Businesses	Total operating profit of $381 million, more than double 2014
Expanded operating margins in all of our core businesses
Strong cost performance with SG&A below 2014 and 2013 levels
L&W same store sales were up 6% and operating profit was up 69% year-on-year

Diversifying Our Earnings

We completed our first full calendar year with USG Boral Building Products, or UBBP, our 50/50 strategic joint ventures with Boral Limited, which generated $48 million in equity method income for us in 2015

Differentiating Our Products and Services Through Innovation	Introduction of over 25 new products, including four high-performance ceilings products and our structural panel line, which is seeing record sales and profits

Our improved operational results in 2015 reflect management’s continued focus on growing our businesses, increasing operating margins and controlling costs. The cost reductions we have implemented over the last several years contributed to our improved operating results. We also continue to focus on operational excellence with near-record performance in safety, quality, customer satisfaction and operating efficiency.

2    USG Corporation   2016 Proxy Statement

Executive Compensation Highlights

Our executive compensation program is designed to attract, motivate, engage and retain talented executives and align their interests with those of stockholders. We use a combination of base salary, annual and long-term incentive awards, retirement and other benefits and limited perquisites to link executive pay with our financial and operating objectives. Our compensation program for executive officers, including our named executive officers, drives the achievement of our Plan to Win. The program places the greatest emphasis on performance-based incentives. Nearly 86% of our Chairman, President and CEO’s target total 2015 pay mix, and more than 72% of the average target total 2015 pay mix of our other named executive officers, excluding any one-time special grants, was at risk, and more than half is in stock-based compensation to create alignment with stockholders.

Chairman, President & CEO 2015 Target Pay Mix

Other NEO Average 2015 Target Pay Mix (1)

(1)	Excluding any one-time special grants.

USG Corporation   2016 Proxy Statement    3

Governance Highlights

The Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust.

Independence	Eight of our nine directors are independent
Our CEO is the only management director
All of our Board committees are comprised of only independent directors
Lead Director	An independent Lead Director is designated annually
The Lead Director serves as a liaison between our CEO and the independent directors
Executive Sessions	The independent directors regularly meet in executive sessions
The Lead Director generally presides at executive sessions of the independent directors
Board Oversight of Risk Management	Our Audit Committee annually reviews our guidelines and policies that govern the process by which we assess and manage our exposure to risk
Our Compensation and Organization Committee reviews the annual compensation risk assessment and retains an independent compensation consultant
We have recoupment or “clawback” provisions to recover certain executive pay
We have a prohibition on hedging and speculative transactions involving our securities
Stock Ownership Requirements

Our non-employee directors must hold at least three times the sum of the annual cash retainer and annual equity grant, or 15,000 shares and deferred stock units, whichever is less, within five years of joining the Board

Our CEO must hold our common stock equal to the lesser of 100,000 shares or five times his base salary within five years of attaining the position
Our other executive officers are also subject to minimum stock ownership guidelines

4    USG Corporation   2016 Proxy Statement

USG Corporation

550 West Adams Street

Chicago, Illinois 60661-3676

PROXY STATEMENT

The accompanying proxy is solicited on behalf of our Board of Directors, or the Board, for use at our annual meeting of stockholders to be held on Wednesday, May 11, 2016 in accordance with the accompanying notice. This proxy statement and the accompanying proxy were first made available to our stockholders on or about March 31, 2016.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

General

What is a proxy statement?

A proxy statement provides you with information related to the matters upon which you are asked to vote as a stockholder to assist you in voting your shares. We are required to make this proxy statement available to you under rules of the Securities and Exchange Commission in connection with our solicitation of your proxy.

Why did I receive a notice in the mail regarding the Internet availability of the proxy statement and related proxy materials instead of a paper copy of the proxy materials?

Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders over the Internet. As a result, most of our stockholders are receiving in the mail a notice regarding the availability of proxy materials on the Internet instead of paper copies of the notice of annual meeting and proxy statement, our 2015 annual report on Form 10-K and a letter from our Chairman, President and Chief Executive Officer. All stockholders receiving the notice will be able to access the notice of annual meeting, proxy statement, annual report and letter over the Internet and to request paper copies of those documents by mail. Instructions on how to access those documents over the Internet or to request paper copies of them may be found in the notice. In addition, the notice contains instructions on how you may request to receive proxy materials in printed form by mail or through e-mail access on an ongoing basis.

Why did I not receive a notice in the mail about the Internet availability of the proxy statement and related proxy materials?

Stockholders who have previously requested to receive proxy materials in paper form or through e-mail access are being provided copies of the proxy materials in the format previously requested instead of receiving the notice regarding Internet availability of the proxy materials. In addition, stockholders who hold USG Corporation, or USG, shares in their USG Corporation Investment Plan, or the Investment Plan, may receive materials by either e-mail or in paper.

USG Corporation   2016 Proxy Statement    5

How may I obtain a paper copy of the proxy statement and proxy materials?

Stockholders receiving a notice regarding the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials in the notice. Stockholders receiving e-mail notification of the availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials in that e-mail. Stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

Who is entitled to vote at the annual meeting?

All record holders of our common stock at the close of business on our record date of March 14, 2016 are entitled to vote their shares at the annual meeting. On that date, there were 145,846,581 shares of our common stock issued and outstanding and entitled to vote. Each share is entitled to one vote on each matter presented at the annual meeting. The shares of common stock are our only securities entitled to vote at the annual meeting.

How do I vote?

We have both “stockholders of record,” or “registered stockholders,” and “street name” stockholders. If your shares are registered in your name with Computershare Trust Company N.A., our transfer agent, you are a “stockholder of record” or “registered stockholder.” You are a “stockholder of record,” for example, if you hold a certificate for your shares. If your shares are held in the name of a broker, bank or other nominee, you are a “street name” holder.

Whether you hold shares directly as a “stockholder of record” or as a “street name” holder, you may direct how your shares are voted by proxy without attending the annual meeting. There are three ways to vote by proxy:

•

By Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the notice regarding Internet availability of proxy materials or the proxy or voting instruction form you received;

•

By telephone — You can vote by telephone by calling 1-800-690-6903 and following the instructions on the notice regarding Internet availability of proxy materials or the proxy or voting instruction form you received; or

•	By mail — If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy or voting instruction form.

If you are a “street name” holder and you wish to vote your shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the right to vote your shares at the meeting.

Fidelity Management Trust Company, as trustee of the Investment Plan, or the Trustee, held 369,453 shares of our common stock on the record date. Only the Trustee, as of the record date, can vote the shares held by the Investment Plan. However, the Investment Plan provides that Investment Plan participants are entitled to instruct the Trustee how the shares allocated to their accounts under the Investment Plan are to be voted. The Investment Plan also provides that unallocated shares and shares for which no instructions are received by the Trustee will be voted by the Trustee in the same proportion as those shares for which instructions are received, unless otherwise required by law. Thus, Investment Plan participants will be exercising power and control as a named fiduciary of the Investment Plan not only over the shares allocated to their own accounts, but also over a

6    USG Corporation   2016 Proxy Statement

portion of the undirected shares. By submitting voting instructions over the Internet, by telephone or by signing and returning the proxy voting form accompanying this proxy statement, an Investment Plan participant will be directing the Trustee to vote the shares allocated to his or her account under the Investment Plan, in person or by proxy, as instructed, at the annual meeting of stockholders. Investment Plan participants may revoke previously submitted voting instructions by phone, Internet or filing with Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717, the Investment Plan proxy tabulator, either a written notice of revocation or a properly completed and signed proxy form bearing a later date.

If you own shares through the Investment Plan and you are also a “stockholder of record,” your proxy form will allow you to designate the manner in which you want both the shares registered in your name and the shares in the Investment Plan voted at the annual meeting. If you hold shares through the Investment Plan, but you do not own any shares of our common stock as a “stockholder of record,” you will be able to designate the manner in which you want those shares voted at the annual meeting by voting as described above.

Unless you hold your shares through the Investment Plan, you may vote via the Internet or by phone until 11:59 p.m. Eastern Time, on May 10, 2016, or the company’s agent must receive your paper proxy card on or before May 10, 2016. If you hold any of your shares through the Investment Plan, you may vote via the Internet or by phone until 11:59 p.m., Eastern Time, on May 8, 2016, or the company’s agent must receive your paper proxy card on or before May 8, 2016.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. We are asking you to give your proxy to our Chairman and our Corporate Secretary. In this way, you ensure that your vote will be counted even if you are unable to attend the annual meeting.

If you sign and submit your proxy or voting instruction form without giving specific instructions on how to vote your shares, in accordance with the recommendation of the Board, either our Chairman or our Corporate Secretary will vote your shares in the following manner:

•	FOR the election of the Board’s nominees for director;

•	FOR the approval of the USG Corporation 2016 Long-Term Incentive Plan;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2016;

•	FOR the approval of the amendment, or the Committee Amendment, of our
Restated Certificate of Incorporation, or the Certificate, to remove the requirement that we maintain a Finance Committee, in order to make our governance structure more efficient;

•

FOR the approval of the amendment, or the Extended Protective Amendment, of our Certificate to continue to restrict certain transfers of our common stock until May 31, 2019, in order to protect the tax benefits of our net operating loss carryforwards, or NOLs, within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, or the Code; and

•

FOR the ratification, by advisory vote, of the amendment, or the Rights Agreement Amendment, of the Rights Agreement, dated as of December 21, 2006, as amended, with Computershare Investor Services, LLC, as Rights Agent, or the Rights Agreement, to continue to restrict certain transfers of our common stock until May 31, 2019, in order to protect the tax benefits of our NOLs.

USG Corporation   2016 Proxy Statement    7

What happens if other matters are presented at the annual meeting?

If other matters are properly presented at the annual meeting, either our Chairman or our Corporate Secretary will have discretion to vote your shares for you on those matters in accordance with its best judgment if you have granted a proxy. However, we have not received timely notice from any stockholder of any other matter to be presented at the annual meeting.

What are my choices when voting?

You may cast your vote in favor of electing one or more of the nominees for director or to withhold authority to vote for one or more of the nominees. You may cast your vote for or against, or you may abstain from voting your shares on, each other proposal.

What if I submit a proxy and later change my mind?

If you have given your proxy and wish to revoke it and change your vote, you may do so by (i) giving written notice to our Corporate Secretary, (ii) voting in person at the annual meeting, (iii) granting a subsequent proxy over the Internet or by telephone or (iv) if you received your proxy materials by mail, submitting another signed proxy form with a date later than your previously delivered proxy.

What vote is required to approve each matter?

Assuming a quorum is present at the annual meeting, each of the matters specified in the notice of the annual meeting, other than approval of the Committee Amendment and the Extended Protective Amendment, requires the affirmative vote of a majority of the shares actually voted at the meeting in person or by proxy. The affirmative vote of 80% of the outstanding shares of our common stock is required for the approval of the Committee Amendment to remove the requirement that we maintain a Finance Committee. The affirmative vote of a majority of the outstanding shares of our common stock is required for the approval of the Extended Protective Amendment to continue to restrict certain transfers of our common stock in order to protect the tax benefits of our NOLs.

The ratification, on an advisory basis, of the Rights Agreement Amendment to continue to restrict certain transfers of our common stock in order to protect the tax benefits of our NOLs is non-binding. However, our Board will review the results of such vote and will take them into account in determining whether the Rights Agreement Amendment should continue or be rescinded.

What constitutes a quorum?

A quorum is present if a majority of the outstanding shares of our common stock is present or represented by proxy at the annual meeting. A quorum is required to conduct the annual meeting.

8    USG Corporation   2016 Proxy Statement

How are “broker non-votes” and abstentions treated?

“Broker non-votes” occur when nominees, such as brokers and banks, holding shares on behalf of “street name” owners do not receive voting instructions from those owners regarding a matter and do not have discretionary authority to vote on the matter under the rules of the New York Stock Exchange, or the NYSE. Those rules allow nominees to vote in their discretion on “routine” matters, such as the ratification of the appointment of our independent registered public accountants, even if they do not receive voting instructions from the “street name holder.” On non-routine matters, such as the election of directors, the approval of the USG Corporation 2016 Long-Term Incentive Plan, the approval of the Committee Amendment, the approval of the Extended Protective Amendment and the advisory vote on the ratification of the Rights Agreement Amendment, nominees cannot vote unless they receive instructions from the “street name” owner. The failure to receive such instructions as to a non-routine matter results in a broker non-vote. Broker non-votes are counted for purposes of determining whether a quorum is present at the annual meeting, but because they are not votes they will not affect the outcome of the vote on any matter presented at the annual meeting other than the approval of the Committee Amendment and the Extended Protective Amendment. Broker non-votes will have the same effect as a vote against the approval of the Committee Amendment and the Extended Protective Amendment.

Abstentions are counted for purposes of determining whether a quorum is present, but they are not treated as votes cast, except with respect to approval of the USG Corporation 2016 Long-Term Incentive Plan, the Committee Amendment and the Extended Protective Amendment. Accordingly, abstentions will have the same effect as a vote against the USG Corporation 2016 Long-Term Incentive Plan, the Committee Amendment and the Extended Protective Amendment, but will have no effect on the other matters presented at the annual meeting.

What if I receive more than one notice or e-mail regarding the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

Receiving more than one notice, e-mail or paper copy means your shares are registered in two or more accounts. To vote all of your shares by proxy, please complete, sign, date and return each proxy and voting instruction form that you receive, or vote the shares in each account to which those forms relate by Internet or telephone, and vote by Internet or telephone the shares in each account for which you receive a notice or e-mail regarding Internet availability of the proxy materials and do not request and receive a proxy or voting instruction form.

What is “Householding”?

Unless you advised otherwise, if you hold your shares in street name and other residents at your mailing address share the same last name and also own shares of USG common stock in an account at the same broker, bank or other nominee, your nominee delivered a single notice or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Stockholders who participate in householding continue to receive separate voting instruction cards and control numbers for voting electronically.

A stockholder who wishes to receive a separate copy of the notice or proxy materials, now or in the future, should submit this request by writing Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, 11717, or calling 1-866-540-7095. Beneficial owners sharing an

USG Corporation   2016 Proxy Statement    9

address who are receiving multiple copies of the proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request.

If you are a registered stockholder or hold shares in the Investment Plan, we sent you and each registered Investment Plan holder at your address separate notices or sets of proxy materials.

Who will count the vote?

A representative or representatives of Broadridge Financial Solutions, Inc. will count the votes and serve as Inspector of Election.

The Inspector of Election will be present at the annual meeting.

Who pays the cost of this solicitation?

USG is paying the cost of this proxy solicitation. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses they incur in forwarding proxy material to “street name” holders.

We have retained Alliance Advisors, LLC to aid in soliciting votes for the annual meeting for a fee of approximately $12,000 plus out-of-pocket expenses.

What if I have a question regarding my shares or my mailing address?

If you are a “registered stockholder,” please contact Computershare Trust Company N.A. directly at 211 Quality Circle, Suite 210, College

Station, Texas 77845. If you are a “street name” holder, please contact your broker, bank or other nominee directly.

The 2016 USG Corporation Long-Term Incentive Plan

What is the purpose of the 2016 USG Corporation Long-Term Incentive Plan?

We have historically granted equity awards under various incentive compensation plans, including the USG Corporation Long-Term Incentive Plan, or the Current LTIP. The Current LTIP is scheduled to expire on May 10, 2016, after which no further awards may be made under the Current LTIP. If the 2016 USG Corporation Long-Term Incentive Plan, or the New LTIP, is not approved, we will no longer be able to grant any equity awards. In order to provide a competitive compensation opportunity that enables us to attract, retain and motivate talented employees, we may have to significantly increase the salary, annual incentive or other elements of our employee compensation. As a result, our overall compensation program would not align employee interests with the long-term interests of our stockholders as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and divert cash away from more impactful uses, such as investments in growing our businesses. Further, we would be at a competitive disadvantage if we could not use equity-based awards to recruit, motivate and retain our officers and certain other employees, as other companies with whom we compete for talent do.

In addition to enabling us to make equity awards in the future, the New LTIP increases the number of shares of our common stock available for issuance as described below and enables the Board, acting through the Compensation and Organization Committee, or the Committee, to design compensation programs that allow us to effectively attract, retain and recruit talented employees, effectively link pay with performance and align the interests of management and our non-employee directors with those of our other stockholders.

10    USG Corporation   2016 Proxy Statement

How many shares are available under the New LTIP?

Subject to adjustment as provided in the New LTIP, total awards that may be granted under the New LTIP are limited to 6.025 million shares minus the number of shares subject to awards granted under the Current LTIP between March 14, 2016 and the effective date of the New LTIP.

The New LTIP also contains a number of limits on the number of common shares that can be issued, including to any one participant in a calendar year.

What types of awards are authorized under the New LTIP?

The New LTIP authorizes the Committee to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units,

performance shares, performance units, dividend equivalents, and other stock or stock-based awards and cash incentive awards.

Who is eligible to receive awards under the New LTIP?

Officers and other employees of ours and our subsidiaries, or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant, as well as our directors and persons who provide services to us or one of our subsidiaries that are equivalent to those typically provided by any employee (provided that such person satisfies the definition of an “employee” under Form S-8), may be selected by the Committee to receive awards under the New LTIP.

The Committee Amendment

What is the purpose of the Committee Amendment?

In connection with a restructuring of our debt in 1993, we granted rights to certain of our security holders to nominate members of our Board and the Finance Committee until June 22, 1997. Our Certificate was revised to implement these selection procedures by requiring that we maintain a Finance Committee that, until June 22, 1997, must be comprised of four non-employee directors.

Although the rights of those security holders to appoint directors and members of the Finance Committee expired in 1997, the Finance Committee provision of our Certificate remains in effect. Further, we are not required by the Securities and Exchange Commission or the NYSE to have a Finance Committee.

If approved, the Board would have the flexibility to eliminate the Finance Committee in the future. Because certain matters currently require the separate review or approval of the Finance Committee in addition to the approval of the Board, elimination of the Finance Committee could simplify our governance structure and provide for a more efficient organizational decision-making process.

Who would assume the responsibilities of the Finance Committee if it is eliminated?

If eliminated, many responsibilities of the Finance Committee would be assumed by the full Board, while the remainder would be assumed by the Audit Committee or another existing committee of the Board.

USG Corporation   2016 Proxy Statement    11

Section 382 and NOLs Generally

What is Section 382?

Section 382 is a provision of the Code that would impose limitations on the future use of our

NOLs if we undergo an “ownership change” as defined in Section 382.

How important are our NOLs?

As of December 31, 2015 we had approximately $1.755 billion in pre-tax Federal NOLs. These NOLs, along with our state NOLs, are significant assets that could save up to $844 million in federal and state taxes over the next 20 years. Because our NOLs expire between now and 2035, we will strive to manage our Section 382 risk for a significant period of time. Because the amount and timing of our future taxable income, if any, cannot be accurately predicted, we cannot estimate the exact amount of NOLs that we will ultimately use to reduce our future income tax liability. The Board believes that the provisions of the Extended Protective Amendment and the Rights Agreement Amendment are important tools in avoiding adverse impacts from Section 382 limitations.

Why is the Board recommending approval of the Extended Protective Amendment and ratification of the Rights Agreement Amendment?

On May 9, 2013, our stockholders approved an amendment to the Certificate, or the Original Protective Amendment, and ratified an amendment to our Rights Agreement, or the Original Rights Agreement Amendment, both of which were designed to protect our substantial NOLs. The Original Protective Amendment is scheduled to expire on May 9, 2016, and the Original Rights Agreement Amendment was scheduled to expire on March 22, 2016, in each case subject to other earlier termination events as described in the documents. The Board unanimously approved the Rights Agreement Amendment, which, among other items, extends the termination date of the Rights Agreement to May 31, 2019, and recommended that stockholders approve the Extended Protective Amendment, which proposes to extend the termination date of the Original Protective Amendment to May 31, 2019, in order to continue to protect our NOLs. The Board believes that both the Extended Protective Amendment and the Rights Agreement

Amendment, employed together, provide the most effective protection for our NOLs and, accordingly, recommends that our stockholders approve both. The Extended Protective Amendment provides a mechanism to continue to block an attempted transfer of shares of our common stock that would exceed the defined threshold; however, under the Delaware General Corporation Law, the Extended Protective Amendment may only be enforceable against stockholders with respect to shares that are voted in favor of the Extended Protective Amendment and certain purported transferees of those shares. In contrast, while the Rights Agreement Amendment provides a strong deterrent to acquisitions of our common stock above the threshold specified, it does not include a mechanism to block the acquisition. As a result, the Board is recommending the Extended Protective Amendment to buttress the Rights Agreement Amendment.

12    USG Corporation   2016 Proxy Statement

The Extended Protective Amendment

What is the purpose of the Extended Protective Amendment?

The Original Protective Amendment was approved by stockholders at our 2013 annual meeting and is scheduled to expire on May 9, 2016. The purpose of both the Original Protective Amendment and Extended Protective Amendment is to help preserve the long-term value to us of our NOLs by limiting direct or indirect transfers of our common stock that would affect the percentage of stock that is treated as being owned by “5-percent stockholders” within the meaning of Section 382. Changes in ownership of our 5-percent stockholders and the creation of new 5-percent stockholders could result in limitations on our ability to use our NOLs to reduce future income tax liability. If approved, the Extended Protective Amendment would extend these protections until May 31, 2019.

What transfers will the Extended Protective Amendment prohibit?

Subject to certain limited exceptions, the Original Protective Amendment restricts any person from transferring our common stock (or any interest in our common stock) if the transfer would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “public group” under Section 382) owning 4.9% or more of our common stock. The Extended Protective Amendment would extend those transfer restrictions until May 31, 2019.

Do all investors who file a Schedule 13G or 13D count in the Section 382 “ownership change” calculation?

No, some investors who file a Schedule 13G or 13D are not “5-percent stockholders” under the Section 382 definition and therefore would not affect our ownership shift for purposes of Section 382. However, for purposes of determining the existence and identity of, and the amount of common stock owned by, any stockholder, we will be entitled to rely on the existence or absence of filings with the Securities and Exchange Commission of Schedules 13D and 13G (or similar filings) as of any date, subject to our actual knowledge of the ownership of our common stock.

How does the Extended Protective Amendment affect me if I vote for it and I already own more than 4.9% of the common stock?

If you already own more than 4.9% of our common stock, you would be able to transfer your shares of common stock if both of the following conditions are met: (i) such transfer does not increase the percentage stock ownership of another holder of 4.9% or more of our common stock or create a new holder of

4.9% or more of our common stock (other than certain transfers that create a new public group) and (ii) the stock that is the subject of the transfer was acquired prior May 9, 2013. Shares acquired in any such transfer will be subject to the transfer restrictions.

Will the Extended Protective Amendment apply to me if I vote for it and I own less than 4.9% of the Company’s common stock?

Yes, but there will be no restrictions on the sale of our common stock by a stockholder who owns less than 4.9% of our common stock. You will be able to acquire additional shares of our common stock as long as those acquisitions result in your owning less than 4.9% of our common stock.

USG Corporation   2016 Proxy Statement    13

What happens if I vote “No” on this proposal? Am I still subject to the transfer restriction?

Delaware law provides that transfer restrictions with respect to shares of our common stock issued prior to the effectiveness of the Extended Protective Amendment generally will be effective against (i) stockholders with respect to shares that were voted in favor of the adoption of the Extended Protective Amendment and (ii) purported transferees of those shares if (A) the transfer restriction is conspicuously noted on the certificate(s) representing those shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend to cause shares of our common stock issued after the effectiveness of the Extended Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Delaware law any newly issued shares will be subject to the transfer restriction. We also intend to disclose these restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a stockholder is subject to the Extended Protective Amendment, we intend to take the position that all shares issued prior to effectiveness of the Extended Protective Amendment that are proposed to be transferred were voted in favor of the Extended Protective Amendment unless the contrary is established. We may also assert the position that stockholders have waived the right to challenge or are estopped from challenging the enforceability of the Extended Protective Amendment, unless a stockholder establishes that it did not vote in favor of the Extended Protective Amendment. Nonetheless, a court could find that the Extended Protective Amendment is unenforceable, either in general or as applied to a particular stockholder or fact situation.

Is the Board able to make exceptions for transfers that would otherwise be restricted?

Yes, the Board will have the discretion to approve transfers that would otherwise be restricted by the Extended Protective

Amendment if it determines that the approval is in our and our stockholders’ best interests.

What are some of the factors I should consider in deciding how to vote?

Some of the factors you should consider before making your voting decision are discussed under the heading “Certain Considerations

Related to the Extended Protective Amendment and the Rights Agreement Amendment,” beginning on page 116 of this proxy statement.

How long would the Extended Protective Amendment be in place?

The Original Protective Amendment is currently scheduled to expire on May 9, 2016, subject to other earlier termination events as described in the Original Protective Amendment. If approved, the Extended Protective Amendment would extend the protections set forth in the Original Protective Amendment and expire on the earliest of (i) May 31, 2019, (ii) the date of the Board’s determination that the Extended

Protective Amendment is no longer necessary for the preservation of our NOLs because of the repeal of Section 382 or any successor statute, (iii) the first day of our taxable year as to which the Board determines that none of our NOLs may be carried forward and (iv) such date as the Board determines that the Extended Protective Amendment is no longer necessary for the preservation of our NOLs.

14    USG Corporation   2016 Proxy Statement

Why does the Extended Protective Amendment generally expire on May 31, 2019?

The Board proposes that the Extended Protective Amendment expire on May 31, 2019 so that (i) its protections coincide with the term of the NOL protective provisions in the Rights Agreement Amendment, described below, which protections also generally expire on May 31, 2019, and (ii) in the event the Board recommends our stockholders further extend the term of the Extended Protective Amendment past May 31, 2019, which extension would require the approval of our stockholders, we have the flexibility to schedule our 2019 annual meeting at any time in May.

The Rights Agreement Amendment

What is the purpose of the Rights Agreement Amendment?

The purpose of the Rights Agreement Amendment is to help preserve the long-term value to us of our NOLs. The Original Rights Agreement Amendment was scheduled to expire on March 22, 2016, subject to other earlier termination events as described in the Rights Agreement. The Rights Agreement Amendment

adopted by the Board extends until May 31, 2019 the protections designed to deter the acquisition of our common stock in excess of amounts that, because of Section 382, could inhibit our ability to use our NOLs to reduce our future income tax liability.

What acquisitions do the Rights Agreement deter?

Subject to certain limited exceptions, during the Special Period (defined below), the Rights Agreement restricts any person from acquiring beneficial ownership of our common stock if the acquisition would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “public group” under Section 382) owning 4.9% or more of our outstanding common stock. After the end of the Special Period, the triggering threshold, or the Trigger Threshold, for the rights issued pursuant to the Rights Agreement will revert to 15% of our outstanding common stock and the definition of “Beneficial Owner” and “Beneficially Own” will revert to definitions that do not track Section 382 of the Code.

How does the Rights Agreement affect me if I already own 4.9% or more of the common stock?

Subject to certain specified exceptions, holders of 4.9% or more of our common stock as of February 11, 2015, are not able to acquire beneficial ownership of additional shares of our common stock during the Special Period without triggering the dilutive effect of the Rights Agreement.

Does the Rights Agreement restrict my ability to acquire additional shares of common stock if I own less than 4.9% of the common stock?

No, unless you enter into a transaction or other agreement by which you would beneficially own

4.9% or more of our common stock.

USG Corporation   2016 Proxy Statement    15

Will the Board be able to make exceptions for acquisitions that would otherwise be restricted?

Yes, the Board may, in its sole discretion, exempt any person or group from triggering the dilutive effect of the Rights Agreement.

What are some of the factors I should consider in deciding how to vote?

Some of the factors you should consider before making your voting decision are discussed under the heading “Certain Considerations Related to the Extended Protective Amendment

and the Rights Agreement Amendment,” beginning on page 116 of this proxy statement.

What is the duration of the Special Period?

The Special Period is the period beginning on March 22, 2013 and ending at the earliest of (i) May 31, 2019, (ii) the date of the Board’s determination that the Rights Agreement is no longer necessary for the preservation of our NOLs because of the repeal of Section 382 or any successor statute, (iii) the first day of our taxable year as to which the Board determines that none of our NOLs may be carried forward and (iv) such date as the Board otherwise determines that the Rights Agreement is no longer necessary for the preservation of our NOLs.

Important Notice Regarding the Availability of the Proxy Materials for the

Stockholder Meeting to be held on

May 11, 2016

This proxy statement and our 2015 annual report on Form 10-K are available to you on the Internet at www.proxyvote.com.

16    USG Corporation   2016 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board currently consists of nine directors divided into three classes, with each class elected for a three-year term. Three nominees comprise the class of directors to be elected at the annual meeting. The other two classes will be elected in 2017 and 2018.

The three candidates nominated by the Board for election as directors at the annual meeting are identified below. If any of those nominees becomes unavailable prior to the annual meeting, the Board will (i) reduce the size of the Board to eliminate that position, (ii) nominate a candidate in place of the unavailable nominee, in which case all shares represented by proxies received by the Board will be voted for election of the substitute nominee, unless authority to vote for all candidates nominated by the Board is withheld, or (iii) leave the position vacant until a later date.

Director Nominees and Directors Continuing in Office

As evidenced by the director biographical information provided below, our directors have significant experience in chief executive or other senior level operating, financial, and international management positions. In addition, a majority of our directors have experience in cyclical businesses, which we believe will assist the Board in management’s development and implementation of our growth strategies. These directors also have extensive familiarity with us and our industry, which provides them with a longer-term perspective about strategic, operational and financial issues associated with the cyclicality of our business.

Seven of our nine directors also serve as a director of other public companies, which provides them with diverse experiences that can enhance their contribution to our Board governance practices. Also, Messrs. Armario and Hernandez, who are of Hispanic descent, Mr. Carter, who is African American, and Ms. Haggerty provide ethnic and gender diversity to our Board that supports our commitment to diversity as a core value in our efforts to attract and retain a diverse workforce as well as to enhance our relationship with an increasingly diverse customer base.

Set forth below is information regarding the nominees for election as directors and information regarding the directors in each class continuing in office after the annual meeting. Also discussed below are specific experience, qualifications, attributes and skills of our current directors considered by the Governance Committee as part of its review of our Board’s membership and in connection with its nomination of the candidates for election to the Board at the annual meeting. Additionally, the Governance Committee considered the qualities for directors set out in our Corporate Governance Guidelines and the cooperative manner in which the directors interact and conduct the Board’s deliberations.

USG Corporation   2016 Proxy Statement    17

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

FOR A THREE-YEAR TERM TO EXPIRE IN 2019

The Board recommends a vote FOR the election of each of the nominees for director.

THOMAS A. BURKE, 58, has been President and Chief Executive Officer of Modine Manufacturing Company, a publicly-traded manufacturer of thermal management systems and components, for the past eight years. Mr. Burke serves as a director of Modine Manufacturing Company and as a director of the National Association of Manufacturers. Mr. Burke has been a director since September 2013. He is a member of the Board’s Audit and Governance Committees.

Mr. Burke has experience managing cyclical businesses and international operations as the President, Chief Executive Officer and board member of Modine Manufacturing Company. He also has valuable insights regarding the manufacturing industry from his service on the board of the National Association of Manufacturers.

BRIAN A. KENNEY, 56, is Chairman, President and Chief Executive Officer of GATX Corporation, a publicly-traded global railcar lessor, and has held this position since 2005. Mr. Kenney serves on the Board of Trustees of the Shedd Aquarium in Chicago and the Advisory Board for the Kellogg Institute of International Studies at the University of Notre Dame. Mr. Kenney has been a director since February 2011. He is Chair of the Board’s Finance Committee and a member of its Governance Committee.

As Chairman, President and Chief Executive Officer of GATX Corporation, Mr. Kenney has obtained extensive strategic, operational, financial and international investment experience and corporate governance insights. The similarity of the cyclical nature of our business and GATX Corporation’s business provides Mr. Kenney with an understanding of the challenges recent economic conditions present for our businesses.

STEVEN F. LEER, 63, retired as Chairman of Arch Coal, Inc., a publicly-traded coal producing company, in 2014 after having served in that position since April 2006. He was also the Chief Executive Officer of Arch Coal, Inc. until April 2012. Mr. Leer is a director of Norfolk Southern Corporation, Cenovus Energy Inc. and Parsons Corporation. He is a former director of the Greater St. Louis Area Boy Scouts of America and the National Association of Manufacturers and currently serves on the Board of Regents of Washington University in St. Louis. Mr. Leer has been a director since June 2005. He is the Board’s Lead Director, Chair of its Governance Committee and a member of its Compensation and Organization Committee.

Mr. Leer provides corporate governance insights from his service as Chairman of Arch Coal, Inc. and as a director of other public companies and particular insights regarding business conditions and developments in the United States from his service on the board of the National Association of Manufacturers.

18    USG Corporation   2016 Proxy Statement

Directors Continuing in Office (Terms Expiring in 2017)

MATTHEW CARTER JR., 55, has been President and Chief Executive Officer of Inteliquent, Inc., a publicly-traded provider of voice telecommunications services, since June 2015. He served as President of the Sprint Enterprise Solutions business unit of Sprint Corporation, a publicly-traded telecommunications company, from September 2013 until January 2015 and as President, Sprint Global Wholesale & Emerging Solutions at Sprint Nextel Corporation from January 2010 until September 2013. Mr. Carter is a director of Apollo Education Group, Inc. He has been a director since September 2012. Mr. Carter is a member of the Board’s Compensation and Organization and Governance Committees.

Mr. Carter has significant marketing, technology and international experience, including management oversight for all of Inteliquent, Inc.’s operations, and insights as a director and member of the audit and finance committees of another public company.

RICHARD P. LAVIN, 63, served as President and Chief Executive Officer of Commercial Vehicle Group, Inc., a publicly-traded supplier of cab-related products and systems for the global commercial vehicle market, from May 2013 until November 2015. Mr. Lavin had previously served as Group President of Caterpillar Inc., a publicly-traded manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives, until his retirement in December 2012, after having worked for Caterpillar for nearly 29 years. Mr. Lavin also serves as a director for ITT Corporation and Allison Transmission Holdings, Inc. and previously served as a director of Commercial Vehicle Group, Inc. Mr. Lavin has been a director since November 2009. He is Chair of the Board’s Compensation and Organization Committee and a member of its Finance Committee.

Mr. Lavin gained experience managing cyclical, global manufacturing businesses as the President and Chief Executive Officer of Commercial Vehicle Group, Inc. and prior thereto as Group President of Caterpillar Inc. He also has a diverse legal and human resources background.

JAMES S. METCALF, 58, is our Chairman, President and Chief Executive Officer. He was elected Chairman effective December 1, 2011. He has served as our Chief Executive Officer and President since January 2011 and was our President and Chief Operating Officer from January 2006 until becoming Chief Executive Officer. He is a director of Tenneco Inc. and the National Association of Manufacturers and previously served as a director of Molex Corporation. Mr. Metcalf has been a director since May 2008.

Mr. Metcalf has served as an executive officer for more than 15 of his almost 35 years with USG, with direct management responsibility during his career for our North American Gypsum, Building Products Distribution and Worldwide Ceilings businesses. He provides governance insights from his past and present service as a director of another public company and particular insights regarding business conditions and developments in the United States from his service on the board of the National Association of Manufacturers.

USG Corporation   2016 Proxy Statement    19

Directors Continuing in Office (Terms Expiring in 2018)

JOSE ARMARIO, 56, retired as Executive Vice President of Worldwide Supply Chain, Development, and Franchising of McDonald’s Corporation, a publicly-traded restaurant operator and franchisor, in October 2015, after having held that position since August 2011. He served as Group President, McDonald’s Canada and Latin America of McDonald’s Corporation from February 2008 to August 2011. Mr. Armario is a director of the International Advisory Board and President’s Council of the University of Miami. He also is a director of The Chicago Council on Global Affairs. Mr. Armario has been a director since January 2007. He is a member of the Board’s Audit and Compensation and Organization Committees.

Mr. Armario has extensive global consumer products marketing, branding, supply chain and Latin American markets expertise gained in his roles at McDonald’s Corporation.

GRETCHEN R. HAGGERTY, 60, retired as the Executive Vice President and Chief Financial Officer of United States Steel Corporation, a publicly-traded integrated steel producer, in August 2013, after having held that position for more than the past five years. Ms. Haggerty is a director of the Strategic Investment Fund and the United Way of Allegheny County. Ms. Haggerty has been a director since May 2011. She is a member of the Board’s Audit and Finance Committees.

Ms. Haggerty spent more than ten years as chief financial officer of United States Steel Corporation, and also has substantial international and cyclical business experience.

WILLIAM H. HERNANDEZ, 67, retired as Senior Vice President, Finance and Chief Financial Officer of PPG Industries, Inc., a publicly-traded manufacturer of coatings, chemical and industrial products, specialty materials and glass products, in 2009. He is a director of Black Box Corporation, Albemarle Corporation and Northrop Grumman Corporation and previously served as a director of the Eastman Kodak Company. Mr. Hernandez has been a director since September 2009. He is Chair of the Board’s Audit Committee and is a member of its Finance Committee.

Mr. Hernandez spent more than 15 years as chief financial officer of PPG Industries, Inc. and has substantial experience as a director, Board leadership as Chair of the Audit Committee and insights as a director and member of the audit committees of two other public companies, on both of which he serves as chair. He also has significant cyclical business experience.

20    USG Corporation   2016 Proxy Statement

Director Independence

The listing standards of the NYSE require that a majority of our directors and all members of our Audit, Compensation and Organization and Governance Committees be independent. Our Corporate Governance Guidelines provide that, as a matter of policy, at least 80% of our directors should be independent in accordance with the NYSE listing standards and our By-laws.

Under the NYSE listing standards, a director is considered independent only if the Board “affirmatively determines that the director has no material relationship with [us] (either directly or as a partner, shareholder or officer of an organization that has a relationship with [us]).” A director is not independent if the director does not meet certain standards specifically set out in the NYSE listing standards. Our By-laws provide that members of legal, accounting or auditing firms providing services to us are also not independent.

Using the standards for determining the independence of its members described above, and based upon information provided by each of our directors and the recommendation of the Governance Committee of our Board, the Board has determined that each of our directors, except Mr. Metcalf, our Chairman, President and Chief Executive Officer, is independent as defined by the NYSE listing standards and our By-laws and Corporate Governance Guidelines.

In making this determination, the Board considered the following transactions, relationships and arrangements involving the directors identified below:

•	Jose Armario was an executive officer of a corporation to which we sell building materials;

•

Matthew Carter Jr. was an executive officer of Sprint, from which we purchase communication services and equipment, and he is an executive officer of Inteliquent, Inc., which agreed, prior to the time Mr. Carter was associated with Inteliquent, to sublease office space from us;

•	Gretchen R. Haggerty’s brother is a partner at a firm used by UBBP for tax compliance services;

•	William H. Hernandez is a director of a corporation from which we purchase communication equipment;

•	Brian A. Kenney is an executive officer and a director of GATX Corporation, from which we lease railcars;

•	Richard P. Lavin is a director of a corporation from which we purchase equipment; and

•	Steven F. Leer is a director of a corporation from which we purchase rail transportation services.

USG Corporation   2016 Proxy Statement    21

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board held six meetings, and its committees held a total of 18 meetings, during 2015. Each director attended at least 93% of the meetings of the Board and the committees on which he or she served.

Two executive sessions of the Board are required to be held annually by our Corporate Governance Guidelines. The Board met in executive session at each of its six regularly scheduled meetings.

Board Leadership

Mr. Metcalf is Chairman of the Board, President and Chief Executive Officer. He has been our Chief Executive Officer since January 1, 2011 and became Chairman of the Board on December 1, 2011. Our Corporate Governance Guidelines provide that it is the Board’s policy that the matter of whether the Chairman and Chief Executive Officer positions should be separate is one to be considered when a new Chief Executive Officer is selected, unless the Board believes consideration of the matter is warranted at another time based on then-existing circumstances. The Governance Committee and the Board discussed board leadership alternatives on a number of occasions during 2011 before deciding to recombine the Chairman and Chief Executive Officer roles.

As a result of Mr. Metcalf’s long tenure at USG, including five years as President and Chief Operating Officer, the Board believes he is uniquely qualified through his experience and expertise to be the person who generally sets the agenda for, and leads discussions of, strategic issues. The Board also believes that Mr. Metcalf’s serving as both Chairman and Chief Executive Officer is appropriate taking into consideration the size and nature of our businesses, Mr. Metcalf’s established working relationship and open communication with our independent directors, the significant board-level experience of our independent directors as a whole, the strong independent leadership and accountability to stockholders provided by more than 80% of our directors being independent, the independent leadership provided by our Committee chairs and our Board culture in which Mr. Metcalf and the other directors are able to debate different points of view and reach consensus in an efficient manner.

In deciding that a combined Chairman and Chief Executive Officer position is the appropriate leadership structure for the Company at this time, the Governance Committee and Board also recognized the benefit of independent leadership to enhance the effectiveness of the Board’s oversight role and communications between the Board and Mr. Metcalf. Our Corporate Governance Guidelines provide that in the event the Chairman and Chief Executive Officer positions are held by one person, our independent directors may designate a Lead Director from among the independent directors. The designation of the Lead Director is to be made annually, although with the expectation of the Board that the Lead Director will be re-appointed for multiple, consecutive one-year terms. Steven F. Leer was designated as our first Lead Director in 2012, and has remained in the position for each subsequent year. The responsibilities of the Lead Director include:

•	consulting with the Chairman and Chief Executive Officer regarding the schedule of Board and Committee meetings;

22    USG Corporation   2016 Proxy Statement

•	providing the Chairman and Chief Executive Officer with input regarding the agendas and materials for Board meetings;

•

presiding at executive sessions of the independent directors, except as otherwise provided in our Corporate Governance Guidelines, and at any Board meeting at which the Chairman and Chief Executive Officer is not present;

•	serving as an adviser to the Chairman and Chief Executive Officer regarding his concerns and those of the independent directors;

•	serving as a liaison and supplemental channel of communication between the Chairman and Chief Executive Officer and the independent directors; and

•	consulting and communicating with major stockholders, as requested by the Chairman and Chief Executive Officer.

Committees of the Board of Directors

The Board has four standing committees. They are the

•	Audit Committee,

•	Compensation and Organization Committee,

•	Finance Committee, and

•	Governance Committee.

Each committee has a charter that requires its members to be “independent” as defined in the NYSE listing standards and our By-laws and Corporate Governance Guidelines. The following table indicates the current members of each Board committee.

Name	Audit	Compensation and Organization	Finance	Governance

Jose Armario

Thomas A. Burke

Matthew Carter Jr.

Gretchen R. Haggerty

William H. Hernandez

Brian A. Kenney

Richard P. Lavin

Steven F. Leer

Chairperson Member

USG Corporation   2016 Proxy Statement    23

Audit Committee

The Audit Committee’s responsibilities include:

•

assisting the Board in monitoring the integrity of our financial statements, our compliance with financial reporting and related legal and statutory requirements and the independence and performance of our internal and external auditors; and

•

selecting and employing a firm of independent registered public accountants to audit our financial statements and internal control over financial reporting each year, which firm is ultimately accountable to the Audit Committee and the Board.

The Board has determined that Ms. Haggerty and Messrs. Armario, Burke and Hernandez are “audit committee financial experts” as defined by the rules of the Securities and Exchange Commission. The Board has also determined that each member of the Audit Committee is independent as defined by the applicable NYSE and Securities and Exchange Commission rules. The Audit Committee met seven times during 2015.

Compensation and Organization Committee

The Compensation and Organization Committee’s responsibilities include:

•	reviewing and making recommendations to the Board regarding management organization, succession and development programs, and the election of corporate officers;

•	reviewing and approving, or recommending for approval, officers’ salaries, incentive compensation and bonus awards;

•	making, itself or through a subcommittee, the decisions required by a committee of the Board under all equity compensation plans we have adopted;
•

approving and reporting to the Board changes in salary ranges for all major position categories and changes in our retirement, group insurance, investment, management incentive compensation and other benefit plans; and

•	reviewing, and reporting to the Board regarding, activities with respect to employee safety and occupational health, diversity and equal employment opportunity and corporate contributions.

The Board has determined that each member of the Compensation and Organization Committee is independent as defined by the applicable NYSE and Securities and Exchange Commission rules. The Compensation and Organization Committee met five times during 2015.

24    USG Corporation   2016 Proxy Statement

Finance Committee

The Finance Committee’s responsibilities include:

•

providing review and oversight of, and making recommendations to the Board regarding, material financing requirements and funding programs, including debt issuances and repurchases, dividend policy and acquisitions, divestitures and significant transactions affecting our capital structure or ownership; and

•

reviewing and making recommendations to the Board regarding the funding of our qualified retirement plans in excess of minimum amounts required by law and authorizing necessary or desirable changes in actuarial assumptions for funding those retirement plans.

The Board has determined that each member of the Finance Committee is independent as defined by the applicable NYSE and Securities and Exchange Commission rules. The Finance Committee met three times during 2015.

As discussed under “Proposal 4 – Approval of Committee Amendment” on page 101 of this proxy statement, our Certificate currently requires that we maintain a Finance Committee. If the Committee Amendment is approved by our stockholders, the Board will have the flexibility to eliminate the Finance Committee, in order to make our governance structure more efficient. If eliminated, many responsibilities of the Finance Committee would be assumed by the full Board, while the remainder would be assumed by the Audit Committee or another existing committee of the Board.

Governance Committee

The Governance Committee’s responsibilities include:

•	making recommendations to the Board concerning the size and composition of the Board and its committees;

•	recommending nominees for election or reelection as directors;

•	considering other matters pertaining to Board membership, such as the retirement policy and compensation of non-employee directors; and

•	evaluating Board performance and assessing the adequacy of, and compliance with, our Corporate Governance Guidelines and Code of Business Conduct.

The Board has determined that each member of the Governance Committee is independent as defined by the applicable NYSE and Securities and Exchange Commission rules. The Governance Committee met three times during 2015.

USG Corporation   2016 Proxy Statement    25

Stockholder Nominee Recommendations and Criteria for Board Membership

The Governance Committee considers director nominee recommendations submitted by our stockholders. Director nominee recommendations from stockholders must be in writing and include a brief account of the nominee’s business experience during the past five years, including principal occupations and employment during that period and the name and principal business of any corporation or organization of which the nominee is a director. Stockholder director nominee recommendations should be sent to the Governance Committee, USG Board of Directors, c/o Corporate Secretary, 550 West Adams Street, Chicago, Illinois 60661-3676. Recommendations may be submitted at any time, but will not be considered by the Governance Committee in connection with an annual meeting unless received on or before the date prior to the annual meeting determined as provided in our By-laws. The director nominee recommendation submission deadline for the 2017 annual meeting of stockholders is described under the heading “Deadline for Stockholder Proposals” on page 119 of this proxy statement.

Our process for reviewing and selecting new director nominees involves seeking out a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, USG and our stockholders. Desired qualities for our directors, including those recommended for nomination by our stockholders, are described in our Corporate Governance Guidelines and on our website www.usg.com. Those qualities include high-level leadership experience in business or administrative activities, breadth of knowledge about issues affecting USG, ability and willingness to contribute special competencies to Board activities and personal attributes such as integrity, willingness to apply sound and independent business judgment and assume broad fiduciary responsibility and awareness of a director’s vital contribution to our corporate image. Additional search criteria may be determined by the Governance Committee. We do not have a formal policy with regard to the consideration of diversity in identifying directors. Our Corporate Governance Guidelines provide that candidates for Board membership will be considered without regard to race, color, religion, gender, ancestry, national origin, sexual orientation or disability. When seeking new director candidates, the Governance Committee considers the subject matter expertise and geographic experience of existing Board members to determine whether a candidate with a particular expertise or experience set would be desirable. The Committee seeks to have a mix of directors with experience in one or more areas relevant to our businesses, including operations, manufacturing, marketing, finance, human resources, engineering, technology and innovation and international, as well as experience with cyclical businesses. It may also decide to seek a qualified candidate who is female or adds to the ethnic diversity of the Board.

Generally, to fill a vacancy or to add an additional director, the Governance Committee retains an executive search firm to assist in identifying and recruiting appropriate candidates. Any director candidate selected by this process or as a result of a stockholder recommendation is expected to meet with a number of directors, including the Chair of the Governance Committee, prior to any decision to nominate the candidate for election to the Board.

26    USG Corporation   2016 Proxy Statement

Communications with Directors

Stockholders and other interested parties may send communications to our directors as a group or individually by addressing them to the director or directors at USG Corporation, c/o Corporate Secretary, 550 West Adams Street, Chicago, IL 60661-3676. Stockholder communications will be reviewed by the

Corporate Secretary for relevance to our business and then forwarded to the intended director(s), as appropriate. As a matter of policy, all directors are expected to attend the annual meeting. All directors serving at the time attended the 2015 annual meeting.

Risk Oversight

The NYSE listing requirements provide that our Audit Committee must discuss our guidelines and policies that govern the process by which we assess and manage our exposure to risk. Consistent with this requirement, the Audit Committee’s charter provides that the Committee’s responsibilities include discussing our risk assessment and risk management policies. This discussion takes place at least once each year as part of our review of our enterprise risk management (ERM) program. That review includes discussion of management delegations of responsibility for the principal financial, governance, legal and operational risk exposures identified as part of our ERM program and delegations of responsibility for oversight of those risks to Board committees and/or the full Board. The Board committees consider risks related to matters within the scope of their responsibilities as part of their regular meeting agendas, and the committee chairs report to the full Board regarding matters considered by their committees following each committee meeting. Management also formally reviews strategic risks with the full Board at least once each year, typically as part of our strategic planning review with the Board. The Board also reviews individual risks as they relate to specific issues presented to the Board throughout the year.

In early 2016 management updated and reviewed with the Compensation and Organization Committee a risk assessment of our compensation policies and practices for all employees, including our executive officers. As part of its assessment, management reviewed our compensation programs for certain design features that commentators have identified as having the potential to encourage excessive risk-taking, including:

•	too much focus on equity awards;

•	total compensation opportunity that is overly weighted toward annual incentives;

•	highly leveraged payout curves and uncapped payouts;

•	unreasonable goals or thresholds; and

•	steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

In its assessment, management noted several design features of our compensation programs that reduce the likelihood of excessive risk-taking, including:

•

the program design for executive officers and other senior managers provides a balanced mix of cash and equity awards, annual and long-term incentives and operating and financial performance metrics that promote a focus on long-term performance without undue emphasis on short-term results;

•	maximum payout levels under most of our annual incentive programs are capped at 200% of target, or par;

USG Corporation   2016 Proxy Statement    27

•

our annual incentive program performance targets for business unit heads include non-business unit targets in order help incentivize business unit head participants to properly consider our overall corporate performance when making decisions;

•	the Compensation and Organization Committee has downward discretion over annual incentive program payouts;

•

the annual incentive program for our executive officers, and the agreements evidencing their equity awards for 2016 and the seven prior years, allow the Board to “clawback” payments made to them under certain circumstances;

•

we introduced the use of market share units in our long-term incentive plan because they may retain some value in a depressed market so that their holders are less likely to take unreasonable risks than they would to get or keep options “in the money”;

•	our equity awards generally are granted on an annual basis with long-term, overlapping vesting periods to motivate award holders to focus on sustained stock price appreciation; and

•	the stock ownership requirements for our executive officers and other senior managers align the interests of the holders of those awards with the interests of our stockholders.

Based on its assessment, management concluded that our compensation programs promote value creation, do not encourage excessive risk and are not reasonably likely to have a material adverse effect on us. The Compensation and Organization Committee and its consultant concurred with that conclusion based on management’s review of its assessment with them.

Corporate Governance

Our By-laws, Corporate Governance Guidelines and Code of Business Conduct, and the charters of our Board committees, are posted on our website www.usg.com. The information on our website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any of our other filings with the Securities and Exchange Commission except where we expressly incorporated such information.

28    USG Corporation   2016 Proxy Statement

SECURITIES OWNERSHIP

Directors and Executive Officers

The following table sets forth information as of the record date regarding beneficial ownership of our common stock by each director and each executive officer named in the Summary Compensation Table and all directors and executive officers as a group, including any shares held by executive officers through the Investment Plan.

Name	Common Shares Beneficially Owned, Excluding Shares Subject to Options and Restricted Stock Units (a)	Shares Subject to Vested Options and Options and Restricted Stock Units that Vest Within 60 Days	Deferred Stock Units (b)	Total Beneficial Stock and Stock Unit Holdings	Percent of Class
Jose Armario (c)	1,944	—	71,149	73,093	*
Thomas A. Burke	710	—	9,209	9,919	*
Matthew Carter Jr.	—	—	12,774	12,774	*
Dominic A. Dannessa	62,093	112,125	—	174,218	*
Stanley L. Ferguson (d)	106,589	79,493	—	186,082	*
Christopher R. Griffin (e)	108,575	—	—	108,575	*
Gretchen R. Haggerty	34,496	—	—	34,496	*
William H. Hernandez	17,905	—	19,833	37,738	*
Matthew F. Hilzinger (f)	64,270	120,419	—	184,689	*
Brian A. Kenney	29,442	—	—	29,442	*
Richard P. Lavin	29,440	—	—	29,440	*
Steven F. Leer	5,818	—	80,151	85,969	*
James S. Metcalf	309,728	288,213	—	597,941	*
Jennifer F. Scanlon	32,588	64,395	—	96,983	*
All directors and executive officers as a group (22 persons)	988,193	879,952	193,116	2,061,261	1.40%

*	Less than one percent

(a)	Unless otherwise noted, each individual or member of the group has sole voting power and investment power with respect to the shares shown in this column.

(b)

Indicates the non-voting deferred stock units credited to the account of the individual director or members of the group under current and past director compensation programs. The units increase and decrease in value in direct proportion to the market value of our common stock and are paid in cash or stock following termination of Board service.

(c)	Includes 1,131 shares held by trusts for the benefit of Mr. Armario’s children.

(d)	Mr. Ferguson’s holdings are as of December 31, 2015, the date of his retirement from the Company.

(e)

Mr. Griffin’s holdings are as of July 31, 2015, the date on which he ceased to be an employee of the Company, taking into account stock options that were exercised, forfeited or expired after that date.

(f)	Includes 54,969 shares held by the M&S Hilzinger Family, LP, over which Mr. Hilzinger and his wife share voting and investment power.

USG Corporation   2016 Proxy Statement    29

Principal Stockholders

The following table provides information regarding the beneficial ownership of our common stock by all persons known by us to be the beneficial owner of more than 5% of our common stock on the record date. This information is based upon statements on Schedule 13D or 13G or Form 3 or 4 filed by those persons with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Berkshire Hathaway Inc. (a) 1440 Kiewit Plaza Omaha, Nebraska 68131	43,387,980	29.75%
C & G Verwaltungs GmbH (b) Am Bahnhof 7 97346 Iphofen Federal Republic of Germany	14,757,258	10.12%

(a)

The number of shares shown as beneficially owned includes (a) 17,072,192 shares held by National Indemnity Company, a Nebraska insurance corporation (“NICO”), which is an indirect subsidiary of Berkshire Hathaway, Inc., a Delaware corporation (“Berkshire Hathaway”), (b) 14,035,088 shares (the “BH Nebraska Shares”) held by Berkshire Hathaway Life Insurance Company of Nebraska, a Nebraska corporation (“BH Nebraska”), (c) 7,894,736 shares (the “BH Assurance Shares,” and together with the BH Nebraska Shares, the “Nebraska/Assurance Shares”) held by Berkshire Hathaway Assurance Corporation, a New York corporation (“BH Assurance”), and (d) 4,385,964 shares (the “General Re Life Shares”) held by General Re Life Corporation, a Connecticut corporation (“General Re Life”). Mr. Buffett may be deemed to control Berkshire Hathaway, which controls BH Nebraska, BH Assurance and General Re Life. Thus, both Mr. Buffett and Berkshire Hathaway may be considered to have beneficial ownership of the Nebraska/Assurance Shares and the General Re Life Shares. NICO, a direct subsidiary of Berkshire Hathaway and the direct parent company of BH Nebraska and BH Assurance, also may be considered to have beneficial ownership of the Nebraska/Assurance Shares. General Reinsurance Corporation, a Delaware corporation (“General Reinsurance”), an indirect subsidiary of Berkshire Hathaway and the direct parent company of General Re Life, also may be considered to have beneficial ownership of the General Re Life Shares. General Re Corporation, a Delaware corporation (“General Re”), a direct subsidiary of Berkshire Hathaway and the direct parent company of General Reinsurance, also may be considered to have beneficial ownership of the General Re Life Shares. BH Nebraska has voting and investment power with respect to the BH Nebraska Shares. BH Assurance has voting and investment power with respect to the BH Assurance Shares. However, Mr. Buffett, Chairman of the Board of Directors of Berkshire Hathaway, who may be deemed to control BH Nebraska and BH Assurance, directs the investment of BH Nebraska and BH Assurance. Thus, Mr. Buffett, Berkshire Hathaway, and NICO share voting and investment power with respect to the Nebraska/Assurance Shares. General Re Life has voting and investment power with respect to General Re Life Shares. However, Mr. Buffett, Chairman of the Board of Directors of Berkshire Hathaway, who may be deemed to control General Re Life, directs the investment of General Re Life. Thus, Mr. Buffett, Berkshire Hathaway, General Reinsurance and General Re share voting and investment power with respect to the General Re Life Shares.

(b)

C & G Verwaltungs GmbH, a limited liability company organized under the laws of the Federal Republic of Germany (“C&G”), is an indirect subsidiary of Gebr. Knauf Verwaltungsgesellschaft KG, a limited partnership organized under the laws of the Federal Republic of Germany (“Gebr. Knauf”) controlled by members of the Knauf family. Hans Peter Ingenillem and Martin Stürmer are the general managers of C&G, and Mr. Ingenillem and Manfred Grundke are the general partners of Gebr. Knauf. C&G and Gebr. Knauf both report that they have sole voting and dispositive power with respect to all of the reported shares.

30    USG Corporation   2016 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

Our Code of Business Conduct provides that all of our employees, including our executive officers, and our directors, must avoid “conflicts of interest” - situations where their personal interest may be inconsistent with our interest and may interfere (or appear to interfere) with the employee’s or director’s objectivity in making business decisions on our behalf. A conflict of interest may exist, for example, when an employee, officer or director (or one of their family members) has a financial interest in a company with which we do business or if an employee, officer or director in a position to influence business dealings with a company (a) has a direct or indirect interest in that company that would reasonably be viewed as significant to that person and (b) the amount of business done between us and that company is significant.

All of our employees and directors are required to report conflicts of interest so that we may address the situation properly. After disclosure, some conflicts of interest can be resolved through implementing appropriate controls for our protection. Where an appropriately disclosed conflict of interest is minor and not likely to adversely impact us, we may consent to the activity. In other cases where appropriate controls are not feasible, the person involved will be requested not to enter into, or to discontinue, the relevant transaction or relationship.

All of our executive officers and other salaried employees are required to disclose actual or potential conflicts of interest in which they may be personally involved in an annual certification reviewed by our Internal Audit and Legal Departments. In addition, all of our executive officers are required to disclose actual or potential conflicts of interest by quarterly certifications. Employees who complete these certifications are also required to promptly report in writing to the Internal Audit Department any conflict of interest situations that arise during the period between certifications.

Conflict of interest situations reported by employees are addressed by our Business Ethics Committee made up of representatives from our Internal Audit, Legal and Human Resources Departments, and, where appropriate, by senior management. If the conflict of interest involves one of our executive officers, the situation will be addressed by our Board or the Audit Committee of the Board. Quarterly reports of employee conflicts of interest and the resolution of them are provided to our Disclosure Committee and Chief Executive Officer in accordance with our disclosure controls and procedures.

We recognize that directors may be connected with other organizations with which we have business dealings from time to time. Under our Corporate Governance Guidelines, it is the responsibility of each director to advise the Chairman of the Board and the Governance Committee of the Board, through its Chair, of any affiliation with public or privately held businesses or enterprises that may create a potential conflict of interest, potential embarrassment to us, or possible inconsistency with our policies or values. Directors are also to advise the Chairman of the Board and the Governance Committee in advance of accepting an invitation to serve on the board of another public company.

We annually solicit information from our directors in order to monitor potential conflicts of interest. In accordance with our Corporate Governance Guidelines, any actual or potential conflict of interest involving a director will be investigated by the Governance Committee, with management assistance as requested, to

USG Corporation   2016 Proxy Statement    31

determine whether the affiliation or transaction reported impairs the director’s independence and whether it is likely to adversely impact us. If the Committee determines that the director’s independence would be impaired, or the affiliation or transaction would likely impact us adversely, the director would generally be asked not to enter into, or to discontinue, the reported relationship or to resign from the Board. In other circumstances, the Committee will generally determine what, if any, controls, reporting and/or monitoring procedures are appropriate for our protection as a condition for approving the reported relationship or transaction. Relationships that give rise to potential conflicts of interest are generally not considered to adversely impact us if they are not required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K because

•	the amount involved in the transaction is less than $120,000,

•	the director’s only relationship to the other party involved in the transaction is as a director,

•	the director’s interest arises solely from the ownership of our stock and all holders of our stock received the same benefit on a pro rata basis,

•	the transaction involves rates or charges determined by competitive bids, or
•	the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

In connection with our businesses, we enter into thousands of transactions every year involving thousands of customers. In order to conduct those businesses, we also procure goods and services from thousands of vendors. Some of those customers and vendors may be affiliated with members of our Board or our 5% stockholders. We believe that all such sales and procurement transactions have been conducted on an arm’s length basis and involved terms no less favorable to us than those that we believe we would have obtained in the absence of such affiliation. It is our management’s policy to bring to the attention of our Governance Committee any transaction with a related party, even if the transaction arises in the ordinary course of business, if the terms of the transaction would be less favorable to us than those to which we would agree to in normal commercial circumstances. For additional information regarding our transactions with companies of which certain of our non-employee directors are executive officers, see “Director Independence” above.

Compensation of all of our executive officers is approved by our Compensation and Organization Committee or the Board and compensation of our directors is approved by the Board.

32    USG Corporation   2016 Proxy Statement

Issuance, and Call for Redemption, of Convertible Senior Notes

In November 2008, we issued $400 million aggregate principal amount of 10% Contingent Convertible Senior Notes due 2018 to affiliates of Berkshire Hathaway, among others. Berkshire Hathaway beneficially owns more than 5% of our common stock.

In November 2013, we issued a notice of redemption to redeem $325 million in aggregate principal amount of the notes. The notes called for redemption could either be (1) redeemed at a stated redemption price or (2) converted into shares of USG common stock. The holders of all $325 million in notes called for redemption elected to convert their notes into shares of USG’s common stock. Accordingly, in December 2013 we issued an additional 28,508,768 shares of common stock to the holders of the notes called for redemption, including affiliates of Berkshire Hathaway.

In March 2014, we issued a notice of redemption to redeem the remaining $75 million in aggregate principal amount of outstanding notes. Again, the notes called for redemption could either be (1) redeemed at a stated redemption price or (2) converted into shares of USG common stock. The holders of all $75 million in notes called for redemption elected to convert their notes into shares of USG’s common stock. Accordingly, in April 2014 we issued an additional 6,578,946 shares of common stock to the holders of the notes called for redemption, including affiliates of Berkshire Hathaway.

In connection with the 2008 issuance of notes, we entered into a registration rights agreement with Berkshire Hathaway. Under the registration rights agreement, we granted Berkshire Hathaway demand and piggyback registration rights with respect to all of the shares of common stock held by it and specified affiliates from time to time. The registration rights agreement entitles Berkshire Hathaway to make three demands for registration of all or part of the common stock held by it and its affiliates, subject to certain conditions and exceptions. The registration rights agreement also provides that, subject to certain conditions and exceptions, if we propose to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering of securities on a form that would permit registration of the shares of common stock that are held by Berkshire Hathaway or the specified affiliates, then we will offer Berkshire Hathaway and its specified affiliates the opportunity to register all or part of its shares of common stock on the terms and conditions set forth in the registration rights agreement. The registration rights agreement with Berkshire Hathaway amended and restated the registration rights agreement we entered into with Berkshire Hathaway in January 2006.

The registration rights agreement and the notices of redemption issued with respect to the notes in November 2013 and March 2014 were approved by our Board. Copies of the agreements referred to in this section and other related agreements are included in a report we filed with the Securities and Exchange Commission on November 26, 2008.

USG Corporation   2016 Proxy Statement    33

Shareholder’s Agreement with Berkshire Hathaway

In connection with the equity commitment agreement we entered into with Berkshire Hathaway in January 2006, we entered into the Shareholder’s Agreement with Berkshire Hathaway pursuant to which Berkshire Hathaway agreed that during the time that Berkshire Hathaway owns our equity securities, Berkshire Hathaway will be exempted from our stockholder rights plans, including the Rights Agreement, the Original Protective Amendment and the Extended Protective Amendment,

except that such plans may require that Berkshire Hathaway does not acquire (although it may continue to hold) beneficial ownership of more than 50% of our voting securities, on a fully-diluted basis, other than pursuant to an offer to acquire all shares of our common stock that is open for at least 60 calendar days.

The Shareholder’s Agreement was approved by our Board.

34    USG Corporation   2016 Proxy Statement

Transactions with Principal Stockholders

We purchase products, principally fiberglass and insulation, and services, including pipeline services and insurance services, and lease equipment from subsidiaries of Berkshire Hathaway in the ordinary course of our business. The aggregate amount of those purchases and lease transactions in 2015 was approximately $40.4 million. In addition, we sell roofing and other building products to subsidiaries of Berkshire Hathaway. The aggregate amount of these sales in 2015 was $12.4 million.

We purchase products, principally insulation, from affiliates of Gebr. Knauf in the ordinary course of business. Those purchases aggregated approximately $2.5 million in 2015. We sold approximately $2.1 million of products to affiliates of Gebr. Knauf in 2015.

In September 2015, we and our indirect wholly-owned subsidiary, USG Ventures-Europe GmbH, entered into an Interest and Share Purchase Agreement (“ISPA”) with Knauf Aquapanel GmbH, an affiliate of Gebr. Knauf (collectively, “Knauf”), pursuant to which USG Ventures-Europe GmbH sold to Knauf its 50% share of its interests in Knauf/USG Verwaltungs GmbH and Knauf/USG Systems GmbH & Co. KG (collectively, the “Knauf-USG Joint Venture”) for a total price of €48 million in cash. The Knauf-USG Joint Venture has manufactured and distributed Aquapanel® brand cement panels throughout Europe (excluding Turkey) and all countries that were part of the former Soviet Union since 2001. The sale was consummated in December 2015. USG recorded a $6 million net gain on the disposition. The sale of our interests in the Knauf-USG Joint Venture was approved by our Board.

In 2012, we and our wholly-owned subsidiaries, USG Foreign Investments, Ltd. and USG (UK) Ltd., collectively the Sellers, entered into a Share and Asset Purchase Agreement (“SAPA”) with Knauf International GmbH and Knauf AMF Ceilings Ltd., affiliates of Knauf, pursuant to which the Sellers sold to Knauf certain of their wholly-owned European business operations. The sale was approved by our Board.

There are continuing indemnification obligations under the ISPA and SAPA pursuant to which we may be obligated to pay money to, or entitled to receive money from, certain entities affiliated with Knauf.

We and our subsidiary L&W Supply Corporation were named as defendants in lawsuits relating to Chinese-made wallboard installed in homes primarily in the southeastern United States in 2006 and 2007. Most of the lawsuits against us related to wallboard manufactured by Knauf Plasterboard (Tianjin) Co., an affiliate of Gebr. Knauf. Those lawsuits have been resolved, and we have reached an agreement with Gebr. Knauf and their affiliates that limits our responsibility for claims against us for homes to which we delivered Knauf Plasterboard (Tianjin) Co. wallboard. In accordance with the agreement, an affiliate of Gebr. Knauf will fund the costs of resolving the claims, excluding legal fees. L&W Supply estimates that its gross liability for resolving claims relating to wallboard manufactured by Knauf Plasterboard (Tianjin) Co. is approximately $710,000.

USG Corporation   2016 Proxy Statement    35

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Named Executive Officers

Our Compensation Discussion and Analysis describes our executive compensation philosophy and programs which are governed by the Compensation and Organization Committee of our Board, or the Committee. The Compensation Discussion and Analysis includes 2015 total compensation for our named executive officers listed below:

Named Executive Officer	Title

James S. Metcalf	Chairman, President and Chief Executive Officer

Matthew F. Hilzinger	Executive Vice President and Chief Financial Officer

Dominic A. Dannessa	Executive Vice President, Chief Operations and Innovation Officer

Stanley L. Ferguson (1)	Executive Vice President, General Counsel and Secretary

Christopher R. Griffin (2)	Executive Vice President and Chief Operating Officer

Jennifer F. Scanlon	Executive Vice President; President, International; President L&W Supply Corporation

(1)	Mr. Ferguson retired from the Company effective December 31, 2015.
(2)	Mr. Griffin ceased to be an executive officer as of July 31, 2015.

36    USG Corporation   2016 Proxy Statement

Executive Summary

Our executive compensation program is designed to attract, motivate, engage and retain talented executives and align their interests with those of stockholders. We use a combination of base salary, annual and long-term incentive awards, retirement and other benefits and limited perquisites to link executive pay with our financial and operating objectives. Our strategy, called the Plan to Win, has three pillars: Strengthening Our Core Businesses, Diversifying Our Earnings, and Differentiating Our Products and Services Through Innovation.

Our compensation program for executive officers, including our named executive officers, drives the achievement of our Plan to Win. The program places the greatest emphasis on performance-based incentives. Nearly 86% of our Chairman, President and CEO’s target total 2015 pay mix, and more than 72% of the average target total 2015 pay mix of our other named executive officers, excluding any one-time special grants, was at risk, and more than half is in stock-based compensation to create alignment with stockholders.

Chairman, President & CEO 2015 Target Pay Mix

Other NEOs Average 2015 Target Pay Mix (1)

(1)	Excluding any one-time special grants.

USG Corporation   2016 Proxy Statement    37

2015 Performance and Executive Compensation

In 2015, we continued to make progress on all three strategic priorities of our Plan to Win. The annual highlights include:

Strengthening Our Core Businesses	Total operating profit of $381 million, more than double 2014
Expanded operating margins in all of our core businesses
Strong cost performance with SG&A below 2014 and 2013 levels
L&W same store sales were up 6% and operating profit was up 69% year-on-year

Diversifying Our Earnings

We completed our first full calendar year with USG Boral Building Products, or UBBP, our 50/50 strategic joint ventures with Boral Limited, which generated $48 million in equity method income for us in 2015

Differentiating Our Products and Services Through Innovation	Introduction of over 25 new products, including four high-performance ceilings products and our structural panel line, which is seeing record sales and profits

Our improved operational results in 2015 reflect management’s continued focus on growing our businesses, increasing operating margins and controlling costs. The cost reductions we have implemented over the last several years contributed to our improved operating results. We also continue to focus on operational excellence with near-record performance in safety, quality, customer satisfaction and operating efficiency.

Compensation for 2015 for our named executive officers reflects the improvement in our results and the achievement of key performance metrics as discussed below.

•

Base Salary – In 2015, we increased salaries for our named executive officers, as well as all other salaried employees, to account for our named executive officers’ expanded responsibilities, individual performance, internal equity and/or retention considerations. The increase for our Chief Executive Officer was approximately 5.2%, and the average increase for the other named executive officers was approximately 4.6%.

•

Annual Incentive Awards – 50% of the annual incentive award opportunity is based on the achievement of the adjusted net earnings threshold for 2015 set by the Committee. The balance of the award opportunity is based on the achievement of annual operating and financial objectives, or Focus Targets. Annual incentive awards for our named executive officers in 2015 ranged from 95.5% to 121.5% of target due to our exceeding the adjusted net earnings and Focus Target thresholds, as discussed below. For services performed in 2015, we gave our executive officers currently employed by us the option of receiving up to 25% of their net annual incentive award in shares of our common stock.

•

Long-Term Incentive Awards – Annual equity awards granted in 2015 were comprised of market share units and performance shares. In 2013, the Committee replaced stock options and restricted stock units with market share units for our annual grants for the reasons discussed below under

38    USG Corporation   2016 Proxy Statement

“Elements of Total Compensation – Long-Term Incentive”. The entire annual long-term incentive award granted to an executive is now at risk and performance-based, as discussed below. The portion of the market share units awarded in 2013 that were earned as of December 31, 2015 resulted in a 77% payout percentage, while the performance shares granted in 2013 vested at 0% of target. In addition to the annual long-term incentive awards granted to all participants, a small number of executives who received promotions during the year were awarded one-time special grants consisting of time-based restricted stock units.

Compensation Governance

Our executive compensation practices include governance features that support our pay-for-performance philosophy, including:

•	the Committee is comprised solely of independent directors with whom stockholders may communicate as discussed under “Communications with Directors” on page 27 of this proxy statement;

•	the Committee retained Willis Towers Watson as its independent compensation consultant;

•

the Committee has reviewed compensation-related risk with management and Willis Towers Watson and concurs with management’s conclusion that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on us;

•	long-term incentive awards are subject to double-trigger vesting upon a change in control, beginning with the 2013 grants, as discussed below; and

•

all Employment and Change in Control Severance Agreements entered into since 2012 do not contain provisions providing for modified tax gross-ups or additional service and age credits under our retirement plans.

These governance practices are complemented by compensation program designs that align the programs with stockholder interests and encourage management not to take excessive risks, including:

•	stock ownership guidelines for our executive officers and non-employee directors, as described on pages 53 and 77, respectively, of this proxy statement;

•

compensation recoupment, or “clawback,” provisions that allow our Board to recoup excess incentive compensation paid to an executive officer if our financial statements are restated due to fraud or intentional wrongdoing of the executive officer;

•	a limit on the payout under the annual Management Incentive Program to a maximum of two times the par, or target, incentive award;

•

an annual long-term incentive award program that is 100% performance-based consisting of (i) market share units that are earned based on our stock price performance over a three-year period, and (ii) performance share awards that are earned based on a comparison of our total stockholder return over a three-year period to the total stockholder return for the companies in the Dow Jones U.S. Construction and Materials Index, or the Index; and

•	a prohibition on our executive officers engaging in speculative transactions involving our securities, including participating in hedging activities or buying or selling puts or calls and short sales.

USG Corporation   2016 Proxy Statement    39

Compensation Philosophy and Objectives

Our executive compensation philosophy is to provide a competitive total compensation package that:

•

Aligns management’s interests with those of our stockholders by using equity-based long-term incentive awards, including awards that vest only upon the achievement of performance objectives, maintaining stock ownership guidelines and restricting hedging activity.

•

Motivates management to achieve our strategic growth and annual operating objectives through compensation programs that reward performance. Over 78% of the targeted compensation opportunity for our named executive officers as a group is variable based on achievement of an adjusted net earnings target, annual operating and financial targets, our stock price performance and total stockholder return. The annual operating and financial targets are selected to motivate management to take actions that benefit both short-term operating objectives and implement our Plan to Win.

•

We attract and retain talented managers by ensuring that compensation opportunity is competitive in relation to similar positions in similar organizations. In setting compensation opportunity for our executive officers, we use the median level of compensation opportunity for a comparator group of companies as the reference point. We generally seek to set the target compensation opportunity for an individual executive officer within a band of 75% to 125% of the median based on the executive officer’s performance, experience and skill. We also adjust compensation levels based on internal equity to appropriately reward the contributions of our executives and to facilitate succession planning objectives.

Committee Position on Incentives and Excessive Risk

The Committee believes that the design of our annual compensation programs, which balances salary, short-term incentives and long-term incentives, does not encourage management to take excessive risks to maximize earnings or meet performance objectives in a single year at the expense of our long-term objectives.

The annual incentive program has a mix of financial and operating objectives, a limitation on the amount of payments and a “clawback” feature described on page 39 of this proxy statement. The Long-Term Incentive Plan, or Current LTIP, uses a variety of equity compensation awards (market share units, performance shares and restricted stock units)

that have extended vesting periods and provide different incentives. Awards under the Current LTIP include a “clawback” feature, and since 2013 contain a double-trigger vesting provision. The proposed New LTIP contains similar provisions, as discussed under “Proposal 2 – Approval of USG Corporation 2016 Long-Term Incentive Plan” on page 79 of this proxy statement. Together with our stock ownership guidelines and a prohibition on hedging and speculative transactions involving our securities, this balanced array of incentives encourages management to implement our Plan to Win by achieving both short-term operating and financial and long-term strategic objectives identified by the Committee as being important.

40    USG Corporation   2016 Proxy Statement

The Committee and its consultant annually review a risk assessment of our compensation programs, and they believe that these programs do not create risks that are reasonably likely to have a material adverse effect on us.

Compensation and Organization Committee

Our executive compensation programs are overseen by the Committee. The Committee is comprised solely of independent directors, as defined by the NYSE listing standards. The current Committee members are Richard P. Lavin (Chair), Jose Armario, Matthew Carter Jr., and Steven F. Leer. The Committee’s charter charges it with various accountabilities, including:

•	to review and make recommendations to the Board with respect to management organization, succession and development programs, and the election of corporate officers;

•	to review and approve, or recommend for approval, officers’ salaries, incentive compensation and bonus awards;

•	to make, itself or through a subcommittee, the decisions required by a committee of the Board under all equity compensation plans we have adopted;
•

to approve and report to the Board changes in salary ranges for all other major position categories and changes in our retirement, group insurance, investment, management incentive compensation and other benefit plans; and

•	sole authority to retain or obtain the advice of any compensation consultant or other adviser after taking into consideration the adviser’s independence from management.

The Committee’s charter can be found on our website www.usg.com.

Committee Calendar and Meetings

Normally the Committee meets between four and six times a year. In 2015, the Committee held five meetings. The agendas for meetings and the annual Committee calendar are developed by management in consultation with the Committee Chair. The Committee has retained an independent compensation consultant, and one of its representatives attended all Committee meetings held during

2015. The Committee periodically holds meetings or executive sessions to review matters with its compensation consultant without management present. The Committee also periodically holds meetings or executive sessions with neither its independent compensation consultant nor management present.

USG Corporation   2016 Proxy Statement    41

Management’s Role in Compensation

Our Human Resources Department is responsible for the administration of our executive compensation, benefits and related programs. The Executive Vice President and Chief Administrative Officer is accountable for making proposals to the Committee for changes in compensation and benefit programs at the request of either management or the Committee and is the primary management contact for the Committee Chair.

Our Chairman, President and Chief Executive Officer, Executive Vice President and Chief Administrative Officer and Senior Vice President, Human Resources usually attend Committee meetings to present matters for consideration by the Committee and to answer questions regarding those matters. Other executive officers and senior managers may attend meetings at the request of either management or the Committee to provide information and answer questions relevant to the Committee’s consideration of matters presented to it.

The Chief Executive Officer recommends to the Committee any changes in compensation for executive officers (other than himself) based on his assessment of each individual’s performance, contribution to our results and potential for future contributions to our success. The Committee meets in executive session without any members of management present to review the performance and compensation of the Chief Executive Officer, to evaluate compensation proposals made by management and to make decisions with respect to those proposals.

Once each year (typically in July) management provides the Committee with an overview of all compensation and benefit plans pertaining to executive officers, including the purpose and cost of the programs and the value delivered to the participants by the programs. The Committee uses this information when evaluating subsequent compensation proposals by management and in developing its own proposals for changes to executive officer compensation. The Chief Executive Officer and the Executive Vice President and Chief Administrative Officer also lead an annual review for the Board of our management succession plans. This review provides the Committee and other Board members with information regarding the performance and potential of our management team that can be taken into account when executive compensation decisions are made.

42    USG Corporation   2016 Proxy Statement

Compensation Consultants

The Committee has retained Willis Towers Watson as a compensation consultant to provide the Committee with an independent review of our executive compensation program. Willis Towers Watson was selected by the Committee and works under the direction of the Committee Chair. The Committee has assessed the independence of Willis Towers Watson and did not identify any conflict of interest that would prevent Willis Towers Watson from independently representing the Committee.

Willis Towers Watson’s primary role is to provide an independent analysis of competitive market data and to assist the Committee in evaluating compensation proposals made by management. Willis Towers Watson also assists the Committee in developing the compensation package for our Chief Executive Officer. Willis Towers Watson’s fees for its services provided to the Committee in 2015 were $34,743.

Willis Towers Watson provided services to management during 2015 to advise regarding broad-based benefit plans, to provide retiree benefits services and casualty insurance programs and to provide non-customized surveys regarding compensation of non-officer salaried employees. Its fees for those services were $863,602. At the direction of the Committee Chair, Willis Towers Watson may meet with management and/or management’s consultant to review management’s proposals prior to the Committee’s review. A representative of Willis Towers Watson attended all the Committee meetings held in 2015. USG pays Willis Towers Watson’s fees for consulting services provided to the Committee after approval of those fees by the Committee Chair.

Management also uses consultants to provide analysis and advice with respect to executive compensation programs and practices. Management’s primary advisor for compensation-related matters is Exequity, LLP. Exequity assists management in analyzing competitive market practices and benchmark data and in developing proposals for review by the Committee. It does not provide any services to USG other than executive compensation consulting. Management also contracts with Aon Hewitt to conduct an annual competitive review of our executive compensation pay practices compared to those of a comparator group of companies. The study assists management in comparing compensation levels for our executive officers to compensation levels of the comparator group. Aon Hewitt does not assist management in formulating proposals for compensation changes for executive officers. Aon Hewitt provides other services to us related to the administration of our retirement, health and welfare benefit plans.

Setting Compensation Levels – Compensation and Organization Committee Annual Review

In February of each year, the Committee sets the level of each element of compensation for our executive officers. As part of this process, the Committee considers market competitiveness,

current market conditions, performance for the prior year, succession plans and internal equity.

Market Competitiveness

Since 2003, management has engaged Aon Hewitt to conduct an annual Executive Compensation Competitive Review to compare compensation opportunity for our executive officers to the compensation opportunity provided for similar positions by 20-25 industrial and/or Chicago-based companies. Each executive officer’s position, including the Chief Executive Officer’s position, is compared to positions with similar responsibilities or at an

USG Corporation   2016 Proxy Statement    43

equivalent level in this comparator group in terms of base salary, annual incentive, long-term incentive and total compensation. If there is no comparable position in the comparator group, the Committee generally sets compensation opportunity for the executive officer based on internal equity.

The review provides the Committee with market information that enables it to evaluate total compensation opportunity, the mix of fixed and performance-based compensation elements and how total compensation is divided between the various elements. The Committee uses that information to evaluate recommendations made by management with respect to compensation of our executive officers other than the Chief Executive Officer and to develop its own recommendations with respect to the compensation of the Chief Executive Officer.

We select our comparator companies from among those for which data is available in Aon Hewitt’s Total Compensation Measurement data base, based on their similarity to USG in terms of industry, annual revenue, complexity of operations, business cyclicality and geographic location. They are the types of companies with which we compete for talent. Our comparator group did not change in 2015 and was comprised of:

A.O. Smith Corporation	Fortune Brands Home & Security, Inc.	Mohawk Industries, Inc.

Armstrong World Industries, Inc.	Foster Wheeler	Mueller Water Products, Inc.

Ball Corporation	Kennametal Inc.	Owens Corning

Boise Cascade Company	Lennox International, Inc.	The Sherwin-Williams Company

BorgWarner, Inc.	Martin Marietta Materials, Inc.	The Valspar Corp.

Brunswick Corporation	Masco Corporation	Vulcan Materials Company

Dover Corporation	MeadWestvaco Corporation	W.W. Grainger, Inc.

We have designed our executive compensation packages to be market competitive in total. Our objective is to provide executive officers with a targeted total compensation opportunity generally within a band of 75% to 125% of the median of the comparator group for their individual positions. Median compensation data for our comparator group is derived by using regression analysis to size adjust comparator group data. For 2015, the comparator group data was size adjusted to a revenue of $4.37 billion, which approximated what our 2014 annual revenues would have been at the time the analysis was completed if we had included 50% of total revenues from UBBP.

Total compensation opportunity for each executive officer is set based on performance, experience, skill and internal equity. In circumstances where the scope of one of our executive’s position differs significantly from the scope of responsibility of similarly titled positions in the comparator group companies, the Committee may set the targeted compensation opportunity for that executive outside the 75% to 125% of median range. Executives who are new in a position may be below the median for one or more elements of compensation. To reward extraordinary accomplishments, to promote retention and succession planning objectives and/or to maintain internal equity, we may pay an element of compensation in excess of 125% of the median. The Committee is comfortable with setting one or more elements of an executive’s compensation opportunity outside this range because the Committee is more concerned with the competitiveness of our executive officers’ total compensation opportunity than the opportunity represented by any one individual element of compensation.

44    USG Corporation   2016 Proxy Statement

Total target net compensation — base salary, target annual incentive opportunity and the grant date value of long-term incentive awards — for each of our named executive officers for 2015 was set as follows:

Named Executive Officer	Percentage of 2014 Median
Mr. Metcalf	111%
Mr. Hilzinger	108%
Mr. Dannessa	117%
Mr. Ferguson	122%
Mr. Griffin	101%
Ms. Scanlon	118%

Performance

The Committee assesses the performance of the Chief Executive Officer in executive session at the February Committee meeting and makes recommendations to the Board regarding the Chief Executive Officer’s compensation. The Chief Executive Officer conducts a similar assessment of the performance of the other executive officers and summarizes the results for the Committee when making his compensation recommendations to the Committee at the February Committee meeting.

The Committee’s determination of our executive officers’ compensation adjustments is based on its assessment of each executive officer’s contribution to our overall financial results for the year and to the accomplishment of our annual operating and financial objectives as well as internal equity. Among the 2014 accomplishments considered by the Committee in February 2015 in making its recommendation to the Board regarding 2015 compensation levels for our named executive officers were:

•	net sales of approximately $3.7 billion, an increase of approximately 4% compared to 2013;

•	consolidated operating profit of $162 million;

•	net income of $37 million;

•	operating profit at L&W Supply, our distribution subsidiary of $16 million, a $10 million increase over 2013;
•	creation of our 50/50 strategic joint ventures, USG Boral Building Products;

•	record safety and near-record quality and operating efficiencies in our manufacturing and distribution businesses;

•	the extension of our UltraLight technology via a national rollout of our new Sheetrock UltraLight Mold Tough panels;

•

our customers validating our efforts to provide excellent service, with USG being named Vendor of the Year in the U.S. by True Value and Do It Best and in Canada by the Home Depot, and L&W Supply being named a “Partner of Choice” by David Weekly Homes in Florida;

•	increasing the use of Lean Six Sigma in the corporate and manufacturing areas, leading to 225 projects completed in 2014 for a savings of more than $14 million;

•	conversion of the remaining $75 million of our outstanding 10% convertible senior notes into equity; and

•	the repayment of the remaining $59 million of our 9.75% senior notes due 2014.

USG Corporation   2016 Proxy Statement    45

Internal Equity

The Committee also considers the level of compensation opportunity of executive officers based on its judgment of the relative importance of the responsibilities of each executive officer position to USG and each executive officer’s contribution to corporate results. In addition, adjustments may be made to further our succession planning philosophy of developing and promoting talent from within USG. The Chief Executive Officer’s compensation opportunity has historically been significantly higher than that of our other named executive officers based on our philosophy of paying market competitive compensation and reflects his broader accountability and the greater percentage of his total compensation that is performance-based. We do not set the compensation level of our executive officers as a multiple of the compensation of any other employee or group of employees.

Advisory Votes Related to Named Executive Officer Compensation

At our annual meeting of stockholders held in May 2011, the recommendation of the Board to hold an advisory vote regarding the compensation of our named executive officers every three years received the support of almost two-thirds of the votes cast by our stockholders. Taking into consideration that support, the Board determined to hold future stockholder advisory votes regarding the compensation of our named executive officers every three years until the next required vote regarding that frequency in

2017. At our annual meeting of stockholders held in May 2014, the compensation of our named executive officers set forth in the proxy statement for that meeting was approved, on an advisory basis, by more than 98% of the votes cast by our stockholders. After taking into account the substantial stockholder support of the compensation described in the proxy statement for our 2014 annual meeting, the Committee did not implement changes to our executive compensation program.

Elements of Total Compensation

Our total compensation program consists of the following elements:

•	base salary;

•	annual incentive;

•	long-term incentive; and

•	benefits and perquisites.

46    USG Corporation   2016 Proxy Statement

Base Salary

The starting point for determining base salaries for our executive officers is the annual Aon Hewitt Executive Compensation Competitive Review. Individual salaries for our named executive officers range between approximately 95% and 109% of the median for the comparator group. Factors that warrant paying above the median include: individual performance, as assessed by the Chief Executive Officer (or in the case of the Chief Executive Officer, the Committee and Board), experience, skills, internal equity and retention considerations.

The Committee approved salary increases for 2015 for all salaried employees, including the following increases for our named executive officers:

Named Executive Officer	Percentage Increase
Mr. Metcalf	5.2%
Mr. Hilzinger	4.1%
Mr. Dannessa	3.8%
Mr. Ferguson	3.0%
Mr. Griffin	7.8%
Ms. Scanlon	4.0%

Annual Incentive

Our annual Management Incentive Program, or MIP, provides a variable reward opportunity based on adjusted net earnings and the achievement of operating and financial objectives aimed at implementing our Plan to Win and derived from the annual operating plan. We pay annual incentive awards in the first quarter of the year following the year in which they are earned.

The target annual incentive opportunity for participants in the MIP is expressed as a percentage of base salary. For 2015, the target annual incentive opportunity for named executive officers ranged from 60% of base salary to 120% of base salary for our Chief Executive Officer. The amount of the target annual incentive opportunity for each of our named executive officers for 2015 is indicated

under the heading “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” in the 2015 Grants of Plan-Based Awards Table on page 62 of this proxy statement.

In 2015, Mr. Metcalf’s target annual incentive was increased from 115% of base salary to 120% of base salary. This change was made to appropriately reflect the scope of his responsibilities and to ensure the compensation opportunity provided is market competitive. Our Chief Executive Officer’s annual incentive opportunity is higher than the opportunity for our other executive officers in 2015 in recognition of the broader scope of his responsibilities and impact on corporate performance, and based on market data regarding compensation of chief executive officers of the companies in our comparator group.

USG Corporation   2016 Proxy Statement    47

For 2015, the annual incentive award opportunity was comprised of the following segments that are designed to provide an incentive to maximize earnings and pursue operational excellence.

•

Adjusted Net Earnings: 50% of the 2015 MIP target award opportunity for our executive officers was based on achievement of an adjusted net earnings target. Taking into account that net earnings, as adjusted for incentive plan purposes, were $154 million in 2014, the Board determined that participants could earn a par award for this segment of the MIP in 2015 if consolidated net earnings, as adjusted for incentive plan purposes, were $250 million, a 62% increase from the actual adjusted net earnings in 2014. The minimum amount of adjusted net earnings required for any payment under this segment for 2015 was $200 million. Straight-line interpolation is used to determine values between performance thresholds.

The Committee determined that, for 2015, net earnings, as adjusted for incentive plan purposes, were $259 million. In making its determination, as provided in the MIP approved by the Committee at the beginning of the year, the Committee determined that certain adjustments to net earnings were appropriate because the events were nonrecurring and non-operational in nature and the accounting effects of these items were not indicative of the performance of our named executive officers during 2015. For 2015, net earnings as reported was $991 million and was adjusted to exclude (i) a $19 million loss on extinguishment of debt and (ii) $751 million in gains, comprised of $731 million in tax valuation allowance release, $7 million in gains attributable to a settlement and $13 million in gains related to sales of non-core assets. The release of the valuation allowance, which was precipitated by our positive cumulative earnings over the past several years, drove a $731 million non-cash income statement benefit with an offsetting increase in our net deferred tax assets on our balance sheet. The Committee did not think it was appropriate to include this significant non-cash benefit in calculating 2015 MIP bonuses. All of these adjustments were consistent with the types of adjustments allowed for under the MIP. Since we reported consolidated net earnings, as adjusted by the Committee, in excess of $200 million for the year, participants received awards equal to 117% of par for this segment of the 2015 MIP.

•

Focus Targets:    50% of the 2015 MIP target award opportunity for our executive officers was based on the achievement of annual operating and financial objectives, called Focus Targets. We use broad, high impact measures such as business unit profitability, selling, general and administrative expenses, or SG&A, and manufacturing costs that are designed to promote a balanced performance between operational and financial objectives and to reward achievements that contribute to our profitability. The targets are derived from our annual planning process and are measurable and verifiable. The payout can range from zero to 200%.

The Committee approves the Focus Target minimum, par and maximum performance levels for each measure early in the year. In February of the following year, the Committee reviews the prior year’s performance, including the degree of achievement of each of the Focus Targets and the degree of achievement under the adjusted net earnings target.

48    USG Corporation   2016 Proxy Statement

Our objectives for 2015 were centered on implementing our Plan to Win by increasing profitability through revenue growth and cost containment. The Focus Targets for our named executive officers for 2015 were chosen to support these objectives. We believe these targets were effective because during 2015 we increased our net sales by 1.4% and were successful in lowering our 2015 SG&A from our 2014 SG&A. These achievements contributed to the performance in relation to the 2015 Focus Targets for our named executive officers reflected in the table below, which also sets forth other information regarding those 2015 targets.

Measure	Minimum	Target	Maximum	2015 Performance	2015 Performance % of Target	Payout Earned % of Par
North American Operations Adjusted Operating Profit ($ in millions) (1)	$385	$440	$500	$421	96%	82%
L&W Supply Adjusted Operating Profit ($ in millions) (2)	$17	$24	$30	$27	113%	148%
USG Boral Building Products Adjusted Equity Income ($ in millions) (3)	$40	$55	$70	$48	87%	74%
Selling and Administrative Expense ($ in millions) (4)	$335	$325	$315	$313	104%	200%
U.S. Wallboard Cost		(5)			102%	126%

(1)

North American operating profit was $437 million for 2015 and has been adjusted to exclude the following non-operational charges: a $10 million gain on the sale of non-core assets and a $7 million recovery of a portion of the receivable owed to our shipping business by its trading partner that was fully reserved for in 2014. These adjustments were consistent with the types of adjustments allowed for under the MIP.

(2)	Operating profit for L&W Supply (our Distribution segment) was $27 million for 2015. No adjustments were made to this amount.
(3)	Equity income from USG Boral Building Products was $48 million for 2015. No adjustments were made to this amount.
(4)	Selling and administrative expense was $317 million for 2015 and has been adjusted to exclude $4 million in restructuring severance expense.
(5)

We do not publicly disclose U.S. Wallboard Cost because that information constitutes confidential commercial and financial information, the disclosure of which would cause us competitive harm. The target level for this Focus Target was set at a challenging, but achievable, level.

USG Corporation   2016 Proxy Statement    49

For 2015, the named executive officers were assigned the following Focus Targets with the weightings indicated below:

	North America Operations Adjusted Operating Profit	L&W Supply Adjusted Operating Profit	UBBP Adjusted Equity Income	SG&A	U.S. Wallboard Cost
Mr. Metcalf	10%	10%	10%	10%	10%
Mr. Hilzinger	10%	10%	10%	10%	10%
Mr. Dannessa	20%	—	20%	—	10%
Mr. Ferguson	10%	10%	10%	10%	10%
Mr. Griffin	20%	20%	—	10%	—
Ms. Scanlon	—	—	50%	—	—

Achievement of the Focus Target segment of the 2015 MIP resulted in awards on average of approximately 118.6% of par for our named executive officers. On an individual basis, the payouts ranged from approximately 95.5% to 121.5% of par for our named executive officers other than Mr. Griffin. Because Mr. Griffin was no longer employed by us on December 31, 2015 his award under the MIP was pro-rated in accordance with the MIP based on the number of full months employed during 2015. Mr. Griffin’s pro-rated payout was 124.5%.

For services performed in 2015, we gave our executive officers currently employed by us the option of receiving up to 25% of their net annual incentive awards in shares of our common stock. Messrs. Metcalf, Hilzinger and Dannessa each elected to receive 25% of his net award in stock and Ms. Scanlon elected to receive 10% of her net award in stock.

Long-Term Incentive

The purpose of our equity-based Current LTIP is to motivate management to build the value of the enterprise, to align management’s interests with those of our stockholders and to provide a competitive compensation opportunity that enables us to attract and retain talented employees.

For 2015, the annual awards consisted of market share units, or MSUs, and performance shares. These awards are performance based or “at risk”, based on both our absolute stock performance with MSUs (as measured by our stock price) and relative stock performance with performance shares (as measured by our total stockholder return compared to certain other companies). We believe combining elements of both absolute stock performance and relative stock performance provides the best incentive for management to increase stockholder value.

The portion of the MSUs awarded in 2013 that were earned as of December 31, 2015 resulted in a 77% payout percentage, while the performance shares granted in 2013 vested at 0% of target. The Current LTIP, in addition to the proposed New LTIP, also provides for the use of stock options, stock appreciation rights, restricted stock units, or RSUs, restricted stock, performance units and other stock and cash awards.

In 2013, the Committee and the Board approved a change to our Current LTIP awards to further align executive pay and stockholder value. Our equity award agreements historically provided for the immediate and full vesting of all awards upon a change in control as defined in the Current LTIP, or single-trigger vesting. Effective with the 2013 grants, our equity award agreements are now “double trigger” and

50    USG Corporation   2016 Proxy Statement

provide for vesting upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties. The proposed New LTIP also includes “double-trigger” change in control provisions.

At their regularly scheduled meetings in February 2015, the Committee and Board approved annual awards under the Current LTIP for 2015. For executive officers:

75% of the grant date value of the total award was provided in the form of MSUs. MSUs are stock units earned based on the stock market performance of our common stock as measured over a three-year period. The actual number of shares of common stock to be issued can range from zero to 150% of the number of MSUs awarded based on the percentage change in the price of our common stock over the three-year vesting period. If the stock price increases during the vesting period, both the value and number of shares that vest increases. If the stock price declines, both the value and number of units that are eligible to vest will be reduced.

The use of MSUs for named executive officers was first approved by the Committee and Board in 2013. In previous years, the value of the annual grants to executive officers under the Current LTIP was comprised of 37.5% from stock options, 37.5% from RSUs and 25% from performance shares. MSUs have several advantages compared to the combination of non-qualified stock options and RSUs, as follows:

•

We prefer MSUs over time-based restricted share units because we believe that MSUs better link pay with performance. We use stock price as a proxy for our enterprise value, and therefore we believe MSUs provide a strong incentive for our participants to achieve results that increase value for our stockholders. A 10% increase in the stock price is required to earn even a target number of MSUs. A drop in stock of more than 50% over the vesting period results in the forfeiture of the MSUs.

•

We prefer MSUs over stock options because we believe MSUs are a more effective incentive for employees in a cyclical business like ours. In our experience, when stock options are “underwater”, they have little motivational or retention value for employees.

MSUs granted in 2015 will be earned on December 31, 2017 according to the schedule below, with a 10% appreciation in the Market Value of our common stock, as defined below, required for vesting of the target number of shares. On the Start Date, as defined below, the Market Value of the MSUs granted in 2015 was $28.60. In general, earning MSUs requires continued employment through the measurement dates. In the case of termination of employment due to death, disability or retirement during the performance period, vesting will be pro-rated based on the number of full months employed during 2015 in accordance with the MSU award agreements at the end of the performance period. The MSUs will vest upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties.

Performance of Market Value on End Date compared to the Start Date	Percentage of Target Shares Earned on December 31, 2017 (1)
More than 50% decrease in Market Value	0%
50% decrease in Market Value	50%
No change in Market Value	92%
10% increase in Market Value	100%
50% or more increase in Market Value	150%

(1)	Straight-line interpolation is used to determine values between performance thresholds.

USG Corporation   2016 Proxy Statement    51

Market Value of our common stock is determined on the applicable date as set forth below:

	Start Date (Grant on February 11, 2015)	End Date January 2018
Market Value measurement methodology on applicable dates	Average of the closing prices of our common stock over the first fifteen trading days in January 2015	Average of the closing prices of our common stock over the first fifteen trading days in January 2018

As an example, if an employee is granted 100 target MSUs, and the average of the closing prices of our common stock for the first 15 trading days in January 2015 (the “Start Date”) is $25, with the average of the closing prices of our common stock for the first 15 trading days in January 2018 (the “End Date”) remaining $25 (a scenario where the “Market Value” does not change), then the employee would receive 92% of the target shares, or 92 shares of common stock worth $2,300 on the End Date. If the Start Date price is $25 and the End Date stock price increases to $37.50 (a 50% increase in “Market Value”), then the employee would receive 150% of the target shares, or 150 shares of common stock worth $5,625 on the End Date. However, if the End Price decreases to $12.50 (a 50% decrease in Market Value), then the employee would receive 50 shares of common stock worth $625 on the End Date. An ending stock price below $12.50 would result in no shares vesting.

The MSUs awarded in February 2013, the year that we transitioned to MSUs, were earned half as of December 31, 2014 and half as of December 31, 2015. The portion of the MSUs awarded in 2013 that were earned as of December 31, 2015 resulted in a 77% payout percentage, with the Market Value for that tranche comparing the closing prices of our common stock for the first seven trading days in February 2013 to the average of the closing prices of our common stock during the month of December 2015. Because Mr. Griffin was no longer employed by us on December 31, 2015 the MSUs granted to him in 2013 were forfeited.

The remaining 25% of the grant date value of the total award was provided in the form of performance shares. Performance shares are earned based on a comparison of our total stockholder return over a three-year vesting period to the total stockholder return for the companies in the Index. The actual number of shares of common stock to be issued can range from zero to 200% of the number of performance shares awarded. Adjustments may be made to the Index to reflect changes in the companies included in the Index during the vesting period. We use this Index because it is comprised of companies that participate in similar markets as our operating businesses and, therefore, provides an appropriate benchmark to measure the relative performance of our stock. We also use this Index in the performance graph included in our annual report on Form 10-K.

Vesting will be pro-rated based on the number of full months employed during the performance period in the event of death, disability or retirement, and pro-rated awards will be paid at the end of the three-year performance period. The performance shares will vest upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties.

52    USG Corporation   2016 Proxy Statement

Total USG Stockholder Return Relative to Index	Percent of Award Earned (1)
Below 35th percentile	0%
35th percentile	35%
50th percentile	100%
75th percentile	150%
90th percentile or above	200%

(1)	Straight-line interpolation is used to determine values between vesting tiers.

The performance shares granted in February 2013 vested at 0% of target due to USG’s stockholder return relative to the Index performing at the 17th percentile during the three-year period ending December 31, 2015. Because Mr. Griffin was no longer employed by us on December 31, 2015 the performance shares granted to him in 2013 were forfeited.

During 2015, the Committee and Board also approved special awards of 10,000 RSUs to each of Mr. Dannessa and Ms. Scanlon in recognition of their substantial increase in responsibilities following Mr. Griffin’s departure from the Company. One-half of these RSU awards vest on the second anniversary of the grant date and the other one-half will vest on the fourth anniversary of the grant date. The RSUs may vest earlier in the event of death or disability. The RSUs will vest upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties.

Stock Ownership Guidelines

We have stock ownership guidelines for our executive officers and other senior managers. Participants are expected to own at a minimum the lesser of their salary multiple or the fixed number of shares set forth below:

Participant	Minimum No. of Shares	Multiple of Base Salary
Chairman, President and Chief Executive Officer	100,000	5X
Executive Vice President	35,000	4X
Senior Vice President	15,000	3X
Vice President	10,000	2X
Director/Subsidiary VP	3,500	1X

All of our named executive officers meet or exceed their stock ownership guidelines. The guidelines were set at these levels to ensure management owns meaningful levels of stock, taking into account competitive market practice. We expect all participants to reach at least the minimum level of ownership for their position level within five years after their appointment to that position. Shares owned, shares held in the Investment Plan, performance shares and MSUs that have vested and unvested RSUs count towards satisfaction of the guidelines. If a participant fails to meet or show sustained progress toward meeting these ownership requirements, we may reduce future long-term incentive program awards to that participant.

USG Corporation   2016 Proxy Statement    53

Benefits and Perquisites

Broad-Based Retirement, Health and Welfare Benefits

We provide a comprehensive health and welfare package to all of our full-time employees. Our executive officers are eligible to participate in these plans on the same basis as other eligible employees. The package includes the following benefits:

•

Medical, Dental and Vision Plans: All participants contribute a portion of the cost of the coverage for the medical, dental and vision plans. We do not provide any supplemental medical coverage or subsidy to any executive officer. Employees hired prior to January 1, 2002 are eligible for retiree medical subsidies.

•

USG Corporation Investment Plan (401(k) Plan): This qualified defined contribution plan allows employees to invest up to 75% of salary and annual incentive awards (subject to the maximum level of contribution set by the Internal Revenue Service) in twelve target date funds or ten core investment alternatives. Employees can contribute on a pre-tax basis and/or a Roth after-tax basis. We match employee contributions $0.25 per dollar on the first 6% of employee pay contributed.

•

USG Corporation Retirement Plan: For employees hired before January 1, 2011, this qualified defined benefit plan provides a pension benefit based on the participant’s years of credited service in the plan and the participant’s final average pay. The plan requires participants to contribute 2% of pensionable earnings toward benefits. Participants can elect early retirement, with the benefit reduced 5% for each year earlier than age 65 at retirement. Participants who have a combined number of years of age and service equaling 90 can retire at age 62 without a reduction in the benefit or can retire earlier than age 62 with a 3% reduction per year. We amended the plan to replace the final average pay formula with a cash balance formula for employees hired after December 31, 2010. The cash balance pension benefit is based on the participant’s years of credited service in the plan and the participant’s age. Mr. Hilzinger is the only named executive officer with the cash balance formula.

We also provide the following plans for our more highly compensated employees, including our executive officers, that provide benefits to supplement those provided under our Investment Plan and Retirement Plan.

Supplemental Retirement Plan

Approximately 85 employees, including our executive officers, participate in the USG Corporation Supplemental Retirement Plan. This plan restores the benefits which otherwise would be delivered under the USG Corporation Retirement Plan but for the limits on pensionable compensation set by the Internal Revenue Service. The provisions of this plan mirror those of the Retirement Plan, including benefit formulas, definition of final average pay (without

Internal Revenue Service limits) and the requirement for the contribution of 2% of pensionable earnings. Further information regarding our retirement plans and the present value of the qualified and supplemental pension benefits for our named executive officers appears under the heading “2015 Pension Benefits Table” beginning on page 67 of this proxy statement.

54    USG Corporation   2016 Proxy Statement

Deferred Compensation Plan

Approximately 47 employees, including one of our named executive officers, participate in the USG Corporation Deferred Compensation Plan. Due to the contribution limits set by the Internal Revenue Service applicable to the USG Corporation Investment Plan, this nonqualified plan is designed to allow highly compensated employees the opportunity to defer compensation (and thus current income tax) generally until after termination of employment with USG. We do not match deferred amounts. Those amounts are invested as directed by the participant into investment options that are similar to those of the USG Corporation Investment Plan. We are obligated to pay the deferred amounts, plus or minus any accumulated earnings or losses on those amounts, to the participants following the termination of the deferral period. Further information regarding the deferred compensation plan for our named executive officers appears under the heading “2015 Nonqualified Deferred Compensation Table” on page 70 of this proxy statement.

Perquisites and Other Benefits

We make certain perquisites and other benefits available to our executive officers as part of providing them a competitive total compensation package and to facilitate their attention to the demands of our business. Executive officers are offered a company automobile and office parking, partial reimbursement for financial planning services, personal liability insurance and executive death benefit coverage, an annual medical examination, and on a limited basis, membership in luncheon clubs. The value of these benefits is described in more detail in the table titled “Supplemental Table” on page 61 of this proxy statement.

Employment Security and Potential Post-Employment Payments

We provide all of our named executive officers with two employment security arrangements — an employment agreement and a change-in-control severance agreement. These agreements help us to attract and retain talented executives, protect our intellectual property, reduce the potential for employment litigation and avoid the loss of executives to our competitors and other corporations.

Employment Agreements

We provide employment agreements to assist in attracting and retaining executives, to protect our assets and intellectual property and to reduce the potential for litigation related to termination of employment. By setting the terms for the involuntary termination of an executive officer in advance of the termination, these agreements facilitate the Board’s and the Chief Executive Officer’s ability to effectuate smooth transitions in the executive team. The employment agreements generally provide named executive officers with two years of salary and bonus and lump sum payments equal to the cost of continued medical benefits for 18 months and, except for Mr. Hilzinger’s agreement and any executive officers appointed thereafter, the present value of providing an additional two years of service and two years of age credit under our retirement plans. The agreements provide these benefits only upon an involuntary termination of the named executive officer’s employment without “cause.” These agreements renew for successive one-year terms effective January 1 of each year unless 120 days’ notice of termination is provided before expiration of the current term. We established these benefit levels after reviewing competitive market practices for employment agreements used by similar types of organizations for executives at similar levels.

We believe that the level of benefits provided by our agreements is in line with market practice for those companies that use employment agreements. Consistent with our paying two years’ compensation as severance, the

USG Corporation   2016 Proxy Statement    55

agreements include a requirement that after termination of employment, the executive officer will not compete with us for two years or solicit our employees for three years. Executive officers are required to sign a release waiving potential claims against us before any payments are made.

Mr. Griffin served as our Chief Operating Officer through July 31, 2015. On that date, Mr. Griffin ceased to be an executive officer as a result of an involuntary termination without cause. Accordingly, in 2015 Mr. Griffin obtained the right to receive payments in the aggregate amount of $2,678,331. These payments were comprised of amounts determined in accordance with his employment agreement, including: (a) a $2,226,000 cash payment equal to two times the sum of his annual salary plus target annual incentive award, (b) a $263,717 cash payment representing the value of the additional retirement benefits he would have been entitled to receive if he had an additional two years of age and credited service under our retirement plans, and (c) a $38,614 cash payment representing the cost of continuing

Mr. Griffin’s welfare benefits for a period of 18 months. Mr. Griffin was also entitled to outplacement services and tax preparation services following termination. In addition, a $150,000 cash payment was made to Mr. Griffin in order to help ensure a timely resolution of all matters reasonably related to his departure. No further payments are due Mr. Griffin under the terms of his employment agreement. Mr. Griffin’s unvested RSUs, stock options, MSUs and performance shares were forfeited upon his termination of employment. Vested stock options held by Mr. Griffin at the time of his termination expired on January 31, 2016. Mr. Griffin is also eligible to receive his vested benefits under our Retirement Plan, Supplemental Retirement Plan and Investment Plan, which are discussed further in the “2015 Pension Benefits Table” on page 67 of this proxy statement. A copy of the Agreement and General Release entered into with Mr. Griffin was filed with our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Change-In-Control Severance Agreements

We provide change-in-control severance agreements to promote neutrality of our named executive officers during potential change in control transactions so they will make the best decision for our stockholders, to retain the executive team, to protect our intellectual property and to reduce the potential for litigation related to termination of employment. The agreements in effect for our named executive officers provide three years (for Messrs. Metcalf and Ferguson) or two years (for Messrs. Hilzinger and Dannessa and Ms. Scanlon) of salary and bonus and lump sum payments equal to the cost of continued medical benefits for 18 months and the present value of providing an additional three years of service and three years of age credit (for Messrs. Metcalf and Ferguson) or an additional two years of service and two years of age credit (for Mr. Dannessa and Ms. Scanlon) under our retirement plans. Mr. Hilzinger’s agreement does not provide for any payment for additional service or age credit.

The agreements provide these benefits only in the event that there is both a change in control and an involuntary termination of the named executive officer’s employment by the Company without “cause” or by the executive for “good reason.” The definition of change in control is generally the same as in the New LTIP. Good reason includes, among other things, a reduction in salary or a material diminution in duties, responsibilities or total compensation. The agreements, other than Mr. Hilzinger’s, include a “modified gross up” provision. If the total amounts payable to the executive officer would constitute a “parachute payment” resulting in the imposition of an excise tax, the payment will be reduced to the extent necessary to avoid being a parachute payment, unless the reduction would be more than 10% of the total amounts payable. In that case, the payment will be increased to provide the executive officer a net after tax amount equal to the value of the excise tax imposed. Mr. Hilzinger’s agreement includes an “alternative cap” provision which

56    USG Corporation   2016 Proxy Statement

provides that if the total amounts payable would constitute a “parachute payment” resulting in the imposition of an excise tax, the payment will be reduced to the extent necessary to avoid being a parachute payment, unless Mr. Hilzinger would receive a better after-tax benefit if the payment were not reduced and he paid the resulting excise tax directly.

As with our employment agreements, we established these benefits after reviewing competitive market practices for change-in-control agreements used by similar types of organizations for similar purposes. We believe that the level of benefits provided by our change-in-control severance agreements is also in line with market practice for organizations that use change-in-control agreements. In consideration of our paying severance compensation, these agreements include a requirement that after termination of employment, the named executive officer will not compete with us for one year or solicit our employees for three years (two years for Messrs. Hilzinger and Dannessa and Ms. Scanlon). Executive officers are required to sign a release waiving potential claims against us before any payments are made under these agreements. Further information regarding the benefits our current named executive officers could receive under these agreements is provided in the tables titled “Potential Payments Upon Termination or Change in Control” beginning on page 71 of this proxy statement.

Because Mr. Griffin was no longer employed by us on December 31, 2015 as a result of an involuntary termination without cause, he received the payments described above under “Employment Agreements.”

Tax and Accounting Implications

Management and the Committee reviewed and considered the deductibility of payments under our executive compensation program under Internal Revenue Code Section 162(m) and the regulations promulgated thereunder, which generally limit deductibility of compensation to $1 million for certain employees. However, the $1 million limit does not apply to performance-based compensation that is paid pursuant to stockholder-approved plans and is approved by directors who qualify as “outside directors” within the meaning of Internal Revenue Code Section 162(m).

The Compensation Committee generally structures and administers executive compensation plans and arrangements so that they will not be subject to the 162(m) deduction limit. However, to maintain flexibility in structuring appropriate compensation programs in the interest of stockholders, the Committee may from time to time approve payments that cannot be deducted. For example, RSU awards made to certain employees may not be deductible for federal income tax purposes, depending on the amount and type of other compensation these employees receive.

Management and the Committee reviewed all executive compensation programs and arrangements under Internal Revenue Code Section 409A, related to the deferral of compensation, and the current and future year accounting impact of the 2015 Current LTIP awards when it considered and approved those awards.

USG Corporation   2016 Proxy Statement    57

Compensation and Organization Committee Report

USG’s Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis section with our management. Based on that review and discussion, the Compensation and Organization Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND ORGANIZATION COMMITTEE

Richard P. Lavin, Chair

Jose Armario

Matthew Carter Jr.

Steven F. Leer

58    USG Corporation   2016 Proxy Statement

Compensation Tables

2015 Summary Compensation Table

The Summary Compensation Table below reflects total compensation earned by or paid to our principal executive and financial officers and our other most highly compensated executive officers for the last three years. Information is provided for Ms. Scanlon only for 2015 because she was not a named executive officer in 2013 or 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
James S. Metcalf, Chairman, President and Chief Executive Officer	2015	$1,011,667	—	$5,180,422	—	$1,487,160	$2,050,152	$68,318	$9,797,719
	2014	964,167	—	5,251,740	—	856,704	4,890,717	77,337	12,040,665
	2013	925,000	—	4,299,440	—	1,465,613	2,069,325	78,144	8,837,522

Matthew F. Hilzinger, Executive Vice President and Chief Financial Officer	2015	576,167	—	1,243,295	—	528,525	56,092	38,241	2,442,320
	2014	554,292	—	1,137,879	—	320,832	82,372	40,644	2,136,019
	2013	538,125	—	1,018,283	—	539,398	47,589	34,294	2,177,689

Dominic A. Dannessa, Executive Vice President, Chief Operations and Innovation Officer	2015	402,500	—	1,021,538	—	248,589	670,702	36,858	2,380,187
	2014	383,240	—	816,957	—	179,244	1,334,214	50,882	2,764,537
	2013	347,200	—	678,902	—	309,464	282,134	45,608	1,663,308

Stanley L. Ferguson Executive Vice President, General Counsel and Secretary (1)	2015	486,600	—	880,691	—	415,895	—	51,309	1,834,495
	2014	472,287	—	1,202,527	—	255,145	931,203	47,048	2,908,210
	2013	457,767	—	820,291	—	459,568	—	38,978	1,776,604

Christopher R. Griffin, Executive Vice President, Chief Operating Officer (2)	2015	363,333	—	1,554,142	—	346,421	409,367	2,698,687	5,371,950
	2014	580,833	—	1,517,173	—	307,538	805,889	25,450	3,236,883
	2013	462,917	—	1,192,379	—	476,009	271,016	41,018	2,443,339

Jennifer F. Scanlon, Executive Vice President; President, International; President, L&W Supply Corporation	2015	404,417	—	1,021,538	—	233,211	212,942	32,316	1,904,424

(1)	Mr. Ferguson retired from the Company effective December 31, 2015.

(2)	Mr. Griffin ceased to be an executive officer as of July 31, 2015.

USG Corporation   2016 Proxy Statement    59

(3)

The amounts shown in this column reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for MSUs and performance shares granted under our Current LTIP and, for Mr. Dannessa and Ms. Scanlon in 2015, include the value of special awards of RSUs granted in recognition of their substantial increase in responsibilities following Mr. Griffin’s departure from the Company. However, for purposes of this table, estimates of forfeitures have been removed. A Monte Carlo simulation has been chosen for both the MSU and performance share valuations. The assumptions used in valuing the MSUs and performance shares are described in Note 10 to our consolidated financial statements included in our 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 10, 2016. The grant date fair value for each RSU is equal to the closing market price of our common stock on the date of grant. Expense is recognized over the period from the grant date to the end of the performance or vesting period. Awards under the Current LTIP are described further under “Long-Term Incentive” in the Compensation Discussion and Analysis beginning on page 50 of this proxy statement.

(4)	We did not grant any stock options in 2015, 2014 or 2013.

(5)

The amounts shown in this column include payments under our annual Management Incentive Program, or MIP, for services performed in the year indicated. Because Mr. Griffin was no longer employed by us on December 31, 2015 his award under the MIP was pro-rated in accordance with the MIP based on the number of full months employed during 2015. For services performed in 2015, we gave our executive officers currently employed by us the option of receiving up to 25% of their net annual incentive award in shares of our common stock. Messrs. Metcalf, Hilzinger and Dannessa each elected to receive 25% of his net award in stock and Ms. Scanlon elected to receive 10% of her net award in stock.

(6)

The amounts in this column reflect the aggregate change in the actuarial present value of accumulated benefits under our defined benefit pension plans from December 31, 2014 through December 31, 2015, the plan measurement dates used for financial statement reporting purposes. The named executive officers had no above-market or preferential earnings on deferred compensation. No amount is reflected in this column for Mr. Ferguson for 2013 and 2015 because the aggregate change in the actual present value of his accumulated benefit in such years was negative $36,375 and $94,157, respectively.

(7)

The amounts in this column reflect all other compensation for 2015 that could not properly be reported in any other column. Details regarding all other compensation components are provided in the supplemental table below. Several of the benefits listed in the table result in imputed income to the named executive officer. In the case of company provided automobiles, the amounts shown reflect the cost attributed to personal use of the vehicle by the named executive officer, including the cost of lease payments, fuel, insurance, license and title, maintenance and repairs, less any gain we realized upon sale of the vehicle. All other items are valued at actual cost. We also provide additional executive death and disability benefit coverage to our executive officers on a self-insured basis. There is a small incremental cost to us for providing this additional coverage. From time to time, executive officers may use our tickets to sporting venues for personal use. We believe there is no incremental cost associated with our executive officers using our tickets to sporting venues for personal use because the tickets are purchased in advance for the entire season with the intention that they be used for business purposes, they cannot be returned for a refund if they are unused and use for personal purposes occurs only if the tickets have not been reserved for use for a business purpose. No value is attributed in the 2015 Summary Compensation Table to personal benefits for which we incur no incremental cost.

60    USG Corporation   2016 Proxy Statement

Supplemental Table

Item	James S. Metcalf	Matthew F. Hilzinger	Dominic A. Dannessa	Stanley L. Ferguson	Christopher R. Griffin	Jennifer F. Scanlon
Financial Planning Services	$16,000	$8,998	$7,680	$16,000	—	—
Personal Liability Insurance	535	535	535	535	$535	$535
Executive Death and Disability Coverage	661	449	365	406	476	366
Executive Health Program	7,085	—	5,256	1,690	8,777	4,853
Luncheon Club	6,944	—	2,790	—	—	—
Company Automobile (personal use)	28,918	20,084	12,057	24,503	3,618	18,387
Parking	4,200	4,200	4,200	4,200	2,450	4,200
Investment Plan Matching Contributions	3,975	3,975	3,975	3,975	4,500	3,975
Severance and Other (a)	—	—	—	—	2,678,331	—
Total	$68,318	$38,241	$36,858	$51,309	$2,698,687	$32,316

(a)

This amount is the amount accrued or paid for severance arrangements pursuant to Mr. Griffin’s Employment Agreement and Agreement and General Release, both of which are described further under “Employment Agreements” in the Compensation Discussion and Analysis beginning on page 55 of this proxy statement. The amount includes a continuation of benefits gross-up payment of $17,647 paid pursuant to Mr. Griffin’s employment agreement.

The employment agreements entered into with each of our named executive officers are described under “Employment Agreements” in the Compensation Discussion and Analysis beginning on page 55 of this proxy statement.

USG Corporation   2016 Proxy Statement    61

2015 Grants of Plan-Based Awards Table

The 2015 Grants of Plan-Based Awards Table below reflects equity and non-equity incentive plan awards made to each of the named executive officers during 2015. Equity awards include MSUs, performance shares (PS) and RSUs.

Name	Award Type	Grant Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)(4)			Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock and Stock Option Awards ($)(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James S. Metcalf	MSU	02/11/2015	—	—	—	59,809	119,617	179,426	—	$3,595,687
	PS	02/11/2015	—	—	—	18,108	51,738	103,476	—	1,584,735
	MIP	—	—	$1,224,000	$2,448,000	—	—	—	—	—
Matthew F. Hilzinger	MSU	02/11/2015	—	—	—	14,354	28,708	43,602	—	862,962
	PS	02/11/2015	—	—	—	4,346	12,417	24,834	—	380,333
	MIP	—	—	435,000	870,000	—	—	—	—	—
Dominic A. Dannessa	MSU	02/11/2015	—	—	—	8,373	16,746	25,119	—	503,385
	PS	02/11/2015	—	—	—	2,535	7,243	14,486	—	221,853
	MIP	—	—	243,000	486,000	—	—	—	—	—
	RSU	09/01/2015	—	—	—	—	—	—	10,000	296,300
Stanley L. Ferguson	MSU	02/11/2015	—	—	—	10,168	20,335	30,503	—	611,270
	PS	02/11/2015	—	—	—	3,079	8,796	17,592	—	269,421
	MIP	—	—	342,300	684,600	—	—	—	—	—
Christopher R. Griffin	MSU	02/11/2015	—	—	—	17,943	35,885	53,828	—	1,078,703
	PS	02/11/2015	—	—	—	5,433	15,522	31,044	—	475,439
	MIP	—	—	477,000	954,000	—	—	—	—	—
Jennifer F. Scanlon	MSU	02/11/2015	—	—	—	8,373	16,746	25,119	—	503,385
	PS	02/11/2015	—	—	—	2,535	7,243	14,486		221,853
	MIP	—	—	244,200	488,400	—	—	—	—	—
	RSU	09/01/2015	—	—	—	—	—	—	10,000	296,300

(1)

The grant date is the date on which the equity awards were approved by our Board, except for Mr. Dannessa’s and Ms. Scanlon’s special grant of RSUs, which were approved by the Board on August 20, 2015, with a grant date of September 1, 2015 in recognition of their substantial increase in responsibilities following Mr. Griffin’s departure from the Company.

(2)

The amounts in the Target column reflect the par amounts payable under the 2015 MIP. The 2015 MIP is described under “Annual Incentive” in the Compensation Discussion and Analysis beginning on page 47 of this proxy statement. There was no threshold-level payout under the 2015 MIP. The maximum payout under the 2015 MIP was 200% of par. Total payments to any one individual under the 2015 MIP may not exceed $4 million.

62    USG Corporation   2016 Proxy Statement

(3)

MSUs were granted to each named executive officer under our Current LTIP. The amount of common stock to be issued in respect of the MSUs can range from zero to 150% of target based on the percentage change in the price of our common stock over the applicable vesting period. The MSUs will generally vest on December 31, 2017, with a 10% appreciation in the Market Value (as defined above in the Compensation Discussion and Analysis) of our common stock required for vesting of the target number of shares of common stock. With respect to the MSUs, the amounts in the Threshold column reflect the amount of common stock to be awarded upon a 50% decrease in Market Value, the Target column reflects the amount of common stock to be awarded upon achievement of a 10% appreciation in the Market Value, and the amounts in the Maximum column reflect the amount of common stock to be awarded upon a 50% or more increase in Market Value. In the case of termination of employment due to death, disability or retirement during the performance period, vesting will be pro-rated based on the number of full months employed during 2015 in accordance with the MSU award agreements at the end of the performance period. The MSUs will vest upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties. Each MSU earned will be settled in common stock.

(4)

Performance shares were granted to each named executive officer under our Current LTIP. With respect to the performance shares, the amounts in the Target column reflect the number awarded to the named executive officers on the grant date. The performance shares generally vest after a three-year performance period ending December 31, 2017 based on our total stockholder return relative to the total stockholder return of the companies in the Dow Jones U.S. Construction and Materials Index for the performance period, with adjustments to the Index to reflect changes in the companies included in the Index for the performance period. The number of performance shares earned will vary from zero to 200% of the number of performance shares awarded depending on that relative performance. The amounts in the Threshold column reflect the number of performance shares that will vest if our total stockholder return is at the 35th percentile of the total stockholder return of the Index companies, and the amounts in the Maximum column reflect the number of performance shares that will vest if our total stockholder return is at or above the 90th percentile of the total stockholder return of those companies. Vesting will be pro-rated based on the number of full months employed during the performance period in the case of death, disability or retirement, and pro-rated awards will be paid at the end of the three-year performance period. The performance shares will vest upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties. Each performance share earned will be settled in a share of our common stock.

(5)

The amount in this column reflects the number of RSUs awarded to Mr. Dannessa and Ms. Scanlon on the grant date. The RSUs will vest 50% on September 1, 2017 and 50% on September 1, 2019. The RSUs may vest earlier in the event of death or disability. The RSUs will vest upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties.

(6)

The amounts in this column reflect the aggregate grant date fair value of the equity awards granted computed in accordance with FASB ASC Topic 718, and exclude the effect of estimated forfeitures. The assumptions used in valuing the MSUs and performance shares are described in Note 10 to our consolidated financial statements included in our 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 10, 2016. The RSU awards portion is calculated using the closing stock price on the date of grant multiplied by the number of shares underlying the units. We did not grant any stock options in 2015.

USG Corporation   2016 Proxy Statement    63

2015 Outstanding Equity Awards at Fiscal Year-End Table

The 2015 Outstanding Equity Awards At Fiscal Year-End Table below reflects options and other equity awards held by each of the named executive officers at December 31, 2015. Other equity awards include market share units (MSUs), performance shares (PS) and restricted stock units (RSUs).

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Type and Year of Award	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
James S. Metcalf	28,950	—	—	$46.17	8/08/2016
	14,553	—	—	49.61	3/23/2017
	25,680	—	—	34.67	2/13/2018
	50,000	—	—	6.86	2/11/2019
	44,386	—	—	11.98	2/10/2020
	38,630		—	18.99	2/09/2021
	63,194	22,820	—	14.76	2/08/2022
						RSU 2012	15,625	$379,531	—	—
						MSU 2014	—	—	87,119	$2,116,121
						PS 2014	—	—	13,187	320,312
						MSU 2015	—	—	119,617	2,905,497
						PS 2015	—	—	18,108	439,843
Matthew F. Hilzinger	51,408	17,136	—	16.80	4/16/2022
	25,704	8,568	—	16.80	4/16/2022
						RSU 2012	11,734	285,019	—	—
						RSU 2012 Special	5,869	142,558	—	—
						MSU 2014	—	—	18,876	458,498
						PS 2014	—	—	2,857	69,397
						MSU 2015	—	—	28,708	697,317
						PS 2015	—	—	4,346	105,564
Dominic A. Dannessa	14,500	—	—	46.17	8/08/2016
	5,820	—	—	49.61	3/23/2017
	12,085	—	—	34.67	2/13/2018
	28,571	—	—	6.86	2/11/2019
	19,430	—	—	11.98	2/10/2020
	12,215	—	—	18.99	2/09/2021
	14,628	4,876	—	14.76	2/08/2022
						RSU 2012	3,341	81,153	—	—
						MSU 2014	—	—	13,552	329,178
						PS 2014	—	—	2,051	49,819
						MSU 2015	—	—	16,746	406,760
						PS 2015	—	—	2,535	61,575
						RSU 2015 Special	10,000	242,900	—	—
Stanley L. Ferguson	34,700	—	—	46.17	8/08/2016
	14,550	—	—	49.61	3/23/2017
	23,415	—	—	34.67	2/13/2018
	6,828	—	—	14.76	12/31/2020
						RSU 2012	4,675	113,556	—	—
						MSU 2014	—	—	15,488	376,204
						PS 2014	—	—	1,608	39,058
						RSU 2014 Special	3,750	91,088	—	—
						MSU 2015	—	—	20,335	493,937
						PS 2015	—	—	1,056	25,650

64    USG Corporation   2016 Proxy Statement

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Type and Year of Award	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Christopher R. Griffin	8,100	—	—	46.17	1/31/2016
	3,395	—	—	49.61	1/31/2016
	13,595	—	—	34.67	1/31/2016
Jennifer F. Scanlon	2,800	—	—	46.17	8/8/2016
	2,330	—	—	49.61	3/23/2017
	6,045	—	—	34.67	2/13/2018
	11,786	—	—	6.86	2/11/2019
	9,715	—	—	11.98	2/10/2020
	12,215	—	—	18.99	2/09/2021
	14,628	4,876	—	14.76	2/08/2022
						RSU 2012	3,341	81,153	—	—
						RSU 2013 Special	2,500	60,725	—	—
						MSU 2014	—	—	11,616	282,153
						PS 2014	—	—	1,758	42,702
						MSU 2015	—	—	16,746	406,760
						PS 2015	—	—	2,535	61,575
						RSU 2015 Special	10,000	242,900	—	—

(1)

Options with an expiration date in 2016 became 20% vested on August 8th of each year from 2007 through 2011. Options with an expiration date in 2017 became 25% vested on March 23rd of each year from 2008 through 2011. Options with an expiration date in 2018 became 25% vested on February 13th of each year from 2009 through 2012. Options with an expiration date in 2019 became 25% vested on February 11th of each year from 2010 through 2013. Options with an expiration date in 2020 became 25% vested on February 10th of each year from 2011 through 2014. Options with an expiration date in 2021 became 25% vested on February 9th of each year from 2012 through 2015. Options with an expiration date of 2022 became 25% vested on February 8th of each year from 2013 through 2015 and the balance of those options will generally vest on February 8th 2016, except for Mr. Hilzinger’s options with an expiration date of 2022, which vested 25% on April 16th of each year from 2013 through 2015, with the balance vesting on April 16th 2016. Mr. Griffin’s options expired on January 31, 2016. Mr. Ferguson has five years to exercise vested options (but no later than the expiration date).

(2)

The RSUs awarded in 2012 became 25% vested on February 8th of each year from 2013 through 2016, except that the RSUs awarded in 2012 to Mr. Hilzinger vested 25% on April 16th of each year from 2013 through 2015, with the balance vesting on April 16th 2016. The RSUs awarded in 2013 to Ms. Scanlon vested 50% on October 1, 2015 and the remaining 50% will vest on October 1, 2017. The RSUs awarded in 2014 to Mr. Ferguson vested 50% on February 27, 2015 and the remaining 50% will vest on July 1, 2016, six months after the date of Mr. Ferguson’s retirement. The RSUs awarded in 2015 to Mr. Dannessa and Ms. Scanlon will vest 50% on September 1, 2017 and 50% on September 1, 2019.

(3)

The amounts in this column represent the number of RSUs indicated in the Number of Shares or Units of Stock That Have Not Vested column multiplied by the closing price of our common stock on December 31, 2015.

USG Corporation   2016 Proxy Statement    65

(4)

The number of MSUs reflected in this column is the number of shares that would be earned if the target level of performance is achieved, as performance with respect to those shares is tracking between the threshold and target levels. The MSUs awarded in 2014 and 2015 will generally vest on December 31, 2016 and December 31, 2017, respectively, with a 10% appreciation in the Market Value of our common stock required for vesting of the target number of shares. The amount of MSUs ultimately awarded may range from zero to 150% of the target. With respect to the performance shares awarded in 2014 and 2015, the number of performance shares reflected in this column is the number of shares that would be earned if the threshold level of performance is achieved, as performance with respect to those shares is tracking below the threshold level. To the extent earned, the performance shares awarded in 2014 and 2015 will vest on December 31, 2016 and December 31, 2017, respectively. Mr. Ferguson’s performance shares are prorated based on the number of full months employed during the performance period and paid at the end of the three-year period. Mr. Griffin’s MSUs and performance shares were forfeited upon his termination of employment.

(5)

The amounts in this column represent the number of MSUs or performance shares indicated in the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested column multiplied by the closing price of our common stock on December 31, 2015.

2015 Option Exercises and Stock Vested Table

The 2015 Option Exercises and Stock Vested Table below reflects stock options exercised by our named executive officers during 2015 and RSU, MSU and performance share awards held by our named executive officers that vested during 2015.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James S. Metcalf	—	—	238,753	$6,650,181
Matthew F. Hilzinger	—	—	58,394	1,589,227
Dominic A. Dannessa	—	—	29,519	820,752
Stanley L. Ferguson	43,381	$526,715	44,901	1,250,318
Christopher R. Griffin	96,571	1,751,173	43,789	1,217,773
Jennifer F. Scanlon	—	—	31,010	860,312

(1)

The amount in this column represents the difference between the aggregate market value of the shares of our common stock subject to the option on the exercise date and the aggregate exercise price of the option.

(2)	The amounts in this column represent the aggregate market value of the shares of our common stock acquired on the dates the RSUs, MSUs and performance shares vested.

66    USG Corporation   2016 Proxy Statement

2015 Pension Benefits Table

The 2015 Pension Benefits Table below reflects the actuarial present value of the accumulated benefit of each of the named executive officers under our Retirement Plan and Supplemental Retirement Plan, or Plans, calculated using (i) the same discount rates we use for calculations for financial reporting purposes (as of the December 31 measurement date) and (ii) the Plans’ normal retirement age or, if earlier, the individual’s unreduced benefit age under the Plans.

The discount rates by Plan at each measurement date are as follows:

•	December 31, 2015 measurement date: 4.52% for the Retirement Plan and 3.60% for the Supplemental Retirement Plan; and

•	December 31, 2014 measurement date: 4.10% for the Retirement Plan and 3.35% for the Supplemental Retirement Plan.

Benefits payable under the Plans’ final average pay formula are based on an employee’s years of service and compensation during specified years of employment. Effective December 31, 2010, we amended our Plans to replace the final average pay formula with a cash balance formula for employees hired after that date. Benefits payable under the Plans’ cash balance formula are pay credits based on an employee’s compensation, sum of age and years of benefit service and interest.

Participants with a final average pay formula benefit can elect early retirement, with their benefit reduced 5% for each year earlier than age 65 at retirement, or 3% per year from age 62 if the participant has a combined age and benefit service of 90 but has not reached age 62. Participants who have a combined number of years of age and service equaling 90 can retire at age 62 without a reduction in benefit. Based on projected years of credited service, the unreduced benefit age is 62 for each of the named executive officers, except for Mr. Ferguson for whom the unreduced benefit age is 62 years and 5 months and was satisfied as of February 1, 2015, Mr. Hilzinger for whom the unreduced benefit age does not apply because he is a participant with a cash balance formula, and Mr. Griffin who is no longer an employee and will therefore not achieve the unreduced benefit age.

The present values shown in the table reflect postretirement mortality based on the 417e2016 mortality table but do not include a factor for pre-retirement termination, mortality or disability. The Internal Revenue Service requires use of the 417e2016 projected mortality table to determine life expectancies used in the calculation of the lump sum pension benefits payable under the Plans.

Benefits are assumed to be made payable in a lump sum at the assumed retirement age. The Internal Revenue Service mandates the use of specified lump sum yield curve interest rates based on the return of investment grade corporate bonds over varying durations in calculating lump sum payments. The mandated lump sum yield curve interest rates are 1.71% for less than five years, 4.10% for five to 20 years and 5.08% for more than 20 years.

The final average pay formula under our Plans provides an annual pension benefit equal to the greater of 1% of “final average earnings,” multiplied by the number of years of benefit service, or 1.6% of final average earnings multiplied by years of benefit service less 50% of the social security benefit at age 65. “Final average earnings” are average pensionable compensation (generally salary and annual incentive) for the 36 consecutive months of the last 180 months of service for which pensionable compensation is the highest.

USG Corporation   2016 Proxy Statement    67

The cash balance formula under our Plans provides a lump sum pension benefit equal to an employee’s accumulated cash balance account. Pay credits from 3% to 10% of pensionable earnings each month are allocated to the cash balance account. The pay credit percentage is determined according to the employee’s age and years of benefit service as of the last day of the month as shown in the table below. Mr. Hilzinger is the only named executive officer with a cash balance formula.

Sum of Age and Years of Benefit Service	Pay Credit Percentage
Under 30	3%
30 to 39	4%
40 to 49	5%
50 to 59	6%
60 – 69	7%
70 – 79	8%
80 – 89	9%
90 and over	10%

68    USG Corporation   2016 Proxy Statement

All participants in the Plans contribute 2% of their pensionable compensation to the Plans to fund a portion of their benefit.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)(3)
James S. Metcalf	USG Corporation Retirement Plan	35.1	$1,525,133	—
	USG Corporation Supplemental Retirement Plan	35.1	13,457,598	—
	Total		$14,982,731	—
Matthew F. Hilzinger	USG Corporation Retirement Plan	3.6	$57,318	—
	USG Corporation Supplemental Retirement Plan	3.6	150,102	—
	Total		$207,420	—
Dominic A. Dannessa	USG Corporation Retirement Plan	37.5	$1,791,765	—
	USG Corporation Supplemental Retirement Plan	37.5	3,046,590	—
	Total		$4,838,355	—
Stanley L. Ferguson	USG Corporation Retirement Plan	28.6	$1,431,724	—
	USG Corporation Supplemental Retirement Plan	28.6	4,734,958	—
	Total		$6,166,682	—
Christopher R. Griffin	USG Corporation Retirement Plan	17.8	$295,605	$87,246
	USG Corporation Supplemental Retirement Plan	17.8	1,599,847	13,629
	Total		$1,895,452	$100,875
Jennifer F. Scanlon	USG Corporation Retirement Plan	13.0	$329,044	—
	USG Corporation Supplemental Retirement Plan	13.0	604,062	—
	Total		$933,106	—

(1)

Represents the number of years of service credited to the named executive officer under the Plans, computed as of December 31, 2015, the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for 2015.

USG Corporation   2016 Proxy Statement    69

(2)	No adjustments have been made to reflect reductions required under any qualified domestic relations order.

(3)

Represents payments made to Mr. Griffin under the USG Corporation Retirement Plan and the USG Corporation Supplemental Retirement Plan after Mr. Griffin ceased to be an employee. The amounts shown do not include an additional CAD $168,479 paid to Mr. Griffin under the CGC Inc. Retirement Plan and CAD $233,692 paid to him under the CGC Inc. Supplemental Pension Plan. No further amounts are owed Mr. Griffin under either of the CGC Inc. plans.

2015 Nonqualified Deferred Compensation Table

The USG Corporation Deferred Compensation Plan is a nonqualified plan that allows eligible employees to defer a portion of their base salary and annual incentive compensation and is intended to be a “top-hat” plan described in Section 201(2) of ERISA. A “top- hat” plan, as described in Sections 201, 301, and 401 of ERISA, is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The plan is exempt from the participation, vesting, funding and fiduciary requirements of ERISA and is subject to simplified reporting and disclosure requirements of ERISA. Amounts deferred under the plan are subject to the requirements of Section 409A of the Internal Revenue Code and the plan will be administered consistent with Section 409A. In general, Section 409A imposes requirements as to the timing of elections relating to deferral and payment of compensation deferred by participants under plans such as our deferred compensation plan.

Under the deferred compensation plan, eligible employees may defer up to 50% of their base salary and 75% of their incentive award under our annual incentive program, generally until termination of their employment. The employee is able to allocate deferred amounts into investment options which are similar to the funds offered to participants in our Investment Plan. The employee may change that allocation on a daily basis, subject to individual fund manager restrictions.

We do not match amounts deferred under this plan, and those amounts are not considered pensionable earnings for the computation of benefits under our Retirement Plan. Deferrals are considered pensionable earnings for the computation of benefits under our Supplemental Retirement Plan. The deferred amounts, plus or minus any accumulated earnings or losses on those amounts, are payable to the participants following the termination of the deferral period.

Mr. Dannessa was the only named executive officer to participate in the nonqualified deferred compensation plan during 2015. The following table sets forth information regarding his participation for 2015.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Dominic A. Dannessa	—	—	$(6,767)	—	$267,991 (1)

(1)	Of this amount, $77,366 was reported as non-equity incentive plan compensation in the Summary Compensation Table in 2013.

.

70    USG Corporation   2016 Proxy Statement

Potential Payments upon Termination or Change in Control

The tables below reflect the amount of compensation which is vested and also which would be paid to each of our named executive officers, other than Mr. Griffin, assuming the various termination events occurred on December 31, 2015. The first column details benefits and other payments which are already vested and therefore payable in the event the named executive officer leaves for any reason, including voluntary resignation or discharge for cause. The subsequent columns show the total amount the executive would receive in each instance, including the vested benefits shown in the first column. Adjustments have not been made with respect to pension benefit payments to reflect reductions required under any qualified domestic relations orders. The amounts included in the tables are estimates of the present value of the amounts that would be payable to the executive officer upon various types of termination of employment. The actual amounts to be paid upon a termination cannot be determined until the event occurs.

Vested Benefits

Vested benefits that would be due the named executive officers upon any termination of employment as of the end of 2015 include:

•	the 2015 annual Management Incentive Program awards;

•	already vested stock options and stock options that would vest upon a retirement;

•	RSUs that would vest upon a retirement;

•	the performance shares earned as of the end of 2015;

•	the MSUs earned as of the end of 2015;
•	balances under the Investment Plan and USG Corporation Deferred Compensation Plan;

•	pension benefits under the USG Corporation Retirement Plan and USG Corporation Supplemental Retirement Plan;

•	retiree medical benefits; and

•	death benefits under our Executive Death Benefit Plan.

Each of these benefits is included in the tables below.

Severance Protections

We provide employment agreements and change-in-control severance agreements to our named executive officers. In the event of a termination of employment by us without “cause,” the employment agreements generally provide for a lump sum severance payment equal to the sum of (a) two times base salary plus current year target annual incentive, (b) the cost of continued participation in benefit plans for 18 months and (c) except for Mr. Hilzinger’s agreement, the present value of the additional retirement benefits the executive officer would have been entitled to receive if he or she had an additional two years of age and credited service under our Retirement Plan and Supplemental Retirement Plan, as well as outplacement services for a period of at least six months. The benefits under the employment agreements are subject to the named executive officers signing a release waiving potential claims against us. The agreements include a requirement that after termination of employment, the executive officers will not compete with us for two years nor solicit our employees for three years. For purposes of the employment agreements, “cause” generally includes the executive’s (i) commission of a felony or fraud, (ii) engaging in conduct that brings us into substantial public disgrace, (iii) commission of gross negligence or gross misconduct with respect to USG, (iv) failure to follow the directives of the Board or Chief Executive Officer, (v) breach of any employment policy or (vi) breach of the employment agreement.

USG Corporation   2016 Proxy Statement    71

In the event of a termination of employment by us without “cause” or by the named executive officer for “Good Reason” during the two years following a change in control, the change-in-control agreements provide for a lump sum severance payment equal to the sum of (a) three times (for Messrs. Metcalf and Ferguson) or two times (for Messrs. Hilzinger and Dannessa and Ms. Scanlon) the sum of the executive officer’s base salary plus the greater of the executive officer’s target annual incentive for the year in which the termination of employment occurs or the year in which the change in control occurs, (b) an amount equal to the greater of the executive officer’s pro rata target annual incentive award for the year in which the termination of employment occurs or the year in which the change in control occurs, (c) the value of the executive officer’s continued participation in our welfare benefit plans for 36 months (for Messrs. Metcalf and Ferguson) or 24 months (for Messrs. Hilzinger and Dannessa and Ms. Scanlon) and (d) except for Mr. Hilzinger, the present value of the additional retirement benefits the executive officer would have been entitled to receive if he or she had an additional three years (for Messrs. Metcalf and Ferguson) or two years (for Mr. Dannessa and Ms. Scanlon) of age and credited service under our Retirement Plan and Supplemental Retirement Plan, as well as outplacement services for a period of at least six months. In the event that any payments become subject to the excise tax imposed under Internal Revenue Code Section 4999, the executive’s (other than Mr. Hilzinger’s) benefits will be cut back to the maximum amount payable without triggering such excise tax. However, in the event that such cut back equals 10% or more of the benefits provided the executive, we will provide a gross-up payment to the executive to cover all excise taxes and income and employment taxes triggered by such gross-up payment to put the executive in the same position as if no tax was imposed under Internal Revenue Code Section 4999. Mr. Hilzinger’s agreement includes an “alternative cap” provision which provides that if the total amounts payable would constitute a “parachute payment” resulting in the imposition of an excise tax, the payment will be reduced to the extent necessary to avoid being a parachute payment, unless Mr. Hilzinger would receive a better after-tax benefit if the payment were not reduced and he paid the resulting excise tax directly. The benefits under the change-in-control agreements are subject to the named executive officer signing a release waiving potential claims against us. The agreements include a requirement that after termination of employment, the executive officers will not compete with us for one year nor solicit our employees for three years (for Messrs. Metcalf and Ferguson) or two years (for Messrs. Hilzinger and Dannessa and Ms. Scanlon). For purposes of the change-in-control agreements, key terms are generally defined as follows:

•

“Change in Control” generally includes (i) the acquisition of 20% of the voting power of our common stock, (ii) a change in a majority of the members of our Board, (iii) the consummation of a reorganization, merger or consolidation, or sale of all or substantially all of our assets or (iv) stockholder approval of a complete liquidation of USG;

•

“Cause” generally includes the executive’s (i) conviction of a crime in connection with the executive’s duties with USG, (ii) intentionally damaging our property or (iii) intentionally disclosing our confidential information; and

•

“Good Reason” generally includes (i) a material diminution in the executive’s duties and responsibilities, (ii) a reduction in the executive’s base salary, target incentive opportunities or benefits or (iii) a required relocation.

Mr. Griffin served as our Chief Operating Officer through July 31, 2015. On that date, Mr. Griffin ceased to be an executive officer as a result of an involuntary termination without cause. Accordingly, in 2015 Mr. Griffin obtained the right to receive payments in the aggregate amount of $2,678,331. These payments were comprised of amounts determined in accordance with his employment agreement, including: (a) a $2,226,000 cash payment equal

72    USG Corporation   2016 Proxy Statement

to two times the sum of his annual salary plus target annual incentive award, (b) a $263,717 cash payment representing the value of the additional retirement benefits he would have been entitled to receive if he had an additional two years of age and credited service under our retirement plans, and (c) a $38,614 cash payment representing the cost of continuing Mr. Griffin’s welfare benefits for a period of 18 months. Mr. Griffin was also entitled to outplacement services and tax preparation services following termination. In addition, a $150,000 cash payment was made to Mr. Griffin in order to help ensure a timely resolution of all matters reasonably related to his departure. No further payments are due Mr. Griffin under the terms of his employment agreement. Mr. Griffin’s unvested RSUs, stock options, MSUs and performance shares were forfeited upon his termination of employment. Vested stock options held by Mr. Griffin at the time of his termination expired on January 31, 2016. Mr. Griffin is also eligible to receive his vested benefits under our Retirement Plan, Supplemental Retirement Plan and Investment Plan, which are discussed further in the “2015 Pension Benefits Table” on page 67 of this proxy statement. A copy of the Agreement and General Release entered into with Mr. Griffin was filed with our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Other Benefit Protections

In addition to the vested benefits and severance protections discussed above, the named executive officers have other benefit protections that would be invoked upon certain termination events. As is the case for stock options, RSUs and performance shares granted to all employees prior to 2013, these awards vest upon a change in control or upon a termination of employment due to death or disability. Effective with the 2013 grants of MSUs, performance shares, and RSUs, our equity award agreements now provide for vesting upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties, commonly referred to as double-trigger vesting. Finally, the named executive officers participate in our Executive Death Benefit Plan which provides for death benefits, net of taxes, equal to three times the executive officer’s base salary in the event of termination due to death. Following retirement, the named executive officers are entitled to ongoing death benefits equal to one times base salary.

USG Corporation   2016 Proxy Statement    73

James S. Metcalf

Benefit Type	Vested Benefits	Death	Disability	Involuntary Termination without Cause	Change in Control Only	Change in Control and Involuntary Termination without Cause or Good Reason
Cash Severance	—	—	—	$4,488,000	—	$6,732,000
Annual Bonus Payable for Fiscal 2015	$1,487,160	$1,487,160	$1,487,160	1,487,160	$1,487,160	1,487,160
Stock Options	2,442,343	2,442,343	2,442,343	2,224,868	2,442,343	2,442,343
RSUs	379,556	379,556	379,556	—	379,556	379,556
Performance Shares Payable for Fiscal 2015	—	—	—	—	—	—
Performance Shares granted 2014 and after (double trigger)	—	—	—	—	—	—
MSUs Earned December 31, 2015	706,548	706,548	706,548	706,548	706,548	706,548
MSUs (other)	—	—	—	—	—	3,811,077
Corporate Investment Plan	397,630	397,630	397,630	397,630	397,630	397,630
Pension Benefit	17,201,165	11,714,289	17,201,165	19,424,958	17,201,165	20,587,143
Retiree Medical Benefits	54,194	54,194	54,194	54,194	54,194	76,876
Welfare Benefit Continuation	—	—	—	96,592	—	177,756
Death Benefits	326,400	3,060,000	326,400	326,400	326,400	326,400
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	5,972,871
Total	$22,994,996	$20,241,720	$22,994,996	$29,206,350	$22,994,996	$43,097,360

Matthew F. Hilzinger

Benefit Type	Vested Benefits	Death	Disability	Involuntary Termination without Cause	Change in Control Only	Change in Control and Involuntary Termination without Cause or Good Reason
Cash Severance	—	—	—	$2,030,000	—	$2,030,000
Annual Bonus Payable for Fiscal 2015	$528,525	$528,525	$528,525	528,525	$528,525	528,525
Stock Options	577,569	770,092	770,092	577,569	770,092	770,092
RSUs	—	427,577	427,577	—	427,577	527,577
Performance Shares Payable for Fiscal 2015	—	—	—	—	—	—
Performance Shares granted 2014 and after (double trigger)	—	—	—	—	—	—
MSUs Earned December 31, 2015	185,940	185,940	185,940	185,940	185,940	185,940
MSUs (other)	—	—	—	—	—	878,642
Corporate Investment Plan	106,389	106,389	106,389	106,389	106,389	106,389
Pension Benefit	204,110	204,110	204,110	204,110	204,110	204,110
Retiree Medical Benefits	—	—	—	—	—	—
Welfare Benefit Continuation	—	—	—	68,270	—	120,486
Death Benefits	—	1,740,000	—	—	—	—
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	(154,576)
Total	$1,602,533	$3,962,633	$2,222,633	$3,700,803	$2,222,633	$5,097,185

74    USG Corporation   2016 Proxy Statement

Dominic A. Dannessa

Benefit Type	Vested Benefits	Death	Disability	Involuntary Termination without Cause	Change in Control Only	Change in Control and Involuntary Termination without Cause or Good Reason
Cash Severance	—	—	—	$1,296,000	—	$1,296,000
Annual Bonus Payable for Fiscal 2015	$248,589	$248,589	$248,589	248,589	$248,589	248,589
Stock Options	987,788	987,788	987,788	941,320	987,788	987,788
RSUs	81,153	324,053	324,053	—	81,153	324,053
Performance Shares Payable for Fiscal 2015	—	—	—	—	—	—
Performance Shares granted 2014 and after (double trigger)	—	—	—	—	—	—
MSUs Earned December 31, 2015	123,976	123,976	123,976	123,976	123,976	123,976
MSUs (other)	—	—	—	—	—	557,577
Corporate Investment Plan	1,201,067	1,201,067	1,201,067	1,201,067	1,201,067	1,201,067
Pension Benefit	5,289,855	3,301,476	5,289,855	5,930,501	5,289,855	6,126,590
Retiree Medical Benefits	42,895	42,895	42,895	42,895	42,895	65,577
Welfare Benefit Continuation	—	—	—	95,022	—	173,991
Death Benefits	138,470	1,215,000	138,470	138,470	138,470	138,470
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	1,220,062
Total	$8,113,793	$7,444,844	$8,356,693	$9,990,840	$8,113,793	$12,463,740

Stanley L. Ferguson

Benefit Type	Vested Benefits	Death	Disability	Involuntary Termination without Cause	Change in Control Only	Change in Control and Involuntary Termination without Cause or Good Reason
Cash Severance	—	—	—	$1,662,600	—	$2,493,900
Annual Bonus Payable for Fiscal 2015	$415,895	$415,895	$415,895	415,895	$415,895	415,895
Stock Options	65,071	65,071	65,071	—	65,071	65,071
RSUs	204,643	204,643	204,643	—	204,643	204,643
Performance Shares Payable for Fiscal 2015	—	—	—	—	—	—
Performance Shares granted 2014 and after (double trigger)	—	—	—	—	—	—
MSUs Earned December 31, 2015	149,772	149,772	149,772	149,772	149,772	149,772
MSUs (other)	—	—	—	—	—	659,935
Corporate Investment Plan	678,459	678,459	678,459	678,459	678,459	678,459
Pension Benefit	6,208,482	3,704,941	6,208,482	6,642,900	6,208,482	6,860,108
Retiree Medical Benefits	25,748	25,748	25,748	25,748	25,748	41,084
Welfare Benefit Continuation	—	—	—	46,132	—	81,574
Death Benefits	189,879	1,467,000	189,879	189,879	189,879	189,879
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	—
Total	$7,937,949	$6,711,529	$7,937,949	$9,811,385	$7,937,949	$11,840,320

USG Corporation   2016 Proxy Statement    75

Jennifer F. Scanlon

Benefit Type	Vested Benefits	Death	Disability	Involuntary Termination without Cause	Change in Control Only	Change in Control and Involuntary Termination without Cause or Good Reason
Cash Severance	—	—	—	$1,302,400	—	$1,302,400
Annual Bonus Payable for Fiscal 2015	$233,211	$233,211	$233,211	233,211	$233,211	233,211
Stock Options	529,166	575,634	575,634	529,166	575,634	575,634
RSUs	—	384,778	384,778	—	81,153	384,778
Performance Shares Payable for Fiscal 2015	—	—	—	—	—	—
Performance Shares granted 2014 and after (double trigger)	—	—	—	—	—	—
MSUs Earned December 31, 2015	103,305	103,305	103,305	103,305	103,305	103,305
MSUs (other)	—	—	—	—	—	523,255
Corporate Investment Plan	386,535	386,535	386,535	386,535	386,535	386,535
Pension Benefit	1,283,563	1,111,485	1,283,563	1,481,036	1,283,563	1,579,771
Retiree Medical Benefits	—	—		—	—	—
Welfare Benefit Continuation	—	—	—	67,259	—	118,464
Death Benefits	—	1,221,000	—	—	—	—
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	—
Total	$2,535,780	$4,015,948	$3,019,270	$4,102,912	$2,663,401	$5,207,353

2015 Director Compensation

Director Compensation

The Governance Committee is charged with annually reviewing and making recommendations to the Board regarding director compensation. In making its recommendations, the Governance Committee considers the significant time committed by our directors to the performance of their duties as directors, the high-level leadership experience and special competencies our directors contribute to USG, third party data, the director compensation practices of a peer group of companies, our Company’s performance and ways in which to further align our Board’s interests with those of our stockholders. Mr. Metcalf, our Chairman, President and Chief Executive Officer, did not receive compensation from us for his service as a director. His compensation is shown in the Summary Compensation Table on page 59 of this proxy statement.

76    USG Corporation   2016 Proxy Statement

Cash Compensation

We pay our non-employee directors an annual cash retainer of $80,000, payable quarterly. In 2015, we paid additional cash retainers of $10,000 per year to the chairs of our Finance and Governance Committees, $20,000 to the chair of our Audit Committee, $15,000 to the chair of our Compensation and Organization Committee and $20,000 per year to the Board’s Lead Director, in each case payable in equal quarterly installments. We also reimburse non-employee directors for out-of-pocket expenses they incur in connection with attending meetings and other activities.

Effective for 2015, annual cash retainers for the following positions were increased: annual retainer for Audit Committee Chair from $10,000 to $20,000; annual retainer for Compensation and Organization Committee Chair from $10,000 to $15,000; and annual retainer for Lead Director from $15,000 to $20,000. The increase was a result of the Governance committee’s annual review of director compensation, during which they reviewed third-party data, such as the Spencer Stuart 2013 Board Index, and also considered the compensation paid in 2013 to the directors of the group of companies utilized by the Compensation and Organization Committee benchmarking executive compensation.

Annual Grant

On December 31, 2015, each of our non-employee directors received an annual grant of $120,000 payable in shares of our common stock. The annual grant was increased effective as of 2014 from $80,000 to $120,000 in order to help make compensation more competitive and further align our director’s interests with those of our stockholders.

Deferral of Compensation

Directors have the option to defer all or a part of their compensation in the form of deferred stock units that will increase or decrease in value in direct proportion to the market value of our common stock and will be paid in cash or shares of common stock, at the director’s option, following termination of Board service, except that deferred stock units earned prior to

January 1, 2008 will only be paid in cash. The amounts in the Fees Earned or Paid in Cash column of the 2015 Director Compensation Table on the next page include the amounts of compensation deferred by our directors into deferred stock units as described in footnote 1 to the table.

Stock Ownership Guidelines

As a guideline, within five years after becoming a director, our non-employee directors are expected to own a number of shares of our common stock and deferred stock units having a value equal to three times the sum of the annual cash retainer (currently $80,000) and the annual grant (currently $120,000) or an aggregate of 15,000 shares and deferred stock units, whichever is less.

USG Corporation   2016 Proxy Statement    77

The 2015 Director Compensation Table below reflects the compensation we paid to our non-employee directors for 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(3)	Total ($)
Jose Armario	$200,000	—	—	—	—	$125	$200,125
Thomas A. Burke	200,000	—	—	—	—	—	200,000
Matthew Carter Jr.	200,000	—	—	—	—	—	200,000
Gretchen R. Haggerty	80,000	$120,018	—	—	—	—	200,018
William H. Hernandez	220,000	—	—	—	—	—	220,000
Brian A. Kenney	90,000	120,018	—	—	—	—	210,018
Richard P. Lavin	95,000	120,018	—	—	—	—	215,018
Steven F. Leer	230,000	—	—	—	—	200	230,200

(1)

Messrs. Armario, Burke, Carter, Hernandez and Leer each deferred his annual stock grant into 4,936.2402 deferred stock units pursuant to the terms of our Non-Employee Director Compensation Program. Mr. Leer also deferred all of his annual cash retainer into 4,200.6043 deferred stock units pursuant to our Non-Employee Director Compensation Program. Directors hold the number of deferred stock units shown in the Securities Ownership of Directors and Executive Officers table on page 29 of this proxy statement. These deferred stock units are classified as liability awards for accounting purposes. The balances of liability awards are adjusted over the course of the year to reflect changes in the market value of our stock. The net impact of this accounting treatment in 2015 was to decrease award balances by the following amounts: Mr. Armario, $245,086; Mr. Burke $15,908, Mr. Carter, $29,097; Mr. Hernandez, $55,218; and Mr. Leer, $270,823.

(2)

Each of Ms. Haggerty and Messrs. Kenney and Lavin received his or her annual stock grant in shares of our common stock. Ms. Haggerty and Messrs. Kenney and Lavin were each issued 4,937 shares based on the average of the high and low sales prices of a share of our common stock on December 31, 2015, the last trading day of the year. The amounts in this column reflect the aggregate grant date fair value of the shares issued to Ms. Haggerty and Messrs. Kenney and Lavin computed in accordance with FASB ASC Topic 718.

(3)

Reflects matching contributions under the USG Foundation matching gift program. This program is generally available to our U.S. employees and to our directors. The Foundation matches up to 50% of donations made to eligible charitable organizations up to a maximum of $5,000 per year for each individual.

78    USG Corporation   2016 Proxy Statement

PROPOSAL 2 – APPROVAL OF USG CORPORATION 2016 LONG-TERM INCENTIVE PLAN

On February 10, 2016, the Board unanimously approved and adopted, subject to stockholder approval, the USG Corporation 2016 Long-Term Incentive Plan, or the New LTIP. If approved by stockholders, the New LTIP will become effective and will be the sole plan of the Company under which equity awards may be made. The New LTIP enables the Board, acting through the Committee, to design compensation programs that allow us to effectively attract, retain and recruit talented employees, effectively link pay with performance and align the interests of management and our non-employee directors with those of our other stockholders.

We have historically granted market share units, performance shares, stock options, restricted stock units and other equity awards under various incentive compensation plans, including the USG Corporation Long-Term Incentive Plan, or the Current LTIP. The Current LTIP is scheduled to expire on May 10, 2016, after which no further awards may be made under the Current LTIP. In the event that stockholders do not approve the New LTIP, then it will not

become effective, no awards will be granted under the New LTIP, and no awards will be granted under the Current LTIP after May 10, 2016. As a result, we would not be able to make any equity-based awards to our employees and directors after May 10, 2016.

The New LTIP is being submitted for approval by stockholders in accordance with NYSE listing requirements, and, among other reasons, to allow certain awards granted under the New LTIP to potentially qualify as “performance-based” compensation under Section 162(m) of the Code.

The affirmative vote of a majority of the shares actually voted at the meeting in person or by proxy, including abstentions, is required for approval of the New LTIP. A summary of the New LTIP is set forth below under “Summary of the New LTIP.” The full text of the New LTIP is attached to this proxy statement as Annex A, and the following summaries and descriptions are qualified in their entirety by reference to Annex A.

Why We Believe You Should Vote for Proposal 2

The New LTIP authorizes the Committee to provide equity-based compensation in the form of option rights (or stock options), stock appreciation rights (or SARs), restricted shares, restricted stock units (or RSUs), performance shares, performance units, dividend equivalents and other stock or stock-based awards and cash incentive awards. The purpose of these awards is to attract and retain our officers and certain other employees (and those of our subsidiaries), certain non-employees who perform employee functions and our non-employee directors, and to provide such persons incentives and rewards for performance. Some of the key features of the

New LTIP that reflect our commitment to pay-for-performance are set forth below.

We believe our success depends on our ability to attract, motivate and retain highly qualified employees. The ability to provide equity-based awards under the New LTIP is a critical component to achieving this success. We would be at a competitive disadvantage if we could not use equity-based awards to recruit, motivate and retain our officers and certain other employees, as other companies with whom we compete for talent do. Our equity compensation awards, which are subject to performance and/or vesting

USG Corporation   2016 Proxy Statement    79

requirements, along with our stock ownership guidelines, help retain our officers and other employees by providing an incentive to remain with the Company.

The use of our common stock as part of our compensation program fosters a pay-for-performance culture that is an important element of our compensation philosophy. Equity compensation motivates employees to focus on enhancing stockholder value because they will share in that value enhancement through increased value of their equity awards. Because our equity compensation awards can be subject to vesting and/or performance criteria they can be designed to ensure that they provide close alignment with stockholders and drive long-term success for the Company.

As of March 14, 2016, only 1,933,562 shares remained available for issuance under the Current LTIP. In addition, the Current LTIP is scheduled to expire on May 10, 2016, after which no further awards may be made under the Current LTIP. If the New LTIP is not approved, in order to provide a competitive compensation opportunity that enables us to attract, retain and motivate talented employees, we may have to significantly increase the salary, annual incentive or other elements of our employee compensation. As a result, our overall compensation program would not align employee interests with the long-term interests of our stockholders as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and divert cash away from more impactful uses, such as investments in growing our businesses.

The following includes aggregated information regarding the potential overhang or dilution associated with the Current LTIP and the potential overhang or dilution that would result if the New LTIP is approved. The information is as of March 14, 2016. As of that date, there were approximately 145,846,581 shares of our common stock outstanding:

Under the Current LTIP:

•

Outstanding stock options: 3,410,887 shares (2.3% of our outstanding shares) (our outstanding employee stock options have a weighted-average exercise price of $27.84 and a weighted-average remaining term of 2.97 years);

•	Unearned market share units: 1,544,227 shares (1.1% of our outstanding shares);

•	Unearned performance shares: 427,749 shares (0.3% of our outstanding shares);

•	Unvested RSUs: 222,747 shares (0.2% of our outstanding shares);

•	Total shares subject to outstanding awards (other than stock options), as described above: 2,194,723 shares (1.5% of our outstanding shares);

•	Total shares available for future awards under the Current LTIP: 1,933,562 shares (1.3% of our outstanding shares); and

•

The total number of shares subject to outstanding awards under the Current LTIP (5,605,610 shares), plus the total number of shares available for future awards under the Current LTIP (1,933,562 shares), represents a current overhang or dilution to our stockholders of approximately 5.2%;

Under the New LTIP:

•	Proposed total shares available for issuance under the New LTIP: 6,025,000 shares (which represents a potential overhang or dilution to our stockholders of approximately 4.1%); and

80    USG Corporation   2016 Proxy Statement

Total potential overhang or dilution under the Current LTIP and the New LTIP:

•

Based on the total shares subject to outstanding awards under the Current LTIP as of March 14, 2016, the total shares available for future awards under the Current LTIP as of that date, and the proposed shares available for issuance under the New LTIP, the total potential overhang or dilution is 11,630,610 shares (approximately 8.0%).

Based on the closing price on the NYSE for our common stock on March 14, 2016 of $21.90 per share, the aggregate market value as of March 14, 2016 of the 6,025,000 shares requested for issuance under the New LTIP was $131,947,500. In 2013, 2014 and 2015, we granted awards under the Current LTIP covering 505,351 shares, 544,967 shares and 715,018 shares, respectively. Based on our basic weighted average common shares outstanding for those periods of 108,891,703, 141,722,616 and 145,457,208, respectively, for the 2013-2015 period, our average burn rate, not taking into account forfeitures, was 0.45% (the burn rates for these individual periods were 0.46% for 2013, 0.38% for 2014, and 0.49% for 2015).

In determining the number of shares to request for approval under the New LTIP, our management team worked with Exequity, our compensation consultant, and the Committee to evaluate a number of factors including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the New LTIP.

If the New LTIP is approved, we intend to use the shares authorized under the New LTIP to continue our practice of motivating key individuals through annual equity grants. We anticipate that the shares requested in connection with the approval of the New LTIP will last about five years, assuming target performance for outstanding performance-based awards (or about three years, assuming maximum performance for outstanding performance-based awards), based on our historic grant rates and the approximate current stock price, but could last for a shorter period of time if actual practice does not match historic rates or our stock price changes materially. As noted in “New LTIP Highlights” and elsewhere below, the Committee would have full discretion under the New LTIP to determine the number and amount of awards to be granted under the New LTIP, subject to the terms of the New LTIP, and future benefits that may be received by participants under the New LTIP are not determinable at this time.

We believe that we have demonstrated a commitment to using equity compensation to drive pay-for-performance and align the interests of our employees with stockholders. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been aligned with stockholder interests.

Section 162(m)

The New LTIP is also intended to enable us to structure certain awards so that they may be able to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. If our equity awards qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, then we would generally be able to receive a federal income tax deduction for certain compensation paid to our

Chief Executive Officer and the other three most highly compensated executive officers (other than our Chief Financial Officer) in excess of $1 million for any taxable year. While we believe it is in the best interests of the company and our stockholders to have the ability to potentially grant “qualified performance-based compensation” under Section 162(m) of the Code, we may decide to grant compensation

USG Corporation   2016 Proxy Statement    81

that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation will so qualify or ultimately will be deductible by us.

With respect to performance awards, in order to satisfy the “qualified performance-based compensation” exception to the deduction limitation of Section 162(m) of the Code, the vesting of the award must be contingent solely on the attainment of one or more performance goals determined by a committee of two or more outside directors. The award must also be granted pursuant to a stockholder approved plan containing (1) the material terms of the performance criteria pursuant to which the performance goals may be established, (2) the individuals eligible to receive awards under the plan, and (3) a specified limit on the number of shares or value a participant may receive within a certain time period or periods. Stockholder approval of this Proposal is intended to satisfy the stockholder approval requirements under Section 162(m) of the Code.

In particular, the New LTIP includes a list of performance measures upon which the Committee must condition a grant or vesting of a “qualified performance-based award” pursuant to the New LTIP, which measures are to be based on one or more of the following:

•	Adjusted net earnings;

•	Cash flow (including free cash flow) or cash conversion;

•	Cost of capital;

•	Cost reduction;

•	Customer service;

•	Debt reduction;

•	Earnings and earnings growth (including earnings per share, earnings before taxes, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization);
•	Economic value added;

•	Gross profit or gross margin;

•	Inventory management;

•	Leverage ratio (debt divided by earnings before interest, taxes, depreciation and amortization);

•	Liquidity;

•	Market share;

•	Market value added;

•	Net income;

•	Operating profit, operating income or operating margin;

•	Productivity improvement;

•	Profit after taxes;

•	Project execution;

•	Quality;

•	Recruitment and development of employees;

•	Reduction of fixed costs;

•	Return on assets and return on net assets;

•	Return on equity;

•	Return on invested capital;

•	Sales and sales growth;

•	Successful start-up of new facility;

•	Successful acquisition/divestiture;

•	Total shareholder return, improvement of shareholder return or share price;

•	Unit volume;

•	Unit cost;

82    USG Corporation   2016 Proxy Statement

•	Pricing; and

•	Working capital.

In addition to the performance measures, the New LTIP also includes individual grant limits for certain equity or incentive awards that can be granted pursuant to the New LTIP, as further described below.

We are seeking stockholder approval of the New LTIP, including the performance measures and individual grant limits under the New LTIP, as well as the individuals eligible to receive awards under the New LTIP, to have the flexibility to potentially grant performance-based awards under the New LTIP that may be fully deductible for federal income tax purposes. If our stockholders approve the New LTIP and the material terms for qualified performance-based compensation under the New LTIP, assuming that all other Section 162(m) requirements are met, we may be able to obtain tax deductions with respect to awards issued under the New LTIP to our Section 162(m) executive officers without regard to the limitations of Section 162(m) through the 2021 annual meeting of stockholders (in other words, for five years).

In evaluating this Proposal, stockholders should consider the factors set forth under “Summary of the New LTIP” below, plus the remaining information in this Proposal.

New LTIP Highlights

The New LTIP authorizes the Committee to provide equity-based compensation in the form of stock options, SARs, restricted stock, RSUs, performance shares, performance units, dividend equivalents, and other stock or stock-based awards and cash incentive awards for the purpose of providing our and our subsidiaries’ officers and employees incentives and rewards for superior performance. The New LTIP also permits the Committee to provide cash and equity-based awards to our non-employee directors and certain non-employees who perform employee functions.

Some of the key features of the New LTIP that reflect our commitment to effective management of incentive compensation are set forth below and are described more fully in the New LTIP, attached to this proxy statement as Annex A.

•

New LTIP Limits. Total awards that may be granted under the New LTIP are limited to 6.025 million shares minus the number of shares subject to awards granted under the Current LTIP between March 14, 2016 and the effective date of the New LTIP. The New LTIP also limits, subject to certain adjustments as described in the New LTIP (1) the aggregate number of stock options and SARs that may be granted to any one participant in a calendar year to 1,500,000, (2) the aggregate number of awards that are intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code, or qualified performance-based awards, of restricted stock, RSUs, performance shares and/or shares underlying other equity-based awards that may be granted to any one participant in a calendar year to 1,500,000, (3) the aggregate maximum value of qualified performance-based awards of cash incentive awards that may be granted to any one participant in any calendar year to $10,000,000 and (4) the aggregate maximum value of awards that may be granted to any non-employee director in any calendar year to $300,000 (but any non-employee director serving during any portion of a calendar year in the role of lead independent director or non-executive chairman of the Board may be granted up to $300,000 in aggregate maximum value of additional awards under the New LTIP in such year). Under the New LTIP, no participant may receive qualified performance-based awards of performance units and/or other equity-

USG Corporation   2016 Proxy Statement    83

based awards payable in cash in any calendar year having an aggregate maximum value at the date of grant in excess of $10,000,000.

•	No Repricing. We have never repriced “underwater” stock options, and the New LTIP expressly prohibits option or SAR repricing without stockholder approval.

•	Other Features.

•

The New LTIP provides that, except with respect to awards granted in substitution for, or in conversion of, awards granted by another company engaging in a corporate acquisition or merger transaction with us, no stock options or SARs will be granted with an exercise or base price less than the fair market value of our common stock on the date of grant.

•

The New LTIP provides that, subject to an exception for up to 5% of the maximum number of shares available for awards under the New LTIP, awards are generally subject to compliance with applicable one-year minimum vesting requirements.

•

Unvested awards may not become exercisable or vest sooner than one year or after a performance period of at least one year, subject to acceleration including in the event of retirement, death or disability, or in the event of a Change in Control (in the case of a Change in Control, as described in the New LTIP).

•	The New LTIP is designed to allow awards made under the New LTIP to potentially qualify as performance-based compensation under Section 162(m) of the Code.

•	The New LTIP will be administered by the Committee.

Summary of the New LTIP

Shares Available Under the New LTIP

As stated above, subject to adjustment as provided in the New LTIP, total awards that may be granted under the New LTIP are limited to 6.025 million shares minus the number of shares subject to awards granted under the Current LTIP between March 14, 2016 and the effective date of the New LTIP. Notwithstanding anything to the contrary contained in the New LTIP, (1) the number of our common shares available will be adjusted to account for shares relating to awards that expire, are forfeited or cancelled or are settled in cash, and any shares relating to awards granted under the Current LTIP that expire, are forfeited or cancelled or are settled in cash after March 14, 2016, (2) common shares withheld by us in payment of the option price of an option right (under the New LTIP or the Current LTIP) will be added back to the aggregate number of common shares available; (3) common shares tendered or otherwise used in payment of the option price of an option right (under the New LTIP or the Current LTIP) will be added to the aggregate number of common shares available; (4) common shares withheld by us or tendered or otherwise used to satisfy a tax withholding obligation with respect to an award granted under the New LTIP or the Current LTIP will be added (or added back, as applicable) to the aggregate number of common shares available; provided, however, that with respect only to common shares that have already been issued, such common shares so tendered or otherwise used to satisfy a tax withholding obligation will be added (or added back, as applicable) to the aggregate number of common shares available only through

84    USG Corporation   2016 Proxy Statement

May 10, 2026; (5) common shares subject to a SAR (under the New LTIP or the Current LTIP) that are not actually issued in connection with its common shares settlement on exercise will be added back to the aggregate number of common shares available; and (6) common shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of option rights will not be added to the aggregate number of common shares available. Any common shares issued under awards granted in connection with our assumption of awards made by a company that we acquire or under plans that we assume in connection with our acquisition of another company, under certain circumstances, will not reduce the number of shares available under the New LTIP. Shares issued under the New LTIP may be shares of original issuance or treasury shares or a combination of those shares. The New LTIP contains a number of limits on the number of common shares that can be issued, including to any one participant in a calendar year as described above. Further, the New LTIP limits the aggregate number of common shares that may be issued or transferred upon the exercise of incentive stock options, or ISOs, to 6.025 million shares. The limits contained in the New LTIP are subject to certain adjustments as provided in the New LTIP in the event of stock splits, stock dividends, the issuance of rights and certain other events.

Eligibility

Officers and other employees of ours and our subsidiaries, or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant, as well as our directors, presently estimated to be approximately 250 individuals, and persons who provide services to us or one of our subsidiaries that are equivalent to those typically provided by any employee (provided that such person satisfies the definition of an “employee” under Form S-8), may be selected by the Committee to receive awards under the New LTIP.

Types of Awards Authorized

The New LTIP provides for the granting of option rights, SARs, restricted stock, RSUs, cash incentive awards, performance shares, performance units, dividend equivalents and common shares or other awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to, our common shares or factors that may influence the value of our common shares. Awards granted under the New LTIP will be upon such terms as may be approved by the Committee and set forth in an evidence of award. An evidence of award will contain such terms and provisions, consistent with the New LTIP, as the Committee may approve, including provisions for the acceleration of vesting or satisfaction of other requirements upon the occurrence of certain events, including a Change in Control.

USG Corporation   2016 Proxy Statement    85

Option Rights

Option rights may be granted that entitle the optionee to purchase a specified number of shares of common stock at a price not less than the fair market value per share on the date of grant, except with respect to awards granted in substitution for, or in conversion of, awards granted by another company engaging in a corporate acquisition or merger transaction with us. Each grant of option rights will specify whether the option price will be payable:

•	in cash or by check or wire transfer;

•	by transfer to us of shares of common stock owned by the optionee having a value equal to the option price;

•	by our withholding of common stock otherwise issuable upon the exercise of the option right pursuant to a “net exercise” arrangement;

•	by a combination of such payment methods; or

•	by such other methods as may be approved by the Committee.

To the extent permitted by law, any grant of an option right may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares to which the exercise relates. The closing market price of our common stock, as reported on the NYSE on March 14, 2016, was $21.90 per share.

Option rights that are awarded may consist of any of the following:

•	options intended to qualify under particular provisions of the Code;
•	options not intended to so qualify; or

•	a combination of the foregoing.

Incentive stock options may only be granted to participants who satisfy the definition of “employee” under Section 3401(c) of the Code.

No option right may be exercisable more than 10 years from the date of grant. Each grant will specify the period or periods of continuous service with us or any subsidiary that is necessary before the option rights or installments thereof will become exercisable; provided that, except as described below, no grant of option rights may become exercisable sooner than one year after the grant date. A grant of option rights may provide for the earlier exercise of such option rights, including in the event of the retirement, death or disability of the participant or in the event of a Change in Control (in the case of a Change in Control, as described in the New LTIP). Option rights may not provide for any dividends or dividend equivalents. Successive grants may be made to the same optionee whether or not option rights previously granted remain unexercised. Any grant of option rights may specify management objectives that must be achieved as a condition to exercising such rights. Option rights will be subject to an evidence of award containing such terms and provisions, consistent with the New LTIP, as the Committee may approve.

86    USG Corporation   2016 Proxy Statement

SARs

A SAR is a right to receive from us an amount not exceeding 100% of the spread between the base price established for the SAR and the value of a share of common stock on the date of exercise. SARs must have a base price that is not less than the fair market value of a share of common stock on the date of grant, except with respect to awards granted in substitution for, or in conversion of, awards granted by another company engaging in a corporate acquisition or merger transaction with us. Any grant may specify that the amount payable on exercise of a SAR will be paid in cash, shares of common stock, or any combination of cash and shares. Any SAR grant may specify that the amount payable on exercise may not exceed a maximum specified by the Committee at the time of grant.

No SAR may be exercised more than 10 years from the date of grant. Any grant may specify waiting periods before exercise and permissible exercise dates or periods. Each grant of a SAR may specify the period or periods of continuous service with us or any subsidiary that is necessary before the SARs or installments thereof will become exercisable; provided that, except as described below, no grant of SARs may become exercisable sooner than one year after the grant date. A grant of SARs may provide for the earlier exercise of such SAR, including in the event of the retirement, death or disability of the participant or in the event of a Change in Control (in the case of a Change in Control, as described in the New LTIP). SARs may not provide for any dividends or dividend equivalents. Successive grants may be made to the same participant whether or not SARs previously granted remain unexercised. Any grant of SARs may specify management objectives that must be achieved as a condition to exercise such rights. SARs will be subject to an evidence of award containing such terms and provisions, consistent with the New LTIP, as the Committee may approve.

USG Corporation   2016 Proxy Statement    87

Restricted Stock

A grant or sale of restricted stock constitutes the immediate transfer by us to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, but subject to a substantial risk of forfeiture and restrictions on transfer as described below. Such grant or sale may be made without additional consideration or in consideration of a payment by the participant that is less than the current fair market value of common stock.

Restricted stock must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of time determined by the Committee on the date of grant or until achievement of management objectives. If the elimination of restrictions is based only on the passage of time, the period of time will be no shorter than one year. To enforce these forfeiture provisions, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee on the date of grant for the applicable period.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares; provided that, for restricted stock that vests upon the achievement of management objectives, the performance period must be at least one year. A grant of restricted stock may provide for earlier lapse, including in the event of the retirement, death or disability of the participant or in the event of a Change in Control (in the case of a Change in Control, as described in the New LTIP). No award of restricted stock intended to be a qualified performance-based award will provide for such early termination of restrictions (other than in connection with the death or disability of the participant or a Change in Control) to the extent such provisions would cause the award to fail to be a qualified performance-based award.

Any grant or sale of restricted stock may require that any dividends or other distributions paid thereon during the period of the restrictions be automatically deferred and reinvested in additional restricted stock, which may be subject to the same restrictions as the underlying award, provided that dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives. Restricted stock will be subject to an evidence of award containing such terms and provisions, consistent with the New LTIP, as the Committee may approve. Unless otherwise directed by the Committee, stock certificates for restricted stock will be held in our custody until the restrictions have lapsed or will be held at our transfer agent in book entry form with the appropriate restrictions noted.

88    USG Corporation   2016 Proxy Statement

Restricted Stock Units

A grant of restricted stock units constitutes an agreement by us to deliver shares of common stock or cash, or a combination of cash and shares, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Committee may specify. Awards of restricted stock units may be made without additional consideration or in consideration of a payment by such participant that is less than the fair market value per share at the date of grant. During the restriction period, the participant has no right to transfer any rights under his or her award and no rights of ownership in the underlying shares and no right to vote them, but the Committee may, at the date of grant, authorize the payment of dividend equivalents on such restricted stock units on a current, deferred or contingent basis, either in cash or in additional shares of common stock; provided that dividend equivalents or other distributions on shares underlying restricted stock units with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives. Each grant or sale will specify the time and manner of payment of restricted stock units that have been earned. Each grant or sale will specify that the amount payable will be paid in cash, in shares of common stock or in any combination thereof.

If a restricted stock unit’s restriction period lapses upon the achievement of management objectives, then the performance period must be at least one year. If a restricted stock unit’s restriction period lapses only by the passage of time rather than the achievement of management objectives, each such grant or sale will be subject to a restriction period of not less than one year. The Committee may provide for the earlier lapse or modification of the restriction period, including in the event of the retirement, death or disability of the participant or in the event of a Change in Control (in the case of a Change in Control, as described in the New LTIP). No award of restricted stock units intended to be a qualified performance-based award will provide for such early lapse or modification of the restriction period (other than in connection with the death or disability of the participant or a Change in Control) to the extent such provisions would cause the award to fail to be a qualified performance-based award. Restricted stock units will be subject to an evidence of award containing such terms and provisions, consistent with the New LTIP, as the Committee may approve.

USG Corporation   2016 Proxy Statement    89

Cash Incentive Awards, Performance Shares and Performance Units

A cash incentive award is a cash award tied to the achievement of performance metrics, a performance share is the equivalent of one share of common stock and a performance unit is the equivalent of $1.00 or such other value as determined by the Committee. Each grant of cash incentive awards, performance shares or performance units will specify the number or amount of performance shares or performance units, or amount payable with respect to cash incentive awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors. However, no such adjustment will be made in the case of a qualified performance-based award (other than in connection with the death or disability of the participant or a Change in Control) if such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. Each grant will specify the time and manner of payment of cash incentive awards, performance shares or performance units that have been earned. Any grant may specify that the amount payable may be paid in cash, in shares of common stock, in restricted stock, in restricted stock units or in any combination thereof. Any grant of cash incentive awards, performance shares or performance units may specify that the amount payable or number of common shares, restricted stock or restricted stock units with respect to the grant may not exceed a maximum specified by the Committee at the date of grant.

Any grant of cash incentive awards, performance shares or performance units will specify management objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified management objectives levels of achievement and may set forth a formula for determining the number of performance shares or performance units, or amount payable with respect to cash incentive awards, that will be earned if performance is at or above the minimum or threshold level(s), or is at or above the target level(s), but falls short of full achievement of the specified management objectives.

The specified performance period will be a period of time not less than one year, which may be subject to earlier lapse or modification, including in the event of the retirement, death or disability of the participant or in the event of a Change in Control (in the case of a Change in Control, as described in the New LTIP). No adjustment will be made in the case of a qualified performance-based award (other than in connection with the death or disability of the participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the evidence of award will specify the time and terms of delivery.

The grant of performance shares may provide for the payment of dividend equivalents in cash or in shares of common stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid. Cash incentive awards, performance shares and performance units will be subject to an evidence of award containing such terms and provisions, consistent with the New LTIP, as the Committee may approve.

90    USG Corporation   2016 Proxy Statement

Other Awards

The Committee may grant to any participant shares of common stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock or factors that may influence the value of such shares, including, without limitation:

•	convertible or exchangeable debt securities;

•	other rights convertible or exchangeable into shares of common stock;

•	purchase rights for shares of common stock;

•	awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee; and

•	awards valued by reference to the book value of shares of common stock or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of the Company.

The Committee will determine the terms and conditions of such other awards. Shares of common stock delivered pursuant to an award in the nature of a purchase right will be purchased for such consideration and paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of common stock, other awards, notes or other property, as the Committee determines.

Cash awards, as an element of or supplement to any other award granted under the New LTIP, may also be granted under the New LTIP. The Committee may grant shares of common stock as a bonus, or may grant other awards in lieu of obligations of the Company or any of its subsidiaries to pay cash or deliver other property under the New LTIP or under other plans or compensatory arrangements, subject to such terms as determined by the Committee in a manner that complies with Section 409A of the Code.

If the earning or vesting of, or elimination of restrictions applicable to, such other award is based only on the passage of time, the period of time will be no shorter than one year. If the earning or vesting of, or elimination of restrictions applicable to, such other award granted is based on the achievement of management objectives, the performance period must be at least one year.

Any grant of such other award may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of the participant, or in the event of a Change in Control (in the case of a Change in Control, as described in the New LTIP). No adjustment will be made in the case of a qualified performance-based award (other than in connection with the death or disability of the participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the evidence of award will specify the time and terms of delivery.

USG Corporation   2016 Proxy Statement    91

Management Objectives

The New LTIP contemplates that the Committee will establish “management objectives” for purposes of cash incentive awards, performance shares and performance units. Option rights, SARs, restricted stock, restricted stock units, dividend equivalents or other awards under the New LTIP may also specify management objectives that must be achieved as a condition to exercising such rights in the case of options and SARs and to result in termination or early termination of the restrictions applicable to restricted stock, restricted stock units and other awards. Management objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or one of our subsidiaries. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to management objectives that either are or are not qualified performance-based awards.

Management objectives applicable to any qualified performance-based award to a participant who is, or is determined by the

Committee likely to become, a “covered employee” within the meaning of Section 162(m) of the Code will be based on one or more, or a combination, of the metrics listed above (including relative or growth achievement regarding such metrics).

In the case of a qualified performance-based award, each management objective will be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify those management objectives or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a qualified performance-based award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, the Committee may not make any modification of the management objectives or level(s) of achievement with respect to such “covered employee.”

92    USG Corporation   2016 Proxy Statement

Administration and Amendments

The New LTIP is to be administered by the Committee, except that the Committee has the authority to delegate any or all of its powers under the New LTIP to a subcommittee thereof, or to one or more officers under certain circumstances. The Committee may also delegate to one or more of its members or to one or more of our officers certain duties or powers. However, such delegation will not be permitted with respect to awards granted to an employee who is an officer, director, more than 10% beneficial owner of any class of our shares, or “covered employee.”

The Committee is authorized to interpret the New LTIP and related agreements and other documents.

The Board may amend the New LTIP from time to time without further approval by our stockholders, except where the amendment (1) would materially increase the benefits accruing to participants under the New LTIP, (2) would materially increase the number of securities that may be issued under the New LTIP, (3) would materially modify the requirements for participation in the New LTIP, or (4) must otherwise be approved by our stockholders in order to comply with applicable laws or rules of the NYSE or, if our common shares are not traded on the NYSE, the principal national securities exchange upon which the common shares are traded or quoted.

Change in Control

Award agreements will provide the treatment of awards in the event of a Change in Control. For outstanding awards that vest, are earned or become exercisable based solely on employment, service or the passage of time (as opposed to the achievement of one or more management objectives), the awards will accelerate and vest, be earned or become exercisable where either (1) within a specified period the participant’s employment or service is involuntarily terminated for reasons other than for cause, the participant terminates his or her employment or service for good reason or the participant’s employment or service is terminated due to the participant’s death or disability, or (2) the awards are not assumed or converted into replacement awards in a manner described in the award agreements. For outstanding awards that vest, are earned or become exercisable based on the achievement of one or more management objectives (as opposed to only employment, service or the passage of time), the awards will accelerate and vest, be earned or become exercisable, as applicable, based on actual performance (or the common share price relating to the Change in Control, if applicable) for a fractional performance period deemed to end in connection with the Change in Control, where either (1) within a specified period the participant’s employment or service is involuntarily terminated for reasons other than for cause, the participant terminates his or her employment or service for good reason or the participant’s employment or service is terminated due to the participant’s death or disability, or (2) the awards are not assumed or converted into replacement awards in a manner described in the award agreements.

For purposes of the New LTIP, except as may be otherwise provided for by the Committee in an award agreement, a “Change in Control” generally will be deemed to have occurred upon the occurrence (after the effective date of the New LTIP) of any of the following events:

•	the acquisition by a person or group of beneficial ownership of 20% or more of the combined voting power of the outstanding common shares, subject to certain exceptions as described in the New LTIP;

USG Corporation   2016 Proxy Statement    93

•

a change in the composition of the incumbent directors on the Board (as of the effective time of the New LTIP) that results in the incumbent directors (or successor directors approved by two-thirds of our incumbent directors) not being a majority of the continuing directors, subject to certain exceptions described in the New LTIP;

•

consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all the assets of the Company (or certain other specified corporation transactions) in a transaction in which our stockholders immediately prior to the transaction do not own at least 60% of the combined voting power of the surviving, resulting or transferee entity, subject to certain other requirements and exceptions described in the New LTIP; or

•	approval by our stockholders of a complete liquidation or dissolution of the Company, subject to certain exceptions described in the New LTIP.

However, a Change in Control will not be deemed to have occurred as a result of an acquisition or holding of voting stock of the Company that would have been permissible (during or after the Standstill Period specified therein) under Section 2(a) of the Shareholder’s Agreement entered into as of January 30, 2006, by and between the Company and Berkshire Hathaway Inc.

Transferability

Except as otherwise determined by the Committee, no option right, SAR, restricted stock, restricted stock unit, performance share, performance unit, cash incentive award, dividend equivalent paid with respect to awards made under the New LTIP or other award granted under the New LTIP is transferable by a participant except upon death, by will or the laws of descent and distribution. In no event will any award granted under the New LTIP be transferred for value. Except as otherwise determined by the Committee, option rights and SARs are exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity, by his or her guardian or legal representative.

Adjustments

The number of shares authorized under the New LTIP, subject to various limits contained in the New LTIP, and covered by outstanding awards under the New LTIP and, if applicable, the prices per share applicable thereto, will be adjusted in the event of stock dividends, extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, split-offs, spin-outs, split-ups, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Committee will provide in substitution for any or all outstanding awards under the New LTIP such alternative consideration (including cash), if any, as it, in good faith, determines to be equitable in the circumstances and will require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each option right or SAR with an option price or base price greater than the consideration offered in connection with such transaction, event or Change in Control, the Committee may in its discretion elect to cancel such option right or SAR without any payment to the person holding such option right or SAR. The Committee will also make or provide for such adjustments in the number of shares available under the New LTIP and the other limitations contained in the New LTIP as the Committee determines appropriate to reflect any transaction or event described above, provided that such adjustment will not cause any option right to cease qualifying as an incentive stock option.

94    USG Corporation   2016 Proxy Statement

Clawback of Awards

Awards granted under the New LTIP may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the

Exchange Act of 1934, as amended, and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which our common stock may be traded.

Withholding Taxes

To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the New LTIP, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit.

Termination

No grant will be made under the New LTIP on or after May 11, 2026, but all grants made on or prior to that date will continue in effect thereafter subject to the terms thereof and of the New LTIP.

Federal Income Tax Consequences

The following is a brief summary of some of the U.S. federal income tax consequences of certain transactions under the New LTIP based on federal income tax laws as in effect as of the date of this proxy statement. This summary is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare or Social Security taxes) or state, local or non-U.S. tax consequences.

Tax Consequences to Participants

Non-Qualified Option Rights

In general, (1) no income will be recognized by an optionee at the time a non-qualified option right is granted; (2) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

USG Corporation   2016 Proxy Statement    95

Incentive Option Rights

No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights

No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise. The term “unrestricted shares” includes shares that are subject only to restrictions on transfer.

Restricted Stock

The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units

No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant, or settled in cash, as the case may be, under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.

96    USG Corporation   2016 Proxy Statement

Cash Incentive Awards, Performance Shares and Performance Units

No income generally will be recognized upon the grant of cash incentive awards, performance shares or performance units. Upon payment in respect of the earn-out of cash incentive awards, performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received, and, for any shares received, the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. In this regard, certain types of awards under the New LTIP, such as time-vested restricted stock and restricted stock units, cannot qualify as performance-based awards under Section 162(m) of the Code, and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of common shares under the New LTIP with the Securities and Exchange Commission pursuant to the

Securities Act of 1933, as amended, as soon as is practicable after approval of the New LTIP by our stockholders.

New LTIP Benefits

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the New LTIP because the grant and actual settlement of awards under the New LTIP are subject to the discretion of the plan administrators.

The Board recommends a vote FOR approval of the

USG Corporation 2016 Long-Term Incentive Plan.

USG Corporation   2016 Proxy Statement    97

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2015 about equity securities that may be issued upon exercise of options under our Current LTIP, which was approved by our stockholders, and deferred stock units issued under our Non-Employee Director Compensation Program.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)	Weighted-average exercise price of outstanding options, warrants and rights (2)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reported in column one) (2)
Equity compensation plans approved by security holders	3,362,576	$28.51	2,903,962
Equity compensation plans not approved by security holders	193,117	—	—
Total	3,555,693	$28.51	2,903,962

(1)

Equity compensation plans not approved by stockholders includes an aggregate of 192,506 fully vested deferred stock units granted to our non-employee directors that are payable in cash or shares of common stock, at each director’s option, following termination of service as a director. Amount does not include an aggregate of 611 fully vested deferred stock units granted to our non-employee directors that must be settled in cash.

(2)

As of March 14, 2016, there were 1,933,562 shares available for grant under the Company’s existing equity compensation plans, 3,410,887 outstanding stock options with a weighted-average exercise price of $27.84 and a weighted-average remaining term of 2.97 years, and 2,194,723 outstanding MSUs, RSUs and performance shares (assuming target performance).

(3)

Weighted-average exercise price calculation for equity compensation plans not approved by stockholders does not reflect the inclusion of fully-vested deferred stock units granted to our non-employee directors because that type of award does not have an exercise feature.

98    USG Corporation   2016 Proxy Statement

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

In accordance with its charter, the Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accountants for 2016. The Audit Committee requests that stockholders ratify this appointment. If stockholders do not ratify the appointment, the Audit Committee will consider whether it should appoint another independent registered public accounting firm. Deloitte &

Touche LLP has been examining our financial statements since 2002.

One or more representatives of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions from stockholders, and they will have the opportunity to make a statement if they desire to do so.

The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2016.

Independent Registered Public Accounting Firm Fees and Services

Fees Paid

The following is a summary of the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, or collectively “Deloitte,” for professional services rendered for the years ended December 31, 2015 and 2014:

Fee Category	2015	2014
	(thousands)
Audit Fees	$2,740	$2,689
Audit-Related Fees	22	107
Tax Fees	130	102
All Other Fees	3	2

Total Fees	$2,895	$2,900

Audit Fees: Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and internal controls over financial reporting, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements, including debt offerings.

Audit-Related Fees: Consists of fees billed for assurance and related services, including acquisition due diligence, that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

USG Corporation   2016 Proxy Statement    99

Tax Fees: Consists of fees billed for professional services related to tax compliance and other tax services. Fees for assistance with U.S. tax compliance amounted to $113,000 in 2015 and fees for assistance with international tax compliance amounted to $6,000 in 2015 and $90,000 in 2014. Fees for other tax services, which primarily included international tax planning, amounted to $11,000 in 2015 and $12,000 in 2014.

All Other Fees: Consists of subscription fees of $3,000 in 2015 and $2,000 in 2014 for Deloitte’s Accounting Research Tool.

Pre-Approval of Services

The Audit Committee’s policy for approval of audit and non-audit services to be performed by our independent registered public accountants is attached as Annex  B to this proxy statement.

Audit Committee Report

The Audit Committee, which is comprised entirely of independent directors, has:

•	reviewed and discussed USG’s audited financial statements with management;

•

discussed with Deloitte & Touche LLP, USG’s independent registered public accountants, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board;

•

received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche LLP its independence; and

•

based on the review and discussions referred to above, recommended to the Board that USG’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2015.

This report is submitted by the members of the Audit Committee.

William H. Hernandez, Chair

Jose Armario

Thomas A. Burke

Gretchen R. Haggerty

100    USG Corporation   2016 Proxy Statement

PROPOSAL 4 – APPROVAL OF COMMITTEE AMENDMENT

Background and Purpose of the Committee Amendment

In connection with a restructuring of our debt in 1993, we granted rights to certain of our security holders to nominate members of our Board and the Finance Committee until June 22, 1997. During that period, one of the members of the Finance Committee was to be appointed by Water Street Corporate Recovery Fund I, L.P., or Water Street, and one was to be appointed by a committee representing holders of our senior subordinated debentures which were converted into common stock under the restructuring plan. Our Certificate was revised to implement these selection procedures by requiring that we maintain a Finance Committee that, until June 22, 1997, must be comprised of four non-employee directors.

At the time of the 1993 restructuring, Water Street and its affiliates beneficially owned 21% of our outstanding common stock. By 1996, Water Street had distributed its holdings in our common stock to its partners and waived its right to representation on the Board and Finance Committee.

Although the rights of Water Street and the holders of the senior subordinated debentures to appoint directors and members of the Finance Committee expired in 1997, the provision of our Certificate requiring us to maintain a Finance Committee remains in effect. Further, we are not required by the Securities and Exchange Commission or the NYSE to have a Finance Committee.

After careful consideration, the Board has determined that it would like the flexibility to eliminate the Finance Committee in the future. Because certain matters currently require the separate review or approval of the Finance Committee in addition to the approval of the Board, elimination of the Finance Committee could simplify our governance structure and provide for a more efficient organizational decision-making process. If eliminated, many responsibilities of the Finance Committee would be assumed by the full Board, while the remainder would be assumed by the Audit Committee or another existing committee of the Board.

The Board has adopted resolutions unanimously approving and declaring the advisability of amending the Certificate to remove the requirement that we maintain a Finance Committee as described below and as provided in Annex C to this proxy statement, although the effectiveness of the Committee Amendment is subject to adoption by stockholders holding 80% of our outstanding shares of common stock as of the record date.

USG Corporation   2016 Proxy Statement    101

Description of the Committee Amendment

The following description of the Committee Amendment is qualified in its entirety by reference to the full text of the Committee Amendment, which is contained in a proposed amendment to Article Seventh of the Certificate and can be found in Annex C to this proxy statement.

The Committee Amendment will amend Article Seventh of our Certificate by deleting the following provision:

“Notwithstanding the foregoing paragraph, the corporation shall maintain a Finance Committee, which shall have the power to review all of the corporation’s significant financial matters, including, but not limited to, strategies, policies or transactions, contemplated by the corporation. Without limiting the foregoing, the Finance Committee shall provide review and oversight of and make recommendations to the board of directors on the corporation’s financing requirements and programs to obtain funds; relations with banks, bondholders and other creditors; forecasting procedures on revenues, expenses, earnings, and cash flow; operating and capital expenditure budgets; dividend policy; the adoption of any compensation plan for key employees which contemplates the issuance of stock of the corporation or which is a significant cash compensation plan (other than an annual cash bonus plan consistent with past practice);

and acquisitions, divestitures and significant transactions affecting the corporation’s capital structure or ownership. The Finance Committee shall confer with the Pension Committee established under the corporation’s retirement plan and report periodically to the board of directors on the funding of qualified pension plans of the corporation and its subsidiaries and the investment performance of plan funds and, on behalf of the board of directors, authorize necessary or desirable changes in actuarial assumptions for funding the plans. The Finance Committee shall consider such other matters as may be referred to it from time to time by the board of directors and shall at all times prior to June 22, 1997 be composed of four members of the board of directors who are not officers or employees of the corporation. Any actions by the Finance Committee shall be by a majority vote of at least 3 of its members. Prior to June 22 1997, (i) the scope and power of review of the Finance Committee as set forth herein shall not in any way be limited or reduced and (ii) the composition, existence and function of the Finance Committee as set forth herein shall not be altered or diminished, in either such case without the unanimous consent of all directors then in office.”

All other provisions of Article Seventh will remain in effect.

Required Vote

Approval of the Committee Amendment requires a “for” vote by 80% of the outstanding shares of our common stock as of the record date. The Committee Amendment, if adopted, would become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to do as soon as practicable after the Committee Amendment is adopted.

The Board recommends a vote FOR approval of the Committee Amendment.

102    USG Corporation   2016 Proxy Statement

BACKGROUND TO PROPOSALS 5 AND 6

Our previous business operations generated substantial NOLs. Under federal tax laws, we generally can use our NOLs and certain related tax credits to reduce ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years, when they “expire” for such purposes. Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset taxable income in future years.

As of December 31, 2015, we had more than $1.755 billion in NOLs. While we cannot estimate the exact amount of NOLs that we can use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, we believe our NOLs are very valuable assets that could save up to $844 million in federal and state taxes over the next 20 years.

Our ability to utilize our NOLs to offset future taxable income may be significantly limited if we experience an “ownership change,” as determined under Section 382. Under Section 382, an “ownership change” occurs if, over a rolling three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of our common stock owned by one or more of our “5-percent stockholders” (as determined under the rules of Section 382 and the related regulations and guidance thereunder). An entity that experiences an ownership change generally will be subject to an annual limitation on its pre-ownership change tax losses and credit carryforwards equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term, tax-exempt rate posted monthly by the Internal Revenue Service, or the IRS (subject to certain adjustments). The annual limitation would be increased each year to the extent that there is an unused limitation in a prior year. The limitation on our ability to utilize our NOLs arising from an ownership change under

Section 382 would depend on the value of our equity at the time of any ownership change.

If an ownership change were to occur, the limitations imposed by Section 382 could result in a material amount of our NOLs expiring unused. This would significantly impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred. However, if no action is taken, we believe it is possible that we could experience an ownership change in the future.

After careful consideration, in 2013 the Board determined that the most effective way to protect the benefits of our NOLs for long-term stockholder value was to adopt the Original Protective Amendment. Our stockholders approved adoption of the Original Protective Amendment at our 2013 annual meeting of stockholders. The Original Protective Amendment is currently scheduled to expire on May 9, 2016, subject to other earlier termination events as described in the Original Protective Amendment. If approved, the Extended Protective Amendment would continue to prevent certain transfers of our securities that could result in an ownership change until May 31, 2019. The Extended Protective Amendment is described below under Proposal 5, and its full terms can be found in Annex D to this proxy statement. Adoption of the Extended Protective Amendment requires the approval of a majority of the outstanding shares of our common stock.

Also in 2013, the Board adopted the Original Rights Agreement Amendment, which was designed to preserve our NOLs until March 22, 2016 by deterring any person from acquiring our

USG Corporation   2016 Proxy Statement    103

common stock without approval of the Board if such acquisition would result in a stockholder owning 4.9% or more of our then-outstanding common stock. Our stockholders ratified, on an advisory basis, the Original Rights Agreement Amendment at our 2013 annual meeting of stockholders.

On February 11, 2015, the Board amended the Rights Agreement to revise the definition of “Beneficial Owner” and “Beneficially Own” to align with the definition of ownership under Section 382 until the end of the Special Period. Under the revised definition, during the Special Period, only acquisitions that would result in ownership of more than 4.9% of the Company’s then-outstanding shares of common stock, as determined pursuant to Section 382, would cause a stockholder to be deemed an “Acquiring Person,” subject to certain specified exempt transactions.

In connection with the required triennial review of the Rights Agreement, on November 12, 2015 the Board unanimously approved the Rights Agreement Amendment to, among other items, extend its expiration date until May 31, 2019. However, the Board has the power to accelerate or extend the expiration date of the rights. This Rights Agreement Amendment is described below under Proposal 6, and its full terms can be found in Annex E to this proxy statement. The Board is asking our stockholders to ratify, on an advisory basis, the Board’s adoption of the Rights Agreement Amendment. Our By-Laws and other governing documents and applicable law do not require stockholder ratification of the Rights Agreement Amendment. However, the Board considers this proposal for stockholders to ratify the adoption of the Rights Agreement Amendment to be an important opportunity for our stockholders to provide direct feedback on an important issue of corporate governance. If our stockholders do not ratify the Rights Agreement Amendment, the Board will consider whether to terminate the Rights Agreement Amendment. Because the Board owes fiduciary duties to all stockholders, it must make an independent decision in the exercise of its fiduciary duties whether it is in our and our stockholders’ best interests to terminate the Rights Agreement Amendment, and may not rely solely on the stockholder vote in making this decision. Accordingly, the Board may decide that its fiduciary duties require it to leave the Rights Agreement Amendment in place even if our stockholders do not ratify the Rights Agreement Amendment. Likewise, even if the Rights Agreement Amendment is ratified by our stockholders, the Board may at any time during the term of the Rights Agreement Amendment determine, in the exercise of its fiduciary duties, that the Rights Agreement Amendment should be terminated.

The Board urges our stockholders to carefully read each proposal, the items discussed below under the heading “Certain Considerations Related to the Extended Protective Amendment and the Rights Agreement Amendment,” beginning on page 116 of this proxy statement, and the full terms of the Extended Protective Amendment and the Rights Agreement Amendment, attached as Annex D and Annex E, respectively, to this proxy statement. It is important to note that neither measure offers a complete solution and an ownership change may occur even if the Extended Protective Amendment is adopted and the Rights Agreement Amendment remains in place. There may be limitations on the enforceability of the Extended Protective Amendment against stockholders who do not vote to adopt it that may allow an ownership change to occur, and the Rights Agreement Amendment may deter, but ultimately cannot block, transfers of our common stock that might result in an ownership change. The limitations of these measures are described in more detail below. Because of their individual limitations, the Board believes that the adoption of both measures is appropriate and that together they will serve as important tools to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of our NOLs. Accordingly, the Board strongly recommends that stockholders adopt the Extended Protective Amendment and ratify the Rights Agreement Amendment.

104    USG Corporation   2016 Proxy Statement

PROPOSAL 5 – APPROVAL OF EXTENDED PROTECTIVE AMENDMENT

For the reasons discussed above under the heading “Background to Proposals 5 and 6,” beginning on page 103 of this proxy statement, the Board recommends that our stockholders adopt the Extended Protective Amendment. The Extended Protective Amendment is designed to continue to prevent certain transfers of our common stock that could result in an ownership change under Section 382, which in turn could materially inhibit our ability to use our NOLs to reduce any future income tax liability. The Board believes it is in our and our stockholders’ best interests to adopt the Extended Protective Amendment to help continue to protect our NOLs.

The purpose of the Extended Protective Amendment is to continue to assist us in protecting long-term value to the Company of our accumulated NOLs by limiting direct or indirect transfers of our common stock that could affect the percentage of stock that is treated as being owned by a holder of 4.9% or more of our common stock. In addition, the Extended Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers an opportunity to receive their money back from prohibited purchases. These transfer restrictions would be implemented by amending the Certificate to adopt the Extended Protective Amendment. The Board has adopted resolutions unanimously approving and declaring the advisability of amending the Certificate as described below and as provided in Annex D to this proxy statement, although the effectiveness of the Extended Protective Amendment is subject to stockholder adoption.

Description of the Extended Protective Amendment

The following description of the Extended Protective Amendment is qualified in its entirety by reference to the full text of the Extended Protective Amendment, which is contained in a proposed amendment to Article Thirteenth of the Certificate and can be found in Annex D to this proxy statement. The Extended Protective

Amendment should be read in connection with Original Protective Amendment, a copy of which is included in our Current Report on Form 8-K filed with the SEC on May 10, 2013. Please read the Extended Protective Amendment and the Original Protective Amendment in their entirety as the discussion below is only a summary.

USG Corporation   2016 Proxy Statement    105

Prohibited Transfers

The Extended Protective Amendment generally will continue to restrict any direct or indirect transfer of our common stock (such as transfers of our securities that result from the transfer of interests in other entities that own our common stock) if the effect would be to:

•	increase the direct or indirect ownership of our common stock by any Person or Persons (as defined below) from less than 4.9% to 4.9% or more of our common stock; or

•	increase the ownership percentage of a Person owning or deemed to own 4.9% or more of our common stock.

“Person” means any individual, firm, partnership, limited liability company, trust, association, limited liability partnership, corporation or other “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our common stock would exceed the 4.9% thresholds discussed above, or to Persons whose direct or indirect ownership of our common stock would by attribution cause another Person to exceed such threshold. Complicated common stock ownership rules prescribed by the Code (and regulations promulgated thereunder) will apply in determining whether a Person is a 4.9% stockholder under the Extended Protective

Amendment. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of our common stock owned directly or indirectly by the public group and, therefore, those transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our common stock owned by, any stockholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of our common stock. The Extended Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock, or prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our common stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers

Upon adoption of the Extended Protective Amendment, any direct or indirect transfer attempted through May 31, 2019 in violation of the Extended Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares attempted to be owned in violation of the Extended Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of that common stock, or in the case of options, receiving our common stock in respect of their exercise. In this proxy statement, our common stock purportedly acquired in violation

106    USG Corporation   2016 Proxy Statement

of the Extended Protective Amendment is referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to that excess stock. Our agent will sell the excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Extended Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to the excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire the excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary selected by the Board. If the excess stock is sold by the purported transferee, that person will be treated as having sold the excess stock on behalf of the agent and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount that person otherwise would have been entitled to retain had our agent sold the excess stock).

To the extent permitted by law, any stockholder who knowingly violates the Extended Protective Amendment will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and any professional fees incurred in connection with addressing the violation.

With respect to any transfer of common stock that does not involve a transfer of our “securities” within the meaning of the Delaware General Corporation Law but that would cause any stockholder of 4.9% or more of our common stock to violate the Extended Protective Amendment, the following procedure will apply in lieu of those described above: Any stockholder and/or any person whose ownership of our securities is attributed to that stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause that holder not to be in violation of the Extended Protective Amendment, and the securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to the stockholder or the other person that was the direct holder of the excess stock from the proceeds of sale by the agent being the fair market value of the excess stock at the time of the prohibited transfer.

Public Groups; Modification and Waiver of Transfer Restrictions

A transfer from one member of a “public group” to another member of the same public group that does not result in the transferee being treated as a “5-percent shareholder” under Section 382 does not increase the percentage interests taken into account for purposes of determining an ownership change and, therefore, such transfers are generally not restricted under the Extended Protective Amendment.

In addition, the Board will have the discretion to approve a transfer of our common stock that would otherwise violate the Extended Protective Amendment if it determines that the transfer is in our and our stockholders’ best interests. If the

Board decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our NOLs. In deciding whether to grant a waiver, the Board may seek the advice of counsel and tax experts with respect to the preservation of our NOLs. In addition, the Board may request relevant information from the acquirer and/or selling party to determine compliance with the Extended Protective Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by the Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of our NOLs

USG Corporation   2016 Proxy Statement    107

under Section 382. If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In the event of a change in law, the Board will be authorized to modify the applicable allowable percentage ownership interest (currently 4.9%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve our NOLs or that the continuation of these restrictions is no longer reasonably necessary for that purpose, as applicable. Our stockholders will be notified of any such determination through a filing with the Securities and Exchange Commission or such other method of notice as our Secretary shall deem appropriate.

The Board may establish, modify, amend or rescind our By-Laws, regulations and procedures for the purpose of determining whether any transfer of our common stock would jeopardize our ability to preserve and use our NOLs.

Certain Acquisitions by Berkshire Hathaway

The Extended Protective Amendment provides that so long as the Shareholder’s Agreement we entered into with Berkshire Hathaway in August 2006 remains in effect, during the time that Berkshire Hathaway owns our equity securities, Berkshire Hathaway will be exempted from our stockholder rights plans, including the Rights Agreement, the Original Protective Amendment

and the Extended Protective Amendment, except that such plans may require that Berkshire Hathaway does not acquire (although it may continue to hold) beneficial ownership of more than 50% of our voting securities, on a fully-diluted basis, other than pursuant to an offer to acquire all shares of our common stock that is open for at least 60 calendar days.

Implementation and Expiration of the Extended Protective Amendment

If our stockholders adopt the Extended Protective Amendment, the Extended Protective Amendment will become effective when filed with the Secretary of State of the State of Delaware, which we intend to do as soon as practicable after the amendment is adopted. We intend thereafter to continue enforcing the restrictions in the Extended Protective Amendment to seek to preserve the future use of our NOLs. We also intend to include a legend reflecting the transfer restrictions included in the Extended Protective Amendment on certificates representing newly issued or transferred certificated shares, to disclose the restrictions to persons holding our common stock in uncertificated form and to disclose the restrictions to the public generally.

The Extended Protective Amendment would expire on the earliest of (i) May 31, 2019, (ii) the date of the Board’s determination that the

Extended Protective Amendment is no longer necessary for the preservation of our NOLs because of the repeal of Section 382 or any successor statute, (iii) the first day of our taxable year as to which the Board determines that none of our NOLs may be carried forward and (iv) such date as the Board otherwise determines that the Extended Protective Amendment is no longer necessary for the preservation of our NOLs. The Board may also accelerate or extend the expiration date of the Extended Protective Amendment in the event of a change in the law; provided that the Board has determined that such action is reasonably advisable to preserve our NOLs or that continuation of the restrictions contained in the Extended Protective Amendment is no longer reasonably necessary for the preservation of our NOLs.

108    USG Corporation   2016 Proxy Statement

Effectiveness and Enforceability

Although the Extended Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even if the Extended Protective Amendment is adopted given that:

•	the Board can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our and our stockholders’ best interests;

•

a court could find that part or all of the Extended Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its certificate of incorporation for the purpose of maintaining or preserving any tax attribute (including NOLs). Delaware law provides that transfer restrictions with respect to shares of our common stock issued prior to the effectiveness of the restrictions generally will be effective against (i) stockholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of those shares if (A) the transfer restriction is conspicuously noted on the certificate(s) representing those shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend to cause shares of our common stock issued after the effectiveness of the Extended Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Delaware law any newly issued shares will be subject to the transfer restriction. We also intend to disclose these restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a stockholder is subject to the Extended Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Original Protective Amendment that are proposed to be transferred were voted in favor of the Extended Protective Amendment, unless the contrary is established. We may also assert that stockholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Extended Protective Amendment, unless a stockholder establishes that it did not vote in favor of the Extended Protective Amendment or the Original Protective Amendment. Nonetheless, a court could find that the Extended Protective Amendment is unenforceable, either in general or as applied to a particular stockholder or fact situation; and

•

despite the adoption of the Extended Protective Amendment, there is still a risk that certain changes in relationships among stockholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur even if the Extended Protective Amendment is made effective. However, the Board has also adopted the Rights Agreement Amendment, which is intended to act as a deterrent to any person acquiring beneficial ownership of more than 4.9% of our stock and endangering our ability to use our NOLs.

As a result of these and other factors, the Extended Protective Amendment is intended to reduce, but does not eliminate, the risk that we will undergo an ownership change that would limit our ability to utilize our NOLs.

USG Corporation   2016 Proxy Statement    109

Section 382 Ownership Change Determinations

The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:

•

All stockholders who each own less than 5% of our common stock are generally (but not always) treated as a single “5-percent stockholder” (referred to as a “public group”) for purposes of Section 382. Transactions in the public markets among stockholders who are members of a public group are generally (but not always) excluded from the Section 382 calculation.

•

There are several rules regarding the aggregation and segregation of stockholders who otherwise do not qualify as Section 382 “5-percent stockholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•

Acquisitions by a person that cause the person to become a Section 382 “5-percent stockholder” generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•

Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if that treatment would result in an ownership change.

•

Our redemption or buyback of our common stock may increase the ownership of any Section 382 “5-percent stockholders” (including groups of stockholders who are not themselves 5-percent stockholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent stockholder,” resulting in a 5% (or more) change in ownership.

Required Vote

Approval of the Extended Protective Amendment requires a “for” vote by a majority of the outstanding shares of our common stock. The Extended Protective Amendment, if adopted, would become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to do as soon as practicable after the Extended Protective Amendment is adopted.

The Board recommends a vote FOR approval of the Extended Protective Amendment.

110    USG Corporation   2016 Proxy Statement

PROPOSAL 6 – RATIFICATION OF RIGHTS AGREEMENT AMENDMENT

Background of the Rights Agreement

The Rights Agreement was initially adopted on December 21, 2006, and it was subsequently amended in December 2008, March 2013 and February 2015. At the time of its adoption, the Rights Agreement was intended to reduce our vulnerability to certain potentially coercive takeover practices and takeover bids that are inadequate or otherwise inconsistent with our interests and our stockholders’ interests, and to encourage potential acquirors to negotiate with the Board. The rights issued under the Rights Agreement, as originally adopted, would generally be triggered if a person or group acquired a number of shares of our common stock that were entitled to 15% or more of our outstanding voting power. The 2008 amendment temporarily decreased the Trigger Threshold from 15% to 4.9% of our outstanding common stock until October 1, 2009, when the Trigger Threshold returned to 15%. Under the Rights Agreement, the rights issued pursuant to such agreement were scheduled to expire on January 2, 2017, unless either redeemed or exchanged.

The Original Rights Agreement Amendment adopted in March 2013 was designed to deter any person from buying our common stock (or any interest in our common stock) if the acquisition would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under the federal securities laws) beneficially owning 4.9% or more of our then-outstanding common stock without approval of the Board. The Original Rights Agreement Amendment was not designed to protect stockholders against the possibility of an unsolicited takeover. Instead, it was intended to protect stockholder value by attempting to preserve our ability to use our NOLs to reduce our future income tax liability.

The amendment adopted in February 2015 changed the definition of “Beneficial Owner” and “Beneficially Own” to align with the definition of ownership under Section 382 of the Code. Under the revised definition, during the Special Period only acquisitions that would result in ownership of more than 4.9% of our then-outstanding shares of common stock, as determined pursuant to Section 382 of the Code, would cause a stockholder to be an “Acquiring Person”.

Purpose of the Rights Agreement Amendment

The purpose of the Rights Agreement Amendment is to help preserve the long-term value to us of our NOLs. Prior to entering into the Rights Agreement Amendment, the NOL protections in the Rights Agreement were scheduled to expire on March 22, 2016 and the rights issued pursuant to the Rights Agreement were scheduled to expire on January 2, 2017, in each case subject to other earlier termination events as described in the Rights Agreement.

The Rights Agreement Amendment extends until May 31, 2019 the protections designed to deter the acquisition of our common stock in excess of amounts that, because of Section 382, could inhibit our ability to use our NOLs to reduce our future income tax liability.

Because of the possible limitations of the Original Protective Amendment and, if approved by stockholders, the Extended Protective Amendment, in preventing transfers of our common stock that may result in an “ownership change,” as further described above under Proposal 5, the Board believes that the adoption of the Rights Agreement Amendment is in our and our stockholders’ best interests, and it adopted the Rights Agreement Amendment on November 12, 2015. It is recommended that stockholders vote for the proposal to ratify the Board’s adoption of the Rights Agreement Amendment on an advisory basis.

USG Corporation   2016 Proxy Statement    111

Description of the Rights Agreement Amendment

The following description of the Rights Agreement Amendment is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, which can be found in Annex E to this proxy statement. Please read the Rights Agreement Amendment, along with the Rights Agreement and previous amendments, in their entirety, as the discussion below is only a summary. Copies of the Rights Agreement and previous amendments are included in reports or statements we filed with the Securities and Exchange Commission on December 21, 2006, December 5, 2008, March 22, 2013 and February 11, 2015.

The Rights Agreement Amendment provides that the rights issued under the Rights Agreement will expire on May 31, 2019, unless earlier exchanged or redeemed.

It also extends the Special Period until the earliest of (i) May 31, 2019, (ii) the date of the Board’s determination that the Rights Agreement is no longer necessary for the preservation of our NOLs because of the repeal of Section 382 or any successor statute, (iii) the first day of our taxable year as to which the Board determines that none of our NOLs may be carried forward and (iv) such date as the Board otherwise determines that the Rights Agreement is no longer necessary for the preservation of our NOLs.

Under the Rights Agreement, during the Special Period, only acquisitions that would result in ownership of more than 4.9% of the Company’s then-outstanding shares of common stock, as determined pursuant to Section 382 of the Code, would cause a stockholder to be deemed an “Acquiring Person,” subject to certain specified exempt transactions. After the end of the Special Period, the Trigger Threshold for the Rights Agreement will revert to 15% or more of our outstanding common stock and the definition of “Beneficial Owner” and “Beneficially Own” will revert to definitions that do not track the Code. Persons or groups that beneficially own 4.9% or more of our common stock as of 4:00 p.m., New York City time, on February 11, 2015 will not trigger the rights so long as they do not (i) acquire beneficial ownership of any additional shares of our common stock, subject to certain specified exceptions, or (ii) fall under 4.9% ownership of our common stock and then re-acquire beneficial ownership of 4.9% or more of our common stock. Any rights held by an Acquiring Person are void and may not be exercised. The Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Rights Agreement.

The other terms of the Rights Agreement Amendment are substantially similar to those of the Rights Agreement, as amended.

The Rights

If the rights become exercisable, each right would allow its holder to purchase from us one one-hundredth of a share of our Junior Participating Preferred Stock, Series D, for a purchase price of $200.00. Each fractional share of preferred stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. Prior to exercise, however, a right does not give its holder any dividend, voting or liquidation rights.

112    USG Corporation   2016 Proxy Statement

Exercisability

The rights will not be exercisable until the earlier of (i) ten days after a public announcement by us that a person or group has become an Acquiring Person and (ii) ten business days (or a later date determined by the Board) after the commencement of a tender or exchange offer by a person or group (other than us, certain related persons and certain restricted or exempt persons) if upon consummation of the offer the person or group would become an Acquiring Person.

In this proxy statement, we refer to the date on which the rights become exercisable as the “Distribution Date.” Until the Distribution Date, common stock certificates will also evidence the rights and will contain a notation to that effect. Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred other than in connection with the transfer of the underlying shares of our common stock.

Flip-in Event

After the Distribution Date, if a person or group is or becomes an Acquiring Person, all holders of rights, except the Acquiring Person, may exercise their rights upon payment of the purchase price to purchase shares of our common stock (or other securities or assets as determined by the Board) with a market value of two times the purchase price.

Flip-over Event

After the Distribution Date, if a flip-in event has already occurred and we are acquired in a merger or similar transaction, all holders of rights except the Acquiring Person may exercise their rights upon payment of the purchase price to purchase shares of the acquiring corporation with a market value of two times the purchase price of the rights.

Redemption

At any time prior to the later of the Distribution Date and the time we publicly announce that an Acquiring Person becomes such, the Board may redeem all (but not less than all) of the then-outstanding rights for a price of $0.001 per right, subject to adjustment. Immediately upon the effectiveness of the redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price.

Anti-Dilution Provisions

The purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights are subject to adjustment to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, stock split or reclassification of the preferred shares or common stock. No adjustments to the purchase price of less than 1% will be made.

USG Corporation   2016 Proxy Statement    113

TIDE Policy

The Board also adopted a Three-Year Independent Director Evaluation, or TIDE, policy with respect to the Rights Agreement. The TIDE policy requires a Board committee comprised solely of independent directors to review the Rights Agreement at least once every three years to determine whether to modify the Rights Agreement in light of all relevant factors. This review was most recently conducted in November 2015. The next review is required by the end of 2018.

Exchange

After the later of the date of the first public announcement by us that a person or group has become an Acquiring Person and the Distribution Date, but before an Acquiring Person owns 50% or more of our outstanding common stock, the Board may exchange each right (other than rights that have become void) for one share of common stock or an equivalent security.

Expiration

The rights will expire on May 31, 2019, unless earlier exchanged or redeemed.

Certain Acquisitions by Berkshire Hathaway

The Rights Agreement provides that so long as the Shareholder’s Agreement we entered into with Berkshire Hathaway in August 2006 remains in effect, during the time that Berkshire Hathaway owns our equity securities, Berkshire Hathaway will be exempted from our stockholder rights plans, including the Rights Agreement, the Original Protective Amendment and the

Extended Protective Amendment, except that such plans may require that Berkshire Hathaway does not acquire (although it may continue to hold) beneficial ownership of more than 50% of our voting securities, on a fully-diluted basis, other than pursuant to an offer to acquire all shares of our common stock that is open for at least 60 calendar days.

Amendments

Prior to the time the rights cease to be redeemable, the Board may amend or supplement the Rights Agreement without the consent of the holders of the rights, except that no amendment may decrease the Redemption Price below $0.001 per right. At any time thereafter, the Board may amend or supplement the Rights Agreement only to cure an ambiguity, alter time period provisions, correct inconsistent provisions or make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any rights holder as such (other than an Acquiring Person or an affiliate or associate thereof), and no amendment may cause the rights to become redeemable or amendable other than in accordance with this sentence. The limitations on the Board’s ability to amend the Rights Agreement does not affect the Board’s power or ability to take any other action that is consistent with its fiduciary duties, including without limitation accelerating or extending the expiration date of the rights, making any amendment to the Rights Agreement that is permitted by Rights Agreement or adopting a new rights agreement with such terms as the Board determines in its sole discretion to be appropriate.

114    USG Corporation   2016 Proxy Statement

Required Advisory Vote

Ratification, on an advisory basis, of the Rights Agreement Amendment requires a “for” vote by a majority of the shares voted at the annual meeting in person or by proxy. As described above, if the requisite advisory vote is not received, the Board will determine what action to take in our and our stockholders’ best interests.

The Board recommends a vote FOR ratification, on an advisory basis, of the Rights Agreement Amendment.

USG Corporation   2016 Proxy Statement    115

CERTAIN CONSIDERATIONS RELATED TO THE EXTENDED PROTECTIVE AMENDMENT AND THE RIGHTS AGREEMENT AMENDMENT

The Board believes that attempting to protect the tax benefits of our NOLs as described above under “Background to Proposals 5 and 6” is in our and our stockholders’ best interests. However, we cannot eliminate the possibility that an “ownership change” will occur even if the Extended Protective Amendment is adopted and the Rights Agreement Amendment remains in effect. Please consider the items discussed below in voting on Proposals 5 and 6.

The IRS could challenge the amount of our NOLs or claim we experienced an “ownership change,” which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether. The IRS has not audited or otherwise validated the amount of our NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an “ownership change” has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an “ownership change” and attempt to reduce or eliminate the benefit of our NOLs even if the Extended Protective Amendment and the Rights Agreement Amendment are in place.

Continued Risk of “Ownership Change”. Although the Extended Protective Amendment and the Rights Agreement Amendment are intended to reduce the likelihood of an “ownership change,” we cannot assure you that they would prevent all transfers of our common stock that could result in such an “ownership change.” In particular, absent a court determination, we cannot assure you that the

Extended Protective Amendment’s restrictions on acquisition of our common stock will be enforceable against all our stockholders, as discussed above under “Proposal 5.”

Potential Effects on Liquidity. The Extended Protective Amendment will continue to restrict a stockholder’s ability to acquire, directly or indirectly, additional shares of our common stock in excess of the specified limitations. Furthermore, a stockholder’s ability to dispose of our common stock may be limited by reducing the class of potential acquirers for such common stock. In addition, a stockholder’s ownership of our common stock may become subject to the restrictions of the Extended Protective Amendment upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of our stock and consult their own legal advisors and/or us to determine whether their ownership of our stock approaches the restricted levels.

Potential Impact on Value. If the Extended Protective Amendment is adopted, the Board intends to include a legend reflecting the transfer restrictions included in the Extended Protective Amendment on certificates representing newly issued or transferred shares and to disclose such restrictions to persons holding our common stock in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 4.9% of our common stock and certain institutional holders who may not be comfortable holding our common stock with restrictive legends, may not be able to purchase our common stock, the Extended Protective Amendment could depress the value of our common stock in an amount that could more than offset any value preserved from protecting our NOLs. The Rights Agreement Amendment

116    USG Corporation   2016 Proxy Statement

could have a similar effect if investors object to holding our common stock subject to the terms of the Rights Agreement Amendment.

Anti-Takeover Impact. As discussed above, at the time of its adoption, the Rights Agreement was intended to reduce our vulnerability to certain potentially coercive takeover practices and takeover bids that are inadequate or otherwise inconsistent with our interests and our stockholders’ interests, and to encourage potential acquirors to negotiate with the Board. However, the Extended Protective Amendment and the Rights Agreement Amendment are designed to preserve the long-term value of our NOLs and are not intended to prevent a takeover of the Company.

The Extended Protective Amendment, if adopted by our stockholders, could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity or group to accumulate more than 4.9% of our common stock and the ability of persons, entities or groups now owning more than 4.9% of our common stock from acquiring additional shares of our common stock without the approval of the Board. Similarly, because an Acquiring Person’s ownership may be diluted upon the occurrence of a triggering event, the Rights Agreement Amendment has a potential anti-takeover effect. Accordingly, the overall effects of the Extended Protective Amendment, if adopted by our stockholders, and the Rights Agreement Amendment may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. The Extended Protective Amendment and the Rights Agreement Amendment proposals are not part of a plan by us to adopt a series of anti-takeover measures, and we do not presently intend to propose or adopt any other anti-takeover measures. We are presently not aware of any potential takeover transaction.

Stockholders should be aware that we are subject to Section 203 of the Delaware General Corporation Law, which provides, in general, that a transaction constituting a “business combination” within the meaning of Section 203 involving a person owning 15% or more of our outstanding voting stock (referred to as an “interested stockholder”) cannot be completed for a period of three years after the date on which the person became an interested stockholder unless (i) the Board approved either the business combination or the transaction that resulted in the person becoming an interested stockholder prior to such business combination or transaction, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our outstanding voting stock (excluding shares owned by persons who are both directors and officers of the Company and shares owned by certain of our employee benefit plans) or (iii) the business combination was approved by the Board and by the affirmative vote of the holders of at least 66-2/3% of our outstanding voting stock not owned by the interested stockholder.

USG Corporation   2016 Proxy Statement    117

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers, directors and greater than 10% owners file reports of beneficial ownership and changes in beneficial ownership of our common stock with the Securities and Exchange Commission.

Based on a review of ownership reports filed with the Securities and Exchange Commission during 2015, we believe that all filing requirements under Section 16(a) were met by our directors and executive officers during that year.

Involvement in Certain Legal Proceedings

On June 25, 2001, USG and ten of its subsidiaries filed for reorganization under Chapter 11 of the United States Bankruptcy Code. USG and those subsidiaries emerged from Chapter 11 on June 20, 2006. As a result, within the last ten years, all of our executive officers other than Matthew F. Hilzinger, who joined us as Executive Vice President and Chief

Financial Officer in 2012, and Michelle M. Warner, who joined us as Senior Vice President, General Counsel and Corporate Secretary in January 2016, have been associated with a corporation that filed a petition under the federal bankruptcy laws that remained contested and had not been finally approved.

Additional Information

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone or other means with no additional compensation paid for those services.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission, will be sent without charge to any stockholder upon written request addressed to USG Corporation, c/o Corporate Secretary, 550 West Adams Street, Chicago, Illinois 60661-3676. The Annual Report on Form 10-K may also be accessed at the Securities and Exchange Commission website www.sec.gov or our website www.usg.com.

The Board does not know of any matter to be presented for action at the annual meeting other than the matters identified in this proxy statement. If any other matter is properly presented for action, the individuals named in the proxy solicited by the Board intend to vote on such matter in accordance with their best judgment on behalf of the stockholders they represent.

118    USG Corporation   2016 Proxy Statement

Deadline for Stockholder Proposals

Stockholder proposals intended for inclusion in the proxy statement for our next regularly scheduled annual meeting in May 2017 must be received by us no later than December 1, 2016. Any such stockholder proposal must comply with Rule 14a-8 of Regulation 14A of the Securities and Exchange Commission. Under our By-laws, stockholder proposals not intended for inclusion in the proxy statement, but intended to be raised at our regularly scheduled annual meeting of stockholders in May 2017, including nominations for election of director(s) other than the Board’s nominees, must be received no earlier than December 31, 2016 nor later than January 30, 2017 and must comply with the procedures outlined in our By-laws. The By-laws are accessible on our website www.usg.com. A copy of the By-laws also is available upon written request to USG Corporation, c/o Corporate Secretary, 550 West Adams Street, Chicago, Illinois 60661-3676.

By order of the Board of Directors,

MICHELLE M. WARNER
Senior Vice President, General Counsel and Corporate Secretary

March 31, 2016

USG Corporation   2016 Proxy Statement    119

ANNEX A

USG CORPORATION

2016 LONG-TERM INCENTIVE PLAN

1.      Purpose.  The purpose of this Plan is to attract and retain officers and other employees of the Company and its Subsidiaries and non-employee Directors, and to provide to such persons incentives and rewards for performance.

2.      Definitions. As used in this Plan:

(a)          “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b)          “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c)          “Board” means the Board of Directors of the Company.

(d)          “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e)          “Change in Control” has the meaning set forth in Section 12 of this Plan.

(f)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)          “Committee” means the Compensation and Organization Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.

(h)          “Common Shares” means the shares of common stock, par value $0.10 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(i)          “Company” means USG Corporation, a Delaware corporation, and its successors.

(j)          “Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(k)          “Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(l)          “Director” means a member of the Board.

(m)        “Effective Date” means the date this Plan is approved by the Stockholders.

(n)          “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(o)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(p)          “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(q)          “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors and any individual becoming a Director subsequent to the Effective Date whose election, nomination for election by the Stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(r)          “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics):

(i)          Adjusted net earnings;

(ii)        Cash flow (including free cash flow) or cash conversion;

(iii)       Cost of capital;

(iv)       Cost reduction;

(v)        Customer service;

(vi)          Debt reduction;

(vii)         Earnings and earnings growth (including earnings per share, earnings before taxes, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization);

(viii)        Economic value added;

(ix)          Gross profit or gross margin;

(x)           Inventory management;

(xi)          Leverage ratio (debt divided by earnings before interest, taxes, depreciation and amortization);

(xii)          Liquidity;

(xiii)         Market share;

(xiv)         Market value added;

(xv)          Net income;

(xvi)        Operating profit, operating income or operating margin;

(xvii)        Productivity improvement;

(xviii)       Profit after taxes;

(xix)        Project execution;

(xx)          Quality;

(xxi)         Recruitment and development of employees;

(xxii)        Reduction of fixed costs;

(xxiii)      Return on assets and return on net assets;

(xxiv)      Return on equity;

(xxv)        Return on invested capital;

(xxvi)       Sales and sales growth;

(xxvii)      Successful start-up of new facility;

(xxviii)     Successful acquisition/divestiture;

(xxix)       Total shareholder return, improvement of shareholder return or share price;

(xxx)          Unit volume;

(xxxi)         Unit cost;

(xxxii)        Pricing; and

(xxxiii)        Working capital.

In the case of a Qualified Performance-Based Award, each Management Objective will be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level(s) of achievement with respect to such Covered Employee.

(s)          “Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method (including based on the opening, closing, actual, high, low or average price of a Common Share on, for example, the particular date, the next preceding trading day, the next succeeding trading day, or an average of trading days) provided such method is stated in the Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(t)          “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(u)          “Option Price” means the purchase price payable on exercise of an Option Right.

(v)          “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(w)          “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (iii) a non-employee Director.

(x)          “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(y)          “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(z)          “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(aa)        “Plan” means the USG Corporation 2016 Long-Term Incentive Plan.

(bb)        “Predecessor Plan” means the USG Corporation Long-Term Incentive Plan (Amended and Restated effective May 13, 2015).

(cc)        “Qualified Performance-Based Award” means any Cash Incentive Award or award of Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or other awards contemplated under Section 9 of this Plan, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(dd)        “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ee)        “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of a specified period.

(ff)        “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(gg)        “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for in the Appreciation Right.

(hh)        “Stockholder” means an individual or entity that owns one or more Common Shares.

(ii)          “Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

(jj)          “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

(kk)        “Voting Stock” means securities entitled to vote generally in the election of Directors.

3.         Shares Available Under the Plan.

(a)	Maximum Shares Available Under Plan.

(i)

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under the Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan shall be, in the aggregate, 6,025,000 Common Shares minus, as of the Effective Date, one Common Share for every one Common Share subject to an award granted under the Predecessor Plan between March 14, 2016 and the Effective Date. Such available shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)	The aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.

(b)	Share Counting Rules.

(i)

If any award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available under Section 3(a)(i). If, after March 14, 2016, any Common Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, be available for awards under this Plan.

(ii)

Notwithstanding anything to the contrary contained herein: (A) Common Shares withheld by the Company in payment of the Option Price of an Option Right (or the option price of a stock option under the Predecessor Plan) will be added back to the aggregate number of Common Shares available under Section 3(a)(i) above; (B) Common Shares tendered or otherwise used in payment of the Option Price of an Option Right (or the option price of a stock option under the Predecessor Plan) will be added to the aggregate number of Common Shares available under Section 3(a)(i) above; (C) Common Shares withheld by the Company or tendered or otherwise used to satisfy a tax withholding obligation with respect to an award granted under this Plan or under the Predecessor Plan will be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) above; provided, however, that with respect only to Common Shares that have already been issued, such Common Shares so tendered or otherwise used to satisfy a tax withholding obligation will be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) above only through May 10, 2026; (D) Common Shares subject to an Appreciation Right (or a stock appreciation right under the Predecessor Plan) that are not actually issued in connection with its Common Shares settlement on exercise thereof will be added back to the aggregate number of Common Shares available under Section 3(a)(i) above; and (E) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added to the aggregate number of Common Shares available under Section 3(a)(i) above. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate number of Common Shares available under Section 3(a)(i) above.

(c)          Limit on Incentive Stock Options. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 6,025,000 Common Shares.

(d)          Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

(i)	No Participant will be granted Option Rights and/or Appreciation Rights, in the aggregate, for more than 1,500,000 Common Shares during any calendar year.

(ii)

No Participant will be granted Qualified Performance-Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares and/or other awards under Section 9 of this Plan, in the aggregate, for more than 1,500,000 Common Shares during any calendar year.

(iii)

In no event will any Participant in any calendar year receive Qualified Performance-Based Awards of Performance Units and/or other awards payable in cash under Section 9 of this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $10,000,000.

(iv)	In no event will any Participant in any calendar year receive Qualified Performance-Based Awards that are Cash Incentive Awards having an aggregate maximum value in excess of $10,000,000.

(v)

No non-employee Director will be granted, in any period of one calendar year, awards under the Plan having an aggregate maximum value in excess of $300,000; provided, however, that any Director serving during any portion of a calendar year in the role of lead independent Director or non-executive chairman of the Board may be granted up to $300,000 in aggregate maximum value of additional awards under the Plan in such year.

(e)          Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of Common Shares available for awards under this Plan as provided for in Section 3(a) of this Plan, as may be adjusted under Section 11 of this Plan, may be used for awards granted under Section 4 through Section 9 of this Plan that do not at grant comply with the applicable one-year minimum vesting requirements set forth in such sections of this Plan.

4.        Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)          Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)          Each grant will specify an Option Price per share, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c)          Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the Company’s withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)          To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)          Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)           Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Option Rights may become exercisable sooner than after one year. A grant of Option Rights may provide for the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control (in the case of a Change in Control, as further described in Section 12).

(g)          Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)          Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)          No Option Right will be exercisable more than 10 years from the Date of Grant.

(j)          Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k)         Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.          Appreciation Rights.

(a)          The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)          Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)

Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Appreciation Rights may become exercisable sooner than after one year. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control (in the case of a Change in Control, as further described in Section 12).

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c)          Successive grants of Appreciation Rights may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(d)          Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(e)          Also, regarding Appreciation Rights:

(i)

Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)	No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.        Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)          Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)          Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)          Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time, the period of time will be no shorter than one year.

(d)          Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)          Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that notwithstanding subparagraph (c) above, for Restricted Stock that vests upon the achievement of Management Objectives, the performance period must be at least one year.

(f)          Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock, including in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control (in the case of a Change in Control, as further described in Section 12); provided, however, that no award of

Restricted Stock intended to be a Qualified Performance-Based Award will provide for such early termination of restrictions (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

(g)          Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Stock, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Stock with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(h)          Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7.          Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)          Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b)          If a grant of Restricted Stock Units specifies that the Restriction Period will terminate or that the Restricted Stock Units will be earned based upon the achievement of Management Objectives, then, notwithstanding anything to the contrary contained in subparagraph (d) below, the performance period must be at least one year.

(c)          Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(d)          If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (b) above, each such grant or sale will be subject to a Restriction Period of not less than one year.

(e)          Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control (in the case of a Change in Control, as further described in Section 12); provided, however, that no award of Restricted Stock Units intended to be a Qualified Performance-Based Award will provide for such early lapse or modification of the Restriction Period (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

(f)          During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(g)          Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.

(h)          Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.          Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)          Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)          The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time (not less than one year) as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control (in the case of a Change in Control, as further described in Section 12); provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

(c)          Any grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives levels of achievement and may set forth a formula for determining the number of Performance

Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d)          Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e)          Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares or Restricted Stock or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f)          The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)          Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9.          Other Awards.

(a)          Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may grant to any Participant Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

(b)          Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c)          The Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)          If the earning or vesting of, or elimination of restrictions applicable to, an award granted under this Section 9 is based only on the passage of time, the period of time shall be no shorter than one year. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this Section 9 is based on the achievement of Management Objectives, the performance period must be at least one year.

(e)          Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of an award under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of the Participant, or in the event of a Change in Control (in the case of a Change in Control, as further described in Section 12); provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

10.    Administration of this Plan.

(a)          This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)          The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)          To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or any Covered Employee; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11.     Adjustments. The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock,

Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, in the kind of shares covered thereby, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee shall provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, shall determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.        Change in Control.

(a)          For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(i)

any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that:

(A)

for purposes of this Section 12, the following acquisitions shall not constitute a Change in Control: (1) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors; (2) any acquisition of Voting Stock of the Company by the Company or any Subsidiary; (3) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; and (4) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 12(a)(v) below;

(B)

if any Person is or becomes the beneficial owner of 20% or more of combined voting power of the then-outstanding Voting Stock of the Company as a result of a transaction described in clause (1) of Section 12(a)(i)(A) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition shall be treated as a Change in Control;

(C)

a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 20% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

(D)

if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 20% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Board a sufficient number of shares so that such Person beneficially owns less than 20% of the Voting Stock of the Company, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

(ii)	a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii)

the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the Voting Stock of the Company outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

(iv)

approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 12(a)(v).

Notwithstanding anything in this Plan to the contrary, a Change in Control shall not be deemed to have occurred as a result of an acquisition or the holding of Voting Stock of the Company that would have been permissible (during or after the Standstill Period specified therein) under Section 2(a) of the Shareholder’s Agreement entered into as of January 30, 2006, by and between the Company and Berkshire Hathaway Inc.

(b)          Each applicable Evidence of Award will provide that, in the event of a Change in Control, for outstanding awards under this Plan that vest, are earned or become exercisable (as applicable) based solely on employment, service or the passage of time (as opposed to the achievement of one or more Management Objectives), such awards will accelerate and vest, be earned or become exercisable, as applicable, where either (i) within a specified period the Participant’s employment or service is involuntarily terminated for reasons other than for cause, the Participant terminates his or her employment or service for good reason or the Participant’s employment or service is terminated due to the Participant’s death or disability, or (ii) such awards are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(c)          Each applicable Evidence of Award will provide that, in the event of a Change in Control, for outstanding awards under this Plan that vest, are earned or become exercisable (as applicable) based on the achievement of one or more Management Objectives (as opposed to only employment, service or the passage of time), such awards will accelerate and vest, be earned or become exercisable, as applicable, based on actual performance (or the Common Share price relating to the Change in Control, if applicable) for a fractional performance period deemed to end in connection with the Change in Control, where either (i) within a specified period the Participant’s employment or service is involuntarily terminated for reasons other than for cause, the Participant terminates his or her employment or service for good reason or the Participant’s employment or service is terminated due to the Participant’s death or disability, or (ii) such awards are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

13.      Detrimental Activity and Recapture Provisions. Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary or (b) within a specified period after termination of such employment or service, shall engage in any detrimental activity. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

14.      Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15.      Transferability.

(a)          Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)          The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

16.      Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the market value of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the market value of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

17.      Compliance with Section 409A of the Code.

(a)          To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)          Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)          If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the first business day of the seventh month after such separation from service.

(d)          Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18.      Amendments.

(a)          The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b)          Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c)          If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows, notwithstanding the Plan’s minimum vesting requirements, and including in the case of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(d)          Subject to Section 18(b) hereof, the Committee may amend the terms of any award granted under this Plan prospectively or retroactively, except in the case of a Qualified

Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 11 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.      Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20.      Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, except that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. No grant will be made under this Plan on or after May 11, 2026, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21.      Miscellaneous Provisions.

(a)          The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)          This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)          Except with respect to Section 21(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)          No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)          Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)          No Participant will have any rights as a Stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)          The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)          Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i)          If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

22.      Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a)           Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)          In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)          Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will not reduce the Common Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan. In addition, no Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will be added to the aggregate plan limit contained in Section 3 of the Plan.

ANNEX B

USG CORPORATION

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee has adopted the following guidelines regarding the engagement of an independent registered public accounting firm, or independent auditor, to perform audit and non-audit services for USG Corporation (the “Corporation”).

STATEMENT OF PRINCIPLES

In accordance with Sections 201(a) and 202 of the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approves all audit and non-audit services performed by the independent auditors. The Audit Committee will periodically review and authorize policies and procedures, including pre-approval policies and procedures, for the Corporation to follow in engaging the independent auditors to provide services to the Corporation.

When the Corporation seeks to engage the independent auditors to provide services not pre-approved in the annual authorization, specific pre-approval of such services must be made by the Audit Committee or its Chair. Any pre-approval by the Chair must be presented to the Audit Committee at its next regularly scheduled meeting. The independent auditors are not authorized to provide any services that are prohibited by United States Securities and Exchange Commission (the “SEC”) regulation, or any other applicable law or regulation. Additionally, the independent auditors are not allowed to provide any service to the Corporation under a contingent fee arrangement.

AUDIT SERVICES

At its November meeting, the Audit Committee will review and approve the independent auditors’ plan for the year outlining the scope of audit services (including statutory audit engagements as required under local country laws) to be performed for the year, the proposed fees and the related engagement letter. During the remainder of the year, the Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, the Corporation’s structure or other matters.

Audit services include the annual audits of the Corporation’s internal controls and consolidated financial statements and quarterly reviews of the Corporation’s consolidated financial statements, all in accordance with generally accepted auditing standards. Audit services also include statutory audits of the Corporation’s subsidiaries as required by local country laws.

Audit services also may include services related to the issuance of comfort letters, consents, the review of registration statements filed with the SEC, and the review of, or consultation related to, non-ordinary transactions that may arise during the year. These other audit services may be approved from-time-to-time by the Audit Committee in the same manner as the pre-approval of non-audit services described below.

NON-AUDIT SERVICES

In cases where management believes that the Corporation’s independent auditors should be used for non-audit services, management will submit to the Audit Committee for approval annually at its November meeting, a detailed list of particular non-audit services that it recommends the Audit Committee engage the independent auditors to provide during the following calendar year, as well as detailed backup documentation to the extent necessary to inform the Audit Committee of each of the specific services proposed to be provided. Management and the independent auditors will each confirm to the Audit Committee that each non-audit service on the list is permissible under applicable legal requirements, including the SEC’s rules regarding auditor independence. In addition to the list of planned non-audit services, a related budget for expenditures for each non-audit service for the following calendar year will be provided. The budget for non-audit services will reflect the Corporation’s policy that fees for non-audit work related to tax planning and other services generally should not exceed the fees for audit, audit-related and tax compliance services.

The Audit Committee will evaluate the non-audit services recommended by management and assess whether the provision of such services is consistent with appropriate principles of auditor independence and such other factors that the Audit Committee considers relevant, including the principles that (1) the auditor cannot function in the role of management, (2) the auditor cannot audit his or her own work and (3) the auditor cannot serve in an advocacy role for the Corporation. Based on such evaluation, the Audit Committee will determine whether to approve each non-audit service and the budget for each approved service.

Management is responsible for monitoring the non-audit services provided and the level of related fees against the pre-approval authorization, and will report each actual service provided and a comparison of actual versus pre-approved fees for such service to the Audit Committee on a periodic basis and no less frequently than annually. The independent auditor also will monitor its actual services and fees against the pre-approval authorization and advise management if it is reasonably likely that the level of pre-approved fees for any particular service may need to be exceeded or if it believes that a requested service is not consistent with the pre-approval authorization of the Audit Committee. Any reasonably likely budget overrun, as well as any unresolved question regarding whether a requested service has been pre-approved, shall be reported to the Audit Committee, or its Chair, as promptly as is appropriate under the circumstances, and in any event, no later than the next regularly scheduled Audit Committee meeting.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved non-audit services and related fees. The Chair will report to the Audit Committee at its next meeting any approval so given.

Non-audit services include the following:

Audit-Related Services — These include assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and that are traditionally performed by the independent auditors. Audit-related services may include, among other things, assistance related to the internal control reporting requirements prescribed under Section 404 of the Sarbanes-Oxley Act of 2002, due diligence related to acquisitions, joint ventures and dispositions, attest services that are not required by statute and consultations concerning financial accounting and reporting matters not related to the current-year audit.

Tax Services — Tax services may include, but are not limited to, services such as international tax compliance services, property tax services, expatriate tax services, domestic and international tax planning and tax advice related to acquisitions, joint ventures and dispositions. The Audit Committee will normally not permit the retention of the independent auditors in connection with a transaction initially recommended by the independent auditors, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

Other Services — The Audit Committee also may grant pre-approval to other permissible non-audit services in situations that it considers appropriate.

PROHIBITED NON-AUDIT SERVICES

Non-audit service categories that are prohibited, including those listed under Section 201 of the Sarbanes-Oxley Act of 2002 and Rule 2-01(c)(4) of Regulation S-X and further defined in the regulations, are identified below:

•	Bookkeeping or Other Services Related to the Corporation’s Accounting Records or Financial Statements

•	Financial Information Systems Design and Implementation

•	Appraisal or Valuation Services, Fairness Opinion or Contribution-in-Kind Reports

•	Actuarial Services

•	Internal Audit Outsourcing Services

•	Managerial Functions

•	Human Resources

•	Broker-Dealer, Investment Advisor or Investment Banking Services

•	Legal Services

•	Expert Services

•	Services related to marketing, planning or opining in favor of the tax treatment of a confidential or “aggressive” transaction, including listed transactions

•	Tax services to certain members of management who serve in financial reporting oversight roles at the audit client or to the immediate family members of such individuals

The foregoing list is subject to the SEC’s rules and relevant interpretive guidance concerning the precise definitions of these services and the potential applicability of exceptions to certain of the prohibitions.

ANNEX C

PROPOSED COMMITTEE AMENDMENT

AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

USG CORPORATION

USG Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”) DOES HEREBY CERTIFY THAT:

FIRST: This Amendment to the Restated Certificate of Incorporation (the “Certificate of Incorporation”), of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SECOND: Article SEVENTH of the Restated Certificate of Incorporation is hereby amended by deleting the following paragraph in its entirety:

“Notwithstanding the foregoing paragraph, the corporation shall maintain a Finance Committee, which shall have the power to review all of the corporation’s significant financial matters, including, but not limited to, strategies, policies or transactions, contemplated by the corporation. Without limiting the foregoing, the Finance Committee shall provide review and oversight of and make recommendations to the board of directors on the corporation’s financing requirements and programs to obtain funds; relations with banks, bondholders and other creditors; forecasting procedures on revenues, expenses, earnings, and cash flow; operating and capital expenditure budgets; dividend policy; the adoption of any compensation plan for key employees which contemplates the issuance of stock of the corporation or which is a significant cash compensation plan (other than an annual cash bonus plan consistent with past practice); and acquisitions, divestitures and significant transactions affecting the corporation’s capital structure or ownership. The Finance Committee shall confer with the Pension Committee established under the corporation’s retirement plan and report periodically to the board of directors on the funding of qualified pension plans of the corporation and its subsidiaries and the investment performance of plan funds and, on behalf of the board of directors, authorize necessary or desirable changes in actuarial assumptions for funding the plans. The Finance Committee shall consider such other matters as may be referred to it from time to time by the board of directors and shall at all times prior to June 22, 1997 be composed of four members of the board of directors who are not officers or employees of the corporation. Any actions by the Finance Committee shall be by a majority vote of at least 3 of its members. Prior to June 22 1997, (i) the scope and power of review of the Finance Committee as set forth herein shall not in any way be limited or reduced and (ii) the composition, existence and function of the Finance Committee as set forth herein shall not be altered or diminished, in either such case without the unanimous consent of all directors then in office.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed on this                      day of                     , 2016.

USG CORPORATION

By:

Name:
Title:

C-1

ANNEX D

PROPOSED EXTENDED PROTECTIVE AMENDMENT

AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

USG CORPORATION

USG Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”) DOES HEREBY CERTIFY THAT:

FIRST: This Amendment to the Restated Certificate of Incorporation (the “Certificate of Incorporation”), of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SECOND: Article THIRTEENTH of the Restated Certificate of Incorporation is hereby amended by amending and restating clause (ix) of Part (a) of article THIRTEENTH in its entirety as follows:

“(ix)         “Expiration Date” means the earliest of (1) the close of business on May 31, 2019, (2) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this article THIRTEENTH is no longer necessary or desirable for the preservation of Tax Benefits, (3) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward or (4) such date as the Board of Directors shall fix in accordance with Part (l) of this article THIRTEENTH.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed on this                      day of                     , 2016.

USG CORPORATION

By:

Name:
Title:

D-1

ANNEX E

AMENDMENT NO. 4 TO RIGHTS AGREEMENT

Amendment No. 4, dated as of November 16, 2015 (this “Amendment”), to the Rights Agreement, dated as of December 21, 2006, as amended (the “Rights Agreement”), by and between USG Corporation, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as rights agent (successor rights agent to Computershare Investor Services, LLC, hereinafter, the “Rights Agent”).

RECITALS

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth in this Amendment;

WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the time at which the Rights cease to be redeemable, and subject to the penultimate sentence of Section 27 of the Rights Agreement, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect in accordance with the provisions of such Section; and

WHEREAS, pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the Company has directed that the Rights Agreement be amended as set forth in this Amendment, and by its execution and delivery hereof, directs the Rights Agent to execute this Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Rights Agreement and in this Amendment, the parties hereto hereby amend the Rights Agreement as follows:

1. Section 1(j) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(j) “Expiration Date” means the earliest of (i) the Close of Business on May 31, 2019, (ii) the time at which the Rights are redeemed as provided in Section 23, and (iii) the time at which all exercisable Rights are exchanged as provided in Section 24.”

2. Section 1(ee) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(ee) “Special Period” means the period beginning as of 4:00 p.m., New York City time, on March 22, 2013 and ending at the earliest of (i) the Close of Business on May 31, 2019, (ii) the Close of Business on the date of a determination by the Board of Directors of the Company that this Agreement is no longer necessary for the preservation of Tax Benefits because of the repeal of Section 382 or any successor statute, (iii) the Close of Business on the first day of a taxable year of the Company to which the Board of Directors of the Company determines that no Tax Benefits may be carried forward, and (iv) the Close of Business on such date as the Board of Directors of the Company determines that this Agreement is no longer necessary for the preservation of Tax Benefits.”

3. Exhibit B to the Rights Agreement is hereby deemed amended and restated in a manner consistent with this Amendment.

4. Capitalized terms used without other definition in this Amendment will be used as defined in the Rights Agreement.

5. This Amendment will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

6. The Rights Agreement will not otherwise be supplemented or amended by virtue of this Amendment, but will remain in full force and effect.

7. This Amendment may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

8. This Amendment will be effective as of the date first above written and all references to the Rights Agreement will, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

9. The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies in his or her capacity as an officer on behalf of the Company to the Rights Agent that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

10. By its execution and delivery hereof, the Company directs the Rights Agent to execute this Amendment.

[Signatures on following page.]

IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the date first above written.

USG CORPORATION

By:	/s/ Stanley L. Ferguson
	Name:	Stanley L. Ferguson
	Title:	Executive Vice President, General Counsel and Secretary

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ David Adamson
	Name:	David Adamson
	Title:	Vice President

USG CORPORATION

550 WEST ADAMS STREET

CHICAGO, IL 60661

ANNUAL MEETING ADMISSION TICKET

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 10, 2016. Have your proxy form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 10, 2016. Have your proxy form in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E05602-P74507-Z67283	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED.

USG CORPORATION	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR all the nominees listed below:				number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐

Nominees:

01) Thomas A. Burke
02) Brian A. Kenney
03) Steven F. Leer

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6.		For	Against	Abstain

2.	Approval of the USG Corporation 2016 Long-Term Incentive Plan.	☐	☐	☐

3.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the year ending December 31, 2016.	☐	☐	☐

4.	Approval of an amendment to our Restated Certificate of Incorporation to remove the requirement that we maintain a Finance Committee.	☐	☐	☐

5.	Approval of an amendment to our Restated Certificate of Incorporation to continue to restrict certain transfers of our common stock.	☐	☐	☐

6.	Ratification, by advisory vote, of an amendment to our Rights Agreement to continue to restrict certain transfers of our common stock.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Annual Meeting of Stockholders

of USG Corporation

May 11, 2016, 9:00 a.m., Central Time

550 West Adams Street

Chicago, Illinois 60661

You must present this ticket (top portion only) to a USG representative to be admitted to the USG Corporation Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Stockholders and Proxy Statement, Annual Report on Form 10-K and Letter to Shareholders are available at www.proxyvote.com.

E05603-P74507-Z67283

PROXY - USG CORPORATION

This proxy is solicited on behalf of the Board of Directors

of USG Corporation for its Annual Meeting of Stockholders

on May 11, 2016

The undersigned hereby appoints James S. Metcalf and Michelle M. Warner, and each or either of them, proxies, with power of substitution and with powers the undersigned would possess, if personally present, to vote all stock of the undersigned in USG Corporation at the annual meeting of stockholders of USG Corporation to be held at 550 West Adams Street, Chicago, Illinois on May 11, 2016, and at any adjournment or postponement thereof, on the matters shown on the reverse side and as set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holder on all other matters properly coming before the meeting. If no direction is given, this proxy will be voted FOR the election of the Board’s nominees for director, FOR approval of the USG Corporation 2016 Long-Term Incentive Plan, FOR ratification of the appointment of Deloitte & Touche LLP as USG Corporation’s independent registered public accountants for 2016, FOR approval of an amendment to our Restated Certificate of Incorporation to remove the requirement that we maintain a Finance Committee, FOR approval of an amendment to our Restated Certificate of Incorporation to continue to restrict certain transfers of our common stock and FOR ratification of an amendment to our Rights Agreement to continue to restrict certain transfers of our common stock, except for any shares the undersigned holds in the USG Corporation Investment Plan, which will be voted according to the rules of that plan.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE, EXCEPT IF YOU VOTE BY TELEPHONE OR INTERNET.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side